Exhibit 2.1

John P. Schafer (State Bar No. 205638)	Christopher E. Prince (State Bar No. 183553)
jps@mandersonl1p.com	cprince@lesnickprince.com
Chris Manderson (State Bar No. 211648)	LESNICK PRINCE LLP
wcm@mandersonllp.com	185 Pier Avenue, Suite 103
MANDERSON, SCHAFER &	Santa Monica, CA 90405
McKINLAY LLP	Telephone: (213) 291-8984
4695 MacArthur Court, Suite 1270	Facsimile: (310) 396-0963
Newport Beach, CA 92660
Telephone: (949) 788-1038	Attorneys for NEW WORLD
Facsimile: (949) 743-8310	ACQUISITION, LLC

Attorneys for SIGNATURE GROUP
HOLDINGS LLC

Mark B. Frazier (State Bar No. 107221)	Carole Neville, Esq. (Pro Hac Vice)
mfrazier@rutan.com	cneville@sonnenschein.com
Brendt C. Butler (State Bar No. 211273)	SONNENSCHEIN, NATH & ROSENTHAL LLP
bbutler@rutan.com	1221 Avenue of the Americas
RUTAN & TUCKER, LLP	New York, New York 10020
611 Anton Boulevard, Fourteenth Floor	Telephone: (212) 768-6700
Costa Mesa, California 92626-1931	Facsimile: (212) 768-6800
Telephone: (714) 641-5100
Facsimile: (714) 546-9035

Attorneys for JAMES A. MCINTYRE, SR.	Attorneys for NEW WORLD
ACQUISITION, LLC
UNITED STATES BANKRUPTCY COURT
CENTRAL DISTRICT OF CALIFORNIA — SANTA ANA DIVISION

In re:	Case No.: 8:08-bk-13421-ES

Chapter 11 Case
FREMONT GENERAL CORPORATION, a Nevada corporation,
SIGNATURE GROUP HOLDINGS, LLC’S CHAPTER 11 FOURTH AMENDED PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-PLAN PROPONENT, DATED MAY 24, 2010
Debtor.
Taxpayer lD No. 95-2815260
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF
REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED MAY 24, 2010

     This document sets forth the Chapter II Plan of Reorganization for Fremont General Corporation, a Nevada corporation (defined below as the “Plan”), by Plan proponent and sponsor Signature Group Holdings, LLC (“Signature”), which is joined by James McIntyre as co-proponent, and which reflects the terms of the Reciprocal Plan Support and Settlement Agreement by and among Signature, Kenneth S. Grossman, and New World Acquisition, LLC (“New World”).
     For a discussion of the Debtor’s history, business, operations, assets and liabilities and for a summary and analysis of this Plan, Signature refers all parties in interest to the Disclosure Statement for Signature Group Holdings, LLC’s Chapter II Plan of Reorganization of Fremont General Corporation Dated January 20, 2010.
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO- PLAN PROPONENT, DATED MAY 24, 2010

TABLE OF CONTENTS

Page(s)
I. DEFINITIONS AND RULES OF CONTRUCTION	3
A. Definitions	3
B. Rules of Construction	15
II. CLASSIFICATION AND TREATMENT	16
A. Allowance and Treatment of Unclassified Claims	16
1. Administrative Claims	16
(a) Administrative Claim Reserve	17
(b) Administrative Claims Bar Date	17
(c) Deadline for Objections to Administrative Claims	17
(d) U.S. Trustee Fees	18
(e) Professional Fee Claims	18
(f) Indenture Trustee Fees and Expenses	19
2. Priority Tax Claims	19
B. Allowance and Treatment of Classified Claims and Interests	20
1. Secured Claims (Class 1)	20
2. Priority Non ·Tax Claims (Class 2)	20
3. General Unsecured Claims (Classes 3A, 3B, 3C, 3D)	20
4. Class of Equity Interests (Class 4)	23
5. Class or Claims Subordinated Under 11 U.S.C. § 510(b) (Class 5)	23
III. EXECUTORY CONTRACTS AND UNEXPIRED LEASES	23
IV. MEANS OF EFFECTUATING THE SIGNATURE PLAN	25
A. Merger	25
B. Postconfirmation Business Operations of the Reorganized Debtor	26
1. Post ·Confirmation Business Plan for the Reorganized Debtor	26
C. Management Agreement with Credit Partners Management, Inc.	29
D. The CP Management Team and the Reorganized Debtor’s Management Team	31
E. The Reorganized Debtor’s Board of Directors	32
F. Reporting Requirements	32
G. Amendment of Corporate Governance Documents to Authorize Certain Transactions	32
H. Transfer Restrictions: the “Leucadia Provision”	33
I. Certain Insurance Policy Matters	34
J. Repurchase Claims Reserves	35
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF
REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED MAY 24, 2010

i

Page(s)
K. Retention of Jurisdiction	35
L. Cancellation and Treatment of Senior Notes and Junior Notes	36
V. CLAIMS:	38
A. Maintenance of Post-Confirmation Claims Register	38
B. Claim Objections	38
VI. SECURITIES RELATED MATTERS	39
A. Issuance of Securities	39
B. Registration Rights	39
C. Security Certificates	40
D. Investment Company Act Status	41
VII. DISBURSEMENTS	42
A. Manner of Distribution	42
B. Undeliverable Distributions	43
C. Rounding of Payments	43
D. Compliance with Tax Requirements	44
E. Distribution of Unclaimed Property	44
F. No De Minimis Distributions	45
G. Setoff	45
H. Distribution Record Date	45
I. Delivery and Surrender of Senior Notes	46
J. Delivery and Surrender of Junior Notes	46
K. Outside Effective Date Distributions Date	47
VIII. CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN	47
A. Conditions to Confirmation	47
B. Conditions to Effective Date	48
C. Waiver of Conditions	48
D. Outside Effective Date	49
IX. EFFECT OF CONFIRMATION OF PLAN	49
A. Discharge	49
B. Vesting of Property of the Estate	50
X. MISCELLANEOUS PROVISIONS	51
A. Modification of Plan	51
B. The Committees	51
C. Post-Confirmation Status Report	51
D. Post-Confirmation United States Trustee Fees	52
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF
REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED MAY 24, 2010

ii

Page(s)
E. Exemption From Securities Laws	52
F. Exculpation	52
G. Governing Law	53
H. Notices	54
I. Payment of the Signature Plan Proponents’ Expenses	54
J. ERISA Claims	55
K. New York State Teachers’ Retirement System Class Action	55
L. Final Decree	55
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF
REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED MAY 24, 2010

iii

I.
DEFINITIONS AND RULES OF CONTRUCTION
     A. Definitions
     The following defined terms shall have the corresponding meaning anytime they appear as capitalized terms in this Plan.
     “1940 Act” means the Investment Company Act of 1940.
     “Administrative Claim” means a claim for administrative costs or expenses that are allowable under section 503(b) of the Bankruptcy Code or 28 U.S.C. § 1930. These costs or expenses may include: (a) Non-Ordinary Course Administrative Claims; (b) Ordinary Course Administrative Claims; (c) Professional Fee Claims; (d) Administrative Tax Claims; (e) U.S. Trustee Fees; and (f) the Indenture Trustee Fees.
     “Administrative Claims Bar Date” means thirty days after the Effective Date.
     “Administrative Claims Objection Deadline” means sixty (60) days after the Administrative Claims Bar Date.
     “Administrative Claims Reserve” means the reserve that will be created by the Reorganized Debtor on the Effective Date of the Plan in an amount sufficient to pay all Administrative Claims outstanding as of and after the Effective Date in full.
     “Administrative Claims Reserve Amount” means the estimate of the amount of Administrative Claims the Debtor reasonably believes will be outstanding as of and after the Effective Date.
     “Adviser’s Act” means the Investment Advisers Act of 1940.
     “Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular person or entity.
     “Allowed Administrative Claim” means an Administrative Claim that is allowed by a Final Order.
     “Allowed,” “Allowed Claim” or “Allowed Equity Interest” means a Claim or Equity Interest, other than an Administrative Claim, to the extent that:
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF
REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED MAY 24, 2010

1.	Either: (1) a proof of claim or proof of interest was timely filed prior to the Claims Bar Date; or (2) a proof of claim or proof of interest is deemed timely filed either under Bankruptcy Rule 3003(b)(1)-(2) or by a Final Order; and

2.	Either: (1) the Claim or Equity Interest is not a Disputed Claim or a Disputed Equity Interest; or (2) the Claim or Equity Interest is allowed either by a Final Order or under the Plan.
     Any portion of a Claim that is satisfied or released during the Case is not an Allowed Claim.
     “Allowed Class ‘        ’ Claim” means an Allowed Claim classified in the specified Class.
     “Allowed Amount” means the amount at which Claim is allowed.
     “Anticipated Tax Refund” means a refund or refunds that may be paid to the Debtor and its subsidiaries, or to the Reorganized Debtor, as a result of a carryback (including a carryback pursuant to an election under Tax Code Section 172(b)(1)(H)) by the Debtor and/or its subsidiaries of NOLs and alternative minimum tax NOLs incurred in recent years, including 2008 and/or 2009, the amount of which may approximate $20 million, although the amount and timing of any such refund(s) remain uncertain as of the date hereof.
     “Assets” means all assets of the Debtor’s Estate including “property of the estate” as described in section 541 of the Bankruptcy Code.
     “Avoidance Action” means an adversary proceeding, lawsuit or other proceeding with respect to Causes of Action arising under, relating to, or similar to sections 502(d), 506, 510, 542, 543, 544, 545, 547, 548, 549, 550, 551, 552 or 553 of the Bankruptcy Code, or any fraudulent conveyance, fraudulent transfer or preference laws, or any Cause of Action arising under, or relating to, any similar state law or federal law that constitutes property of the Estate under section 541 of the Bankruptcy Code, whether or not an action is initiated on or before the Effective Date.
     “Ballot” means the ballot to vote to accept or reject the Plan.
     “Bankruptcy Code” or “Code” means title 11 of the United States Code, 11 U.S.C. §§ 101-1532, as now in effect or hereafter amended.
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF
REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED MAY 24, 2010

     “Bankruptcy Court” or “Court” means the United States Bankruptcy Court for the Central District of California, Santa Ana Division, or any other court that exercises competent jurisdiction over the Case.
     “Bankruptcy Rules” means, collectively, (a) the Federal Rules of Bankruptcy Procedure promulgated under 28 U.S.C. § 2075, as amended from time to time; and (b) the Local Bankruptcy Rules applicable to cases pending before the Bankruptcy Court, as now in effect or hereafter amended.
     “Board of Directors” means the board of directors of the Reorganized Debtor, the composition of which is described in Section IV.E hereof.
     “Business Day” means any day other than a Saturday, Sunday or a legal holiday (as the later is defined in Bankruptcy Rule 9006(a)).
     “Case” means the case under Chapter 11 of the Bankruptcy Code commenced by the Debtor and bearing Case Number 8:08-bk-13421-ES.
     “Cash” means cash or cash equivalents including, but not limited to, bank deposits, checks or other similar items.
     “Causes of Action” means any and all claims, demands, rights, actions, rights of action, causes of action and suits of the Debtor or the Estate, of any kind or character whatsoever, known or unknown, suspected or unsuspected, whether arising prior to, on or after the Petition Date, in contract or in tort, at law or in equity or under any other theory of law, that the Debtor or the Debtor’s Estate has or asserts or may have or assert against third parties, whether or not brought as of the Effective Date, and which have not been settled or otherwise resolved by Final Order as of the Effective Date, including but not limited to (1) rights of setoff, counterclaim or recoupment, and claims on contracts or for breaches of duties imposed by law, (2) the right to object to claims or interests, (3) such claims and defenses as fraud, mistake, duress and usury, (4) Avoidance Actions, (5) claims for tax refunds (6) claims to recover outstanding accounts receivable, (7) such claims and defenses as alter ego and substantive consolidation, and (8) any other claims which may be asserted against third parties.
     “Charging Lien” means any Lien or other priority in payment arising prior to the Effective Date to which the Indenture Trustees are entitled under the Senior Notes Indenture and Junior Notes
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF
REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED MAY 24, 2010

Indenture, as applicable, against distributions to be made to the holders of Senior Notes Claims and Junior Notes Claims, as applicable.
     “Claim” means a claim, as the term “claim” is defined in section 101(5) of the Bankruptcy Code, against the Debtor.
     “Claims Bar Date” means (a) with respect to Claims other than those held by governmental units, November 10, 2008, which was the last date for filing Claims against the Estate pursuant to the Court’s Order entered on September 4, 2008; and (b) with respect to Claims held by governmental units, December 15, 2008.
     “Claims Objection Deadline” means the deadline for the Reorganized Debtor and parties in interest to file objections to Claims as set forth in the Confirmation Order.
     “Class” means a group of Claims or Equity Interests as classified in Section II(B).
     “Collateral” means property, or an interest in property, of the Estate that is encumbered by a Lien to secure payment or performance of a Claim.
     “Common Stock” means the common stock of the Reorganized Debtor.
     “Confirmation” means the entry of the Order by the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.
     “Confirmation Date” means the date on which the Bankruptcy Court enters the Confirmation Order on its docket.
     “Confirmation Hearing” means the hearing before the Court to consider the confirmation of the Plan pursuant to section 1128(a) of the Bankruptcy Code, as such hearing may be continued from time to time.
     “Confirmation Hearing Date” means the first date on which the Bankruptcy Court holds the Confirmation Hearing.
     “Confirmation Order” means the order of the Bankruptcy Court confirming this Plan under section 1129 of the Bankruptcy Code.
     “CP Management” means Credit Partners Management, Inc.
     “Creditor” means the Holder of a Claim against the Debtor.
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF
REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED MAY 24, 2010

     “Creditors Committee” means the Official Committee of Unsecured Creditors appointed in the Case by the Office of the U.S. Trustee for the Central District of California.
     “Debtor” means Fremont General Corporation, a Nevada corporation.
     “DIP” means a debtor-in-possession loan.
     “Disbursing Agent” means the Reorganized Debtor or its designee retained to make Distributions pursuant to Section VII of the Plan.
     “Disclosure Statement” means the disclosure statement relating to the Plan, including, without limitation, all exhibits and schedules thereto, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.
     “Disclosure Statement Order” means the Order entered by the Bankruptcy Court approving the Disclosure Statement.
     “Disputed Claim” means any Claim: (a) as to which a proof of claim has been filed and the dollar amount of such Claim, respectively, is not specified in a fixed amount; (b) prior to the deadline to object to such Claim, as to which a proof of claim has been filed and the dollar amount of such Claim is specified in a fixed liquidated amount, the extent to which the stated amount of such Claim exceeds the amount of such Claim listed in the Schedules; (c) prior to the deadline to object to such Claim, as to which a proof of claim has been filed and such Claim is not included in the Schedules; (d) with respect to a proof of claim that is filed or is deemed filed under Bankruptcy Rule 3003(b)(1) and is listed as contingent, disputed or unliquidated; (e) as to which an objection has been filed or is deemed to have been filed pursuant to any order approving procedures for objecting to Claims and such objection has neither been overruled nor been denied by a Final Order and has not been withdrawn; or (f) with respect to an Administrative Claim, as to which an objection; (1) has been timely filed (or the deadline for objection to such Administrative Claim has not expired) and (2) has neither been overruled nor been denied by a Final Order and has not been withdrawn; provided, however, that in each case, a Claim or Administrative Claim shall not be deemed to be a Disputed Claim to the extent that the Reorganized Debtor otherwise agrees with any such Claim or Administrative Claim, and such Claim or Administrative Claim is Allowed under the Bankruptcy Code or by Final Order, as applicable.
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF
REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED MAY 24, 2010

     “Disputed Equity Interest” means any Equity Interest, as to which (a) an objection has been timely filed, which has neither been overruled nor been denied by a Final Order and has not been withdrawn or (b) is the subject of a filed Cause of Action that is related to such Equity Interest which has not been settled or otherwise resolved by Final Order.
     “Distribution(s)” means any transfer under the Plan of Cash or other property or instruments to a Holder of an Administrative Claim, a Holder of an Allowed Claim, or to the Holder of an Equity Interest.
     “Distribution Record Date” means the record date for determining entitlement to receive distributions under the Plan on account of Allowed Claims, which date shall be for all Holders of Claims, excluding the Claims in Class 3(C), the third Business Day following the Confirmation Date at 5 p.m. prevailing Pacific time.
     “DTC” means The Depository Trust Company.
     “Effective Date” shall mean, subject to Article VIII.D of this Plan, the first Business Day occurring ten (10) days after the conditions to effectiveness have been met.
     “Equity Committee” means the Official Committee of Equity Security Holders appointed in the Case by the Office of the U.S. Trustee for the Central District of California.
     “Equity Interest” means the interest—as the term “interest” is defined in section 101(17) of the Bankruptcy Code — of any entity who holds an equity security in the Debtor no matter how held, including issued and outstanding shares of common stock, preferred stock, stock options, warrants, membership interests, or other evidence of interests in securities of the Debtor; provided, however, that in no event shall the TOPrS Claims be considered “Equity Interests.”
     “Equity Interest Holder(s)” means the record Holder of an Equity Interest.
     “Estate” means the estate created in the Case under section 541 of the Bankruptcy Code.
     “FGCC” means Fremont General Credit Corporation, a California Corporation.
     “FGFI Trust” means Fremont General Financing I, a statutory business trust, formed under Delaware law pursuant to that certain “Amended and Restated Declaration of Trust” dated as of March 6, 1996, for the sole purpose of issuing securities representing undivided beneficial interests in the FGFI Trust’s assets.
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF
REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED MAY 24, 2010

     “Final Order” means an order or judgment of the Court or other applicable court, as entered on the applicable docket, that has not been reversed, stayed, modified or amended, and as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, reargue, or rehear shall have been waived in writing in form and substance satisfactory to the Debtor prior to the Effective Date or to the Reorganized Debtor after the Effective Date, as applicable, or, in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been sought, such order or judgment of the Court or other applicable court shall have been affirmed by the highest court to which such order or judgment was appealed, or certiorari has been denied, or from which reargument or rehearing was sought, and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired.
     “FRC” means Fremont Reorganizing Corporation f/k/a Fremont Investment & Loan, a corporation organized under the laws of the state of California.
     “General Unsecured Claim” or “Unsecured Claim” means any Claim that is not entitled to a priority of repayment under the Bankruptcy Code and for which the Claim is not secured by any collateral and expressly does not include any Administrative Claim, Priority Tax Claim, a Priority Non-Tax Claim, Secured Claim, or a Section 510(b) Claim.
     “Holder” means the Holder of a Claim against, or an Equity Interest in the Debtor.
     “Impaired” means, when used with reference to a Claim or Equity Interest, a Claim or Equity Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code and the case law interpreting the statute.
     “Indenture Trustee” means any authorized indenture trustee for the Senior Notes or any duly authorized indenture trustee for the Junior Notes or the Guaranty.
     “Indenture Trustee Fees” means the reasonable compensation, fees and expenses, disbursements and indemnity claims, including, without limitation, attorneys’ fees and agents’ fees, expenses, costs and disbursements, incurred by or owed to the Indenture Trustee under the Senior
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF
REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED MAY 24, 2010

Notes Indenture or Junior Notes Indenture and related or ancillary documents, as applicable, whether prior to or after the Petition Date and whether prior to or after consummation of the Plan.
     “Intercompany Claim” means any Claim (i) of FGCC against FRC or the Debtor, (ii) of FRC against FGCC or the Debtor, and (iii) of the Debtor against FRC or FGCC.
     “Junior Notes” means the 9% Junior Subordinated Debentures due March 31, 2026.
     “Junior Notes Indenture” means the Indenture with respect to the 9% Junior Subordinated Debentures among Fremont General Corporation, Fremont General Financing I and Bank of New York (originated with First Interstate Bank of California), a New York Banking Corporation, as trustee.
     “Lien” means a lien, as defined in 11 U.S.C. § 101(37), except a lien that has been avoided under Chapter 5 of the Bankruptcy Code or that is otherwise avoidable or invalid under the Bankruptcy Code or applicable law.
     “Local Bankruptcy Rules” means the Local Bankruptcy Rules for the United States Bankruptcy Court for the Central District of California, as now in effect or hereafter amended.
     “Non-Ordinary Course Administrative Claim” means any Administrative Claim other than an Ordinary Course Administrative Claim, Professional Fee Claim, Indenture Trustee Fees or U.S. Trustee Fees.
     “Management Agreement” means an investment advisory agreement pursuant to which CP Management will provide investment advisory services to the Reorganized Debtor.
     “Manager” shall mean Credit Partners Management, Inc.
     “New Note(s)” means the new notes in the principal amount of $39 million to be issued under the Plan to Holders of TOPrS, and have such terms as fully set forth in the form of Indenture and New Note attached to this Plan.
     “New Note Indenture” means that Indenture to be entered into by the Reorganized Debtor and Wells Fargo, N.A., as Indenture Trustee, in the form attached to this Plan.
     “New World Disclosure Statement” means the New World Acquisition, LLC Amended Disclosure Statement With Respect To Amended Chapter 11 Plan of Reorganization For Fremont General Corporation (Dated January 19, 2010), including, without limitation, all exhibits and
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF
REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED MAY 24, 2010

schedules thereto, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.
     “Ordinary Course Administrative Claim” means a claim for administrative costs or expenses that are allowable under section 503(b) of the Bankruptcy Code that are incurred in the ordinary course of the Debtor’s operations for goods and services and that are unpaid on the Effective Date or on account of an expense by a governmental unit under sections 503(b)(1)(B) or (C) of Bankruptcy Code. Ordinary Course Administrative Claims do not include Professional Fee Claims, U.S. Trustee Fees or Non-Ordinary Course Administrative Claims.
     “Person” means any natural person or entity.
     “Petition Date” means June 18, 2008, the date on which the Debtor filed its voluntary petition commencing the Case.
     “Plan” means this plan of reorganization under Chapter 11 of the Bankruptcy Code, including, without limitation, all exhibits, supplements, appendices, and schedules hereto, either in its present form or as it may be altered, amended, or modified from time to time, also referred to herein and in the Disclosure Statement as the “Signature Plan.”
     “Post Petition Interest” means interest that shall have accrued on account of the applicable Holder’s Allowed Claim for the period from the Petition Date to and through the date in which such Allowed Claim is paid in full.
     “Post Petition Interest Rate” means 2.51% (compounded annually), which reflects the federal judgment rate of interest set forth in 28 U.S.C. §1961(a) in effect on the Petition Date.
     “Post-Effective Date Merger Claims” means any and all unpaid claims, liabilities for obligations which immediately, prior to the occurrence of the Effective Date, were claims, liabilities or obligations of FGCC and/or FRC.
     “Priority Non-Tax Claims” means Claims, other than Administrative Claims or Priority Tax Claims, entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.
     “Priority Tax Claim” means a Claim that a governmental unit asserts against the Debtor for taxes or related interest or penalties, which Claim is entitled to priority and allowable under section 507(a)(8) of the Bankruptcy Code.
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF
REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED MAY 24, 2010

     “Professionals” means those Persons (i) retained pursuant to an order of the Bankruptcy Court in accordance with sections 327, 1103 and/or 1106 of the Bankruptcy Code and to be compensated for services rendered prior to the Effective Date pursuant to sections 327, 328, 329, 330 and/or 331 of the Bankruptcy Code; or (ii) for which compensation and reimbursement has been allowed by the Bankruptcy Court pursuant to sections 330 and 503(b)(2) of the Bankruptcy Code.
     “Professional Fee Claim” means: (a) A claim under sections 327, 328, 330, 331, 503(b), 1103 or 1106 of the Bankruptcy Code for compensation for professional services rendered or expenses incurred prior to the Effective Date on the Estate’s behalf; or (b) A claim either under section 503(b)(4) of the Bankruptcy Code for compensation for professional services rendered or under section 503(b)(3)(D) of the Bankruptcy Code for expenses incurred prior to the Effective Date in making a substantial contribution to the Estate.
     “Registration Rights Agreement” means a registration rights agreement substantially in the form set forth in Exhibit 1 obligating the Reorganized Debtor to register for resale certain shares of common stock under the Securities Act of 1933 in accordance with the terms set forth in such registration rights agreement.
     “Remaining Executives” means Don Royer, Richard Sanchez and Thea Stuedli.
     “Reorganized Debtor” means the Debtor, from and after the Effective Date.
     “Repurchase Claims” claims arising from loans FRC is required to repurchase if certain defaults under such loans occurred within a designated period after the sale of such loans.
     “Rights Of Action” means any and all actions, causes of action, suits, accounts, controversies, agreements, promises, rights to legal remedies, rights to equitable remedies, rights to payment and claims, whether known, unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured and whether asserted or assertable directly or derivatively, in law, equity or otherwise, and whether commenced or arising before or after the Effective Date.
     “Schedules” means the schedules of Assets and Liabilities filed by the Debtor on July 3, 2008, as amended, and as may be further amended.
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF
REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED MAY 24, 2010

     “Schedule of Assumed Agreements” means the schedule of executory contracts and unexpired leases that the Reorganized Debtor will assume on the Effective Date and the amounts, if any, necessary to cure any defaults under such executory contracts and unexpired leases.
     “Section 510(b) Claim” means any Claim for rescission of or damages arising from the purchase or sale of a debt or equity security, including, without limitation, any Claims arising from equity forward agreements and other understandings to purchase Equity Interests, which Claim is subject to subordination in accordance with section 510(b) of the Bankruptcy Code. For the avoidance of doubt, “Section 510(b) Claim” shall include any claim against the Estate for reimbursement or contribution on account of a Section 510(b) Claim.
     “Secured Claim” means a Claim that was secured by a Lien on Collateral as of the Petition Date. A Claim is a Secured Claim only to the extent of the value of the claimholder’s interest in the Collateral or to the extent of the amount subject to setoff, whichever is applicable, and as determined under 11 U.S.C. § 506(a).
     “Securities” means the Common Stock, together with any other equity securities of the Reorganized Debtor.
     “Senior Notes” means the 7.875% Senior Notes due 2009, which were issued pursuant to that certain indenture dated March 1, 1999, by and between The Bank of New York, as Trustee and the Fremont General Corporation.
     “Senior Notes Indenture” means the Indenture dated as of March 1, 1999, by and between Fremont General Corporation and the First National Bank of Chicago, as Indenture Trustee.
     “Signature Investors” includes Signature Group Holdings, LLC, Craig Noell, Kyle Ross, Thomas Donatelli, Kenneth Grossman, and their respective Affiliates.
     “Subordinated Debenture” means that certain 9% Junior Subordinated Debenture due March 31, 2026, which was issued pursuant to that certain indenture dated March 6, 1996, and which is the sole asset of the FGFI Trust.
     “Subscription Agreement” means the agreement(s) between the Reorganized Debtor and the Signature Investors or their respective Affiliate(s), pursuant to which the Signature Investors or their
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF
REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED MAY 24, 2010

respective Affiliate(s) will subscribe to purchase shares of Common Stock of the Reorganized Debtor on the Effective Date.
     “Tax Code” means the Internal Revenue Code of 1986, as amended.
     “TOPrS” means the 9% Trust Originated Preferred Securities issued to the FGFI Trust pursuant to the Fremont General Financing Declaration of Trust.
     “TOPrS Group” means, collectively, Seth Hamot, RRH Capital, LLC, Costa Brava Partners III, L.P. and Howard Amster, who individually or with their affiliates are Holders of significant TOPrS Claims.
     “Unclassified Claim” means any Claim which is not part of any Class.
     “Unimpaired” means, when used with reference to a Claim or Equity Interest, a Claim or Equity Interest that is not Impaired within the meaning of section 1124 of the Bankruptcy Code and the case law interpreting the statute.
     “Unrestricted Cash” means Cash in excess of (i) Cash needed to make all of the required payments with respect to Allowed Claims which the Reorganized Debtor is obligated to make pursuant to the Plan and (ii) Cash sufficient to fund the reserves that are required to be established by the Reorganized Debtor pursuant to the Plan or under any Indenture as of the Effective Date.
     “U.S. Bank” means U.S. Bank National Association.
     “U.S. Trustee” means the Office of the United States Trustee for the Central District of California.
     “U.S. Trustee Fees” means all fees and charges assessed against the Estate by the U.S. Trustee and due pursuant to section 1930 of Title 28 of the United States Code.
     “Warrants” means the warrants to purchase shares of the Reorganized Debtor’s Common Stock issued to the Signature Investors on the Effective Date.
     “Warrant Agreement” means the agreement, substantially in the form annexed hereto as Exhibit 2, governing the terms and conditions of the Warrant.
     “Wells Fargo” means Wells Fargo Bank, National Association.
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF
REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED MAY 24, 2010

B.	Rules of Construction
(a)	The rules of interpretation set forth in section 102 of the Bankruptcy Code apply to this Plan.

(b)	Except as otherwise provided in this Plan, in computing any period of time prescribed or allowed by this Plan, the provisions of Bankruptcy Rule 9006 shall apply.

(c)	The definition given to any term or provision in the Plan supersedes and controls any different meaning that may be given to that term or provision in the Disclosure Statement.

(d)	Any term used in the Plan that is not defined herein, but that is used in the Bankruptcy Code or the Bankruptcy Rules (as defined below), shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be.

(e)	Whenever the context requires, such terms shall include the plural as well as the singular number.

(f)	Any reference in this Plan to an existing document or exhibit filed or to be filed means such document or exhibit, as it may have been or may be amended, modified or supplemented

(g)	Any reference to a document or instrument being in a particular form or on particular terms means that the document or instrument will be substantially in that form or on those terms or as amended by the terms thereof.

(h)	Unless otherwise indicated, the phrase “under the Plan” and similar words or phrases refer to this Plan in its entirety rather than to only a portion of the Plan.

(i)	Unless otherwise specified, all references in this Plan to Articles, Sections, Schedules and Exhibits are references to Articles, Sections, Schedules and Exhibits of or to this Plan.
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF
REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED MAY 24, 2010

(j)	Captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Plan.
II.
CLASSIFICATION AND TREATMENT
     The treatment of Allowed Claims and Allowed Equity Interests under this Plan supersedes any agreements or rights the Holders of those Claims or Equity Interests may have in or against the Debtor or its Assets and is in full satisfaction of the legal, equitable, and contractual rights of the Holders of the Claims or Equity Interests. Unless provided otherwise herein, no Distributions will be made and no rights retained on account of any Claim or Equity Interest that has not become an Allowed Claim or Allowed Equity Interest.
     As required by the Bankruptcy Code, this Plan classifies Claims and Equity Interests in various classes according to their right to priority. This Plan sets forth whether each Class of Claims or Equity Interests is Impaired and provides for the treatment that each Class will receive.
     A. Allowance and Treatment of Unclassified Claims
     The following Unclassified Claims are considered unimpaired, not placed into voting classes and shall receive treatment in accordance with the Bankruptcy Code:
          1. Administrative Claims
     Administrative Claims consist of costs and expenses of administering the Case that are Allowed under section 503(b) of the Bankruptcy Code or 28 U.S.C. § 1930, and include Claims incurred post-petition in the ordinary course of the Debtor’s business, fees and expenses of professionals, and fees due to the U.S. Trustee’s Office.
     Unpaid Administrative Claims shall receive the following treatment:

Description	Treatment
Ordinary Course Administrative Claims	Unless the Reorganized Debtor objects to an Ordinary Course Administrative Claim, the Claim will be allowed in accordance with the terms and conditions that gave rise to the Ordinary Course Administrative Claim, and the person holding the Ordinary Course
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF
REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED MAY 24, 2010

Description	Treatment
Administrative Claim need not file any request for payment of its claim.

Clerk’s Office Fees	Paid in full before the Effective Date.

Office of U.S. Trustee	Paid in full pursuant to 28 U.S.C. § 1930.

Allowed Non-Ordinary Course Administrative Claims, Professional Fee Claims and Indenture Trustee Fees	Paid in full on the later of: (1) the Effective Date; or (2) the fifteenth Business Day after such Non-Ordinary Course Administrative Claim or Professional Fee Claim becomes an Allowed Administrative Claim or Allowed Professional Fee Claim, or in either case, as soon thereafter as is practicable. The Indenture Trustee Fee Claims will be paid in accordance with the terms of this Plan.
          (a) Administrative Claim Reserve
     Within ten (10) Business Days after the Confirmation Date, the Debtor shall inform Signature of the Administrative Claims Reserve Amount. On the Effective Date, the Reorganized Debtor shall fund the Administrative Claims Reserve with cash in an amount equal to the Administrative Claims Reserve Amount.
     Ordinary Course Administrative Claims will be paid in the ordinary course of the Reorganized Debtor’s operations. Distributions will be made to the Holders of Allowed Administrative Claims from the Administrative Claims Reserve. Any amounts remaining in the Administrative Claims Reserve after payment in full of all Allowed Administrative Claims will revert to the Reorganized Debtor.
          (b) Administrative Claims Bar Date
     All requests for payment of an Administrative Claim that accrued from the Petition Date, except for (1) Ordinary Course Administrative Claims, (2) Clerk’s Office and U.S. Trustee fees, (3) Professional Fee Claims, and (4) Indenture Trustee Fees must be filed with the Court no later than the Administrative Claims Bar Date or be forever barred.
          (c) Deadline for Objections to Administrative Claims
     All objections to allowance of Administrative Claims, excluding Professional Fee Claims, must be filed by any parties in interest no later than the Administrative Claims Objection Deadline. The Administrative Claims Objection Deadline may be extended for a one-time sixty (60) day period
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF
REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED MAY 24, 2010

by the Reorganized Debtor by filing a notice of the extended Administrative Claim Objection Deadline with the Bankruptcy Court.
     Thereafter, it may only be extended by an order of the Bankruptcy Court. If no objection to an Administrative Claim is filed on or before the Administrative Claim Objection Deadline, then the Administrative Claim will be deemed Allowed as of that date.
          (d) U.S. Trustee Fees
     Quarterly fees owed to the Office of the U.S. Trustee will be paid prior to the Effective Date by the Debtor, and after the Effective Date by the Reorganized Debtor, when due in accordance with applicable law. The Reorganized Debtor will continue to file reports showing the calculation of such fees until the Case is closed under section 350 of the Bankruptcy Code.
          (e) Professional Fee Claims
     Unless otherwise expressly provided in the Plan, a Professional Fee Claim will be Allowed only if: (i) on or before thirty (30) days after the Effective Date, the entity holding such Professional Fee Claim both Files with the Court a final fee application or a motion requesting Allowance of the fees and serves the application or motion on the Reorganized Debtor and the U.S. Trustee; and (ii) the Court allows the Claim by an order of the Bankruptcy Court (as to which fourteen (14) days have passed without a stay of the enforcement of such order or, if a stay has been granted, such stay has lapsed or been dissolved). Subject to the Indenture Trustees providing invoices to Signature, which shall be subject only to Signature’s review for reasonableness under the applicable Indenture, the Reorganized Debtor shall pay or cause to be paid in full and in cash as an Administrative Claim, without the need for application to, or approval of, any court, without reduction to the recovery of applicable holders of allowed claims, any and all Indenture Trustee Fees and other amounts that are due to each of the Indenture Trustees and their respective Professionals as of the Effective Date on or before the Effective Date. If Signature disputes any portion of the fees and expenses sought by the Indenture Trustees, the Reorganized Debtor shall pay that undisputed portion of the requested fees and costs within ten (10) days of receipt of the invoices from the Indenture Trustee and the Indenture Trustee shall have the right to seek a determination by the Court of that disputed portion of the fees
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF
REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED MAY 24, 2010

and costs as reasonable under the applicable Indenture or assert its Charging Lien to pay such disputed amounts.
     Any party in interest may file an objection to such an application within the time provided by the Local Bankruptcy Rules or within any other period that the Court sets. Professionals holding Professional Fee Claims who do not timely file and serve their applications for payment will be forever barred from asserting these Claims against the Reorganized Debtor or its property.
     The Disbursing Agent will pay or cause to be paid an Allowed Professional Fee Claim, in Cash, within five (5) days after the date on which the condition specified in the preceding subparagraph (ii) of this Section II.A.l.e is satisfied.
          (f) Indenture Trustee Fees and Expenses
     The Reorganized Debtor shall pay or cause to be paid in full and in Cash as an Administrative Claim, without the need for application to, or approval of, any court, without reduction to the recovery of applicable holders of allowed claims, any and all Indenture Trustee Fees and other amounts that are due to each of the Indenture Trustees and its counsel as of the Effective Date on or before the Effective Date. The Reorganized Debtor shall also promptly pay or cause to be paid in full any and all fees and expenses that will be incurred in connection with or related to the distributions to be made by the Indenture Trustees under this Plan, implementation of the terms of the Plan or fulfilling its obligations under the Junior Note Indenture or this Plan without further court approval.
       2. Priority Tax Claims
     Section 507(a)(8) of the Bankruptcy Code Priority Tax Claims shall receive the following treatment:

Description	Treatment
Priority Tax Claims Arising Under 11 U.S.C. § 507 (a)(8).	Except to the extent that a Holder of an Allowed Priority Tax Claim has been paid by the Debtor prior to the Effective Date, agrees to different treatment or its Claim is the subject of Final Order of the Bankruptcy Court, each Holder of an Allowed Priority Tax Claim shall receive, in full satisfaction of its Claim, Cash in an amount equal to such Allowed Priority Tax Claim on the later of (1) the Effective Date, or (2) the fifteenth Business Day after the Priority Tax Claim becomes an Allowed Priority Tax Claim, or in either case, as soon thereafter as is practicable. The Debtor or Reorganized Debtor, as the case may be, reserves the right to pay any Allowed Priority Tax Claim in equal quarterly payments over a period of five years from the date of the entry of the Order for relief with interest at the applicable rate under non-
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF
REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED MAY 24, 2010

Description	Treatment
bankruptcy law.

For the avoidance of any doubt, in the event the Allowed Priority Tax Claim of the California Franchise Tax Board (the “FTB”) has not been paid in full on the Effective Date, the FTB shall be entitled to interest on its Allowed Priority Tax Claim at a rate determined under applicable nonbankruptcy law as provided for in section 511 of the Bankruptcy Code for the period of time from the Effective Date to and through the date its Allowed Priority Tax Claim is paid in full.
     B. Allowance and Treatment of Classified Claims and Interests
          1. Secured Claims (Class 1)
     Allowed Secured Claims, if any, shall receive the following treatment:

Class	Description	Impaired	Treatment
1	Allowed Secured Claims	No	Except to the extent that a Holder of an Allowed Claims Priority Non-Tax Claim agrees to other treatment, each Allowed Priority Non-Tax Claim will be paid in full satisfaction of the Priority Non-Tax Claim from funds available to the Reorganized Debtor on the later of (1) the Effective Date or (2) the fifteenth Business Day after such date that the Claim becomes an Allowed Priority Non-Tax Claim or, in either case, as soon thereafter as is practicable.
          2. Priority Non-Tax Claims (Class 2)
     Section 507(a) of the Bankruptcy Code Priority Non-Tax Claims shall receive the following treatment:

Class	Description	Impaired	Treatment
2	Priority Non-Tax Claims Arising Under 11 U.S.C. §507 (a) Other Than Tax Claims Arising Under U.S.C. § 507(a)(8).	No	Except to the extent that a Holder of an Allowed Claims Priority Non-Tax Claim agrees to other treatment, each Allowed Priority Non-Tax Claim will be paid in full satisfaction of the Priority Non-Tax Claim from funds available to the Reorganized Debtor on the later of (1) the Effective Date, or (2) the fifteenth Business Day after such date that the Claim becomes an Allowed Priority Non-Tax Claim or, in either case, as soon thereafter as practicable.
          3. General Unsecured Claims (Classes 3A, 3B, 3C, 3D)
     General Unsecured Claims shall receive the following treatment by sub-Class:
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF
REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED MAY 24, 2010

Class	Description	Impaired	Treatment
3A	General Unsecured Claims (excluding the TOPrS Claims, and the $176,402,106.56 of Claims represented by the 7.875% Senior Notes due 2009)	No	Except as provided below with respect to the Holder of an Allowed General Unsecured Claim pursuant to any settlement, compromise, stipulation or order which provides for different treatment, whether in terms of maturity, amortization, interest rate and/or entitlement to interest (prepetition or postpetition) or otherwise, the Holder of an Allowed Class 3A General Unsecured Claim shall retain their legal, equitable, and contractual rights and shall be paid in full on the later of the Effective Date of the Signature Plan or within fifteen business days of becoming an Allowed Class 3A General Unsecured Claim or, in either case, as soon thereafter as is practicable, with Post Petition Interest at the Post Petition Interest Rate (2.51%).

The Holder of an Allowed General Unsecured Claim pursuant to the Rampino Stipulation, the Enron Stipulation, the BNY Stipulation or any other settlement, compromise, stipulation or order which provides for different treatment shall be paid in accordance with the underlying compromise, settlement, stipulation or order giving rising to the Allowed Claim, and if no payment date is specified on the later of the Effective Date of the Signature Plan or within fifteen business days of becoming an Allowed Class 3A General Unsecured Claim or, in either case, as soon thereafter as is practicable, with Post Petition Interest, unless the Allowed Class 3A General Unsecured Claims has been otherwise capped, at the Post Petition Interest Rate (2.51%).

3B	General Unsecured Claims of the Holders and of the 7.875% Senior Notes $176,402,106.56 (prepetition)	Yes	Class 3B shall have Allowed General Unsecured Claims in the aggregate amount of $176,402,106.56, which amount includes $166,530,000 in principal and $9,872,106.56 in accrued but unpaid interest as of the Petition Date at the applicable rates specified in the Senior Notes Indenture and related documents, as well as other fees and costs associated therewith, and shall not be subject to objection, challenge, deduction, offset, avoidance, setoff, recharacterization, subordination (whether equitable, contractual, or otherwise), counterclaim, cross-claim, defense, or disallowance under applicable law.

The Holders of Allowed Class 3B General Unsecured Claims will be paid their principal in full on the Effective Date.

If Class 3B votes as a class to accept the Signature Plan, which shall operate as binding settlement of the dispute regarding the amount of post petition interest Holders of Allowed Class 3B Claims are entitled to receive, interest claims shall be paid on the Effective Date as follows:

• Pre-petition accrued interest shall be paid in cash at the full contract rate of 7.875%.

• On account of accrued post petition interest, the sum of (i) the Post Petition Interest at the Post Petition Interest Rate and (ii) an additional $1.5 million shared by Class 3B on a pro-rata basis.
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF
REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED MAY 24, 2010

Class	Description	Impaired	Treatment
In the event Class 3B votes to accept the Plan but the Court makes a determination that the payment of post petition interest on account of Class 3B Claims in excess of the Post Petition Interest Rate renders the Plan un-confirmable, Class 3B shall be deemed to have rejected the Plan and the Plan can only be confirmed as to Class 3B if the treatment of Class 3B satisfies the cram-down confirmation standards under section 1129(b) of the Bankruptcy Code.

If Class 3B votes as a class to reject the Signature Plan, interest claims shall be paid on the Effective Date as follows:

• Pre-petition accrued interest will be paid in cash at the full contract rate of 7.875%.

• Accrued Post Petition Interest at the Post Petition Interest Rate.

3C	TOPrS Claims $107,422,680.93 (prepetition)	Yes	Class 3C shall have Allowed General Unsecured Claims in the aggregate amount of $107,422,680.93, consisting of: (a) $103,092,784 in the principal amount issued pursuant to the Junior Notes Indenture and related documents and (b) $4,329,896.93 in accrued but unpaid interest as of the Petition Date at the applicable rates specified in the Junior Notes Indenture and related documents, as well as other fees and costs associated therewith, and shall not be subject to objection, challenge, deduction, offset, avoidance, setoff, recharacterization, subordination (whether equitable, contractual, or otherwise), counterclaim, cross-claim, defense, or disallowance under applicable law. The TOPrS would receive the following in settlement of their existing Claims:

•      $45 million in cash to be paid upon the earlier of (i) the Effective Date if, after giving effect to the payment to the TOPrS the Unrestricted Cash of the Reorganized Debtor would equal or exceed $20 million; (ii) within 45 days following the receipt of the Anticipated Tax Refund; (iii) one hundred and twenty days (120) after the Effective Date or (iv) a date determined by the Board of Directors of the Reorganized Debtor. So long as the cash payment has not been made, the Reorganized Debtor shall not use, transfer, convey, encumber or hypothecate the Anticipated Tax Refund.

•     $39 million in new note(s) bearing 9% annual interest, payable quarterly commencing one quarter after the Effective Date and continuing quarterly thereafter, with a final maturity on December 31, 2016, in substantially the form attached as Exhibit 4 to this Plan and to be issued under the New Notes Indenture.

• 21 million shares of Common Stock.
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF
REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED MAY 24, 2010

     Nothing contained in this Plan shall be deemed to modify, impair, terminate, or otherwise disturb in any way the provisions of section 510(a) of the Bankruptcy Code or the subordination provisions in any applicable agreement, and all such rights are expressly preserved under this Plan.
          4. Class of Equity Interests (Class 4)
     Equity Interest Holders shall receive the following Treatment:

Class	Description	Impaired	Treatment
4	Equity Interests	Yes	Holders of existing Equity Interests in the Debtor will retain their Equity Interests in the Reorganized Debtor in full and final satisfaction of their Equity Interests, subject to dilution for the issuance of securities to the TOPrS Group and the Signature Investors on the Effective Date in connection with the Plan, and the Common Stock which may be issued to the Holders of Allowed Class 5 Claims, if any.
          5. Class or Claims Subordinated Under 11 U.S.C. § 510(b) (Class 5)
     Section 510(b) Claims, if any, shall receive the following treatment:

Class	Description	Impaired	Treatment
5	Section 510(b) Claims	No	The Holders of Allowed Section 510(b) Claims will receive newly-issued interests in the Reorganized Debtor in full and final satisfaction of their Allowed
Section 510(b) Claims. The percentage interest of common stock to which such Holders will be entitled shall be based upon the average trading value of the common stock of the shares of the Reorganized Debtor for the thirty days preceding the date on which any Section 510(b) Claims become Allowed Section 510(b) Claims if such allowance occurs after the Effective Date. If the Court determines in a Final Order that the Allowed Class 5 Claim is not subject to subordination under 11 U.S.C. § 510(b), then the Holder of the Allowed Class 5 Claim will receive the same treatment as Holders of Claims in the appropriate Class of Unsecured Claims or Equity Interests.

Certain of the Section 510(b) Claims may be satisfied by insurance coverage.
III.
EXECUTORY CONTRACTS AND UNEXPIRED LEASES
     Effective upon the Effective Date, the Debtor will reject all executory contracts and unexpired leases between the Debtor and any other party that have not previously been rejected, other than the
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF REORGANIZATION OF
FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED MAY 24, 2010

Executive Employment Agreements, certain insurance contracts and those executory contracts and unexpired leases which are listed on the final Schedule of Assumed Agreements to be filed twenty-one (21) days before the Confirmation Hearing Date with the Bankruptcy Court of executory contracts and unexpired leases to be assumed under this Plan on the Effective Date. That schedule will list the amount of the proposed cure payment required by 11 U.S.C. § 365(b)(1). A copy of the schedule and notice of the objection deadline will be served on the contract parties.
     Any party that objects to the assumption of its executory contract or unexpired lease by the Debtor or to the proposed cure payment must file with the Court and serve on interested parties a written objection with supporting evidence that states the basis for the objection. This objection must be filed with the Court and served no later than ten (10) days before the Confirmation Hearing. Any entity that fails to timely file and serve an opposition will be deemed to have waived any and all objections to the proposed assumption or the amount of the proposed cure payment. In the absence of a timely objection by such a party, the Confirmation Order shall constitute a final determination of the amount of the cure payment and that the Reorganized Debtor has shown adequate assurances of its future performance.
     In the event of a dispute regarding the cure payment, adequate assurances, or some other matter related to assumption, the cure payment required by 11 U.S.C. § 365(b)(1) shall not be made until after entry of a Final Order resolving the dispute and approving the assumption. Pending the entry of a Final Order, the executory contract or unexpired lease at issue will be deemed assumed by the Reorganized Debtor unless otherwise ordered by the Court. Upon payment of the cure amount required by 11 U.S.C. § 365(b)(1), any prepetition or postpetition arrearage or other Claim asserted in a Filed proof of Claim or listed in the Schedules shall be deemed satisfied in full and the Claim shall be deemed disallowed, without further order of the Court or action by any party.
     All Allowed Claims arising from the rejection of executory contracts or unexpired leases will be treated as Class 3A General Unsecured Claims, and a proof of claim must be filed with the Bankruptcy Court and served on the Reorganized Debtor within thirty days of the Effective Date of this Plan or be forever barred and unenforceable against the Debtor, the Reorganized Debtor, or their property.
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF REORGANIZATION OF
FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED MAY 24, 2010

IV.
MEANS OF EFFECTUATING THE SIGNATURE PLAN
     A. Merger
     On the Effective Date, and effective contemporaneously with the occurrence of the Effective Date, FGCC will first be merged into the Debtor or the Reorganized Debtor (as applicable), and then FRC will be merged into the Debtor or the Reorganized Debtor (as applicable), with the resulting merged entity surviving as the Reorganized Debtor (the “Merger”). The Reorganized Debtor will thereafter continue to operate its business in the ordinary course without the supervision or oversight of the Bankruptcy Court.
     As a result of the Merger, the assets of the Debtor, FGCC and FRC will become assets of the Reorganized Debtor and any existing liabilities of FGCC and FRC that are unsatisfied as of the date of the Merger, any guarantees by FGCC or FRC of any obligations of the Debtor and any joint and several liabilities of the Debtor, FGCC and/or FRC will become obligations of the Reorganized Debtor. The liabilities of FGCC and FRC constitute Post-Effective Date Merger Claims that will satisfied by the Reorganized Debtor in the ordinary course of business in accordance with applicable non-bankruptcy law; those liabilities are not classified or treated as Claims under this Plan. The equity securities of FGCC and FRC will also be cancelled and all Intercompany Claims between the Debtor, FGCC and FRC will be eliminated.
     The decisions of the Reorganized Debtor, including the timing and amounts of distributions to creditors, will be made by an external manager and a single Board of Directors.
     The Signature Investors will invest $10 million in cash on the Effective Date, and receive for this investment 12,500,000 shares of Common Stock at $.80 per share.
     In addition, the Signature Investors will pay up to an aggregate of $300,000 to acquire Warrants to purchase 15 million shares of Common Stock at an exercise price of $1.03 per share. The Warrants will vest as to 20% on the Effective Date, and 20% in annual installments thereafter until the Warrants are fully vested on the fourth anniversary of the Effective Date. Assuming the Warrants are exercised for cash, the Warrants represent an additional potential future equity infusion to the
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF REORGANIZATION OF
FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED MAY 24, 2010

Reorganized Debtor of $15.75 million, including an aggregate purchase price of $300,000 and an aggregate exercise price of $15,450,000 paid for the Warrants. The purchase price shall be payable by the Signature Investors as the Warrant shares vest, with $60,000 payable on the Effective Date and $60,000 payable on each subsequent vesting installment.
     B. Postconfirmation Business Operations of the Reorganized Debtor
          1. Post-Confirmation Business Plan for the Reorganized Debtor
     The Reorganized Debtor shall utilize the asset base of the current Fremont estate in all commercially reasonable ways for the creation of a broad based, high growth, and solidly profitable licensed commercial finance platform oriented toward originating special situations financing in what is commonly referred to as the “middle market.” For purposes of this Plan, the term “middle market” refers to corporate entities which generate annual gross sales in the range of $10 million to $500 million.
     The Reorganized Debtor’s proposed management team (including its board Chairman) shall be made up of a highly experienced and seasoned group of financial professionals who have operated very successfully within this market segment for decades. The assets underlying the portfolio in this Plan are not securities; they are loans sourced through the Signature team’s proprietary network, individually structured based on the unique circumstances of the individual situation, subjected to appropriate due diligence and documented through the collective efforts of the Signature team, drawing on the significant breadth of experience of Signature and its team.
     The Reorganized Debtor’s proposed management team shall use commercially reasonable efforts to leverage its expertise in this market by reformulating Fremont General into a well-capitalized and profitable finance company serving this large and attractive market in the following areas:
o	Commercial Finance – Financings collateralized by assets typically for businesses in transition. The loans are expected to cover a broad cross section of industries, including without limitation, industrial, retail, franchise food, leasing and transportation, media and entertainment
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF REORGANIZATION OF
FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED MAY 24, 2010

o	Portfolio Acquisitions – Opportunistic purchases of senior secured bank loans either as a whole portfolio or as “carved out” from large bank owned portfolios at meaningful discounts to face value. Frequently, acquired portfolios may be focused on specialized industries such as technology, retail, media, restaurants, casino, hospitality, healthcare, agriculture and lead to further opportunities over the long term, particularly when they come with talented management.

o	Individual Loan Purchases – The Reorganized Debtor shall continue to be actively involved in purchasing sub performing and distressed loans from financial institutions. As an example, Signature recently acquired the debt of the largest domestic operator of auto racing schools from a top 5 financial institution. Although the business is very sensitive to, and, therefore, reeling from the current economic environment, management has aggressively reduced its cost base and shareholders have supported it through additional capital injections. Signature is currently negotiating with management regarding the terms for extending one of the facilities which would otherwise mature in December.

o	Equity Investments – In the right circumstances, the Reorganized Debtor may acquire controlling interests in operating companies, including through purchasing senior debt of companies to be later converted into equity, or through outright purchases of controlling equity interests.

o	Distressed Situations – The Company will also pursue opportunistic corporate financings for asset-rich companies requiring near-term liquidity including, without limitation, bridge loans, transition financing, debtor-in-possession loans (“DIPs”), senior secured bank debt, bonds in liquidation and trade claims in anticipation of a recapitalization or other clearly defined event. By way of example, Signature recently provided a structured lending solution for the Fatburger franchisor that included both DIP financing to subsidiaries reorganizing in Chapter 11 and traditional financing to the parent franchisor who does not anticipate a bankruptcy filing.

o	Specialty Lending Niches – The Reorganized Debtor may identify specific market
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF REORGANIZATION OF
FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED MAY 24, 2010

niches (technology, retail, media, restaurants, casino, hospitality, healthcare, agriculture) that are underserved and present excellent risk/reward business opportunities. These may be identified as a result of portfolio acquisitions (see above) or through other activities the Reorganized Debtor. The Reorganized Debtor anticipates that it will be contacted by management teams seeking a new platform to put their expertise to work.

o	Good Bank/Bad Bank Transactions – As widely reported, many community banks face significant capital constraints, high ratios of criticized assets, and doubts regarding their future viability. Signature believes there are opportunities for structured transactions where Signature buys their criticized assets enabling them to raise new capital or complete a merger that would not otherwise be feasible due to regulatory and other issues. This line has similar metrics as its other lines that acquire sub-performing and distressed loans with the added incentive that the purchaser may be able to augment its return with a significant equity kicker. Although the Reorganized Debtor may acquire a significant ownership position or even 100% ownership as a result of such a transaction, there may be significant regulatory impediments and such transactions are not central to the Reorganized Debtor’s plan.

o	Senior Stretch and Tranche B – The Reorganized Debtor may pursue opportunities to acquire or originate senior secured “stretch” loans and Tranche B loans that are junior secured loans subject to an intercreditor agreement. These loans go beyond normal senior lending guidelines but present significant risk/reward opportunities.
     The Reorganized Debtor’s business plan will build upon the existing platform established by Signature. In conjunction with assuming managerial responsibility for the Reorganized Debtor, the Reorganized Debtor shall seek to wind down all of its existing activities or fold them into the Reorganized Debtor as appropriate while pursuing the long-term strategy to utilize the assets of the Reorganized Debtor to expand Signature’s existing special situation lending platform and expand the business to grow a significant portfolio of income generating assets.
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF REORGANIZATION OF
FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED MAY 24, 2010

     The Reorganized Debtor may utilize the Fremont NOL carry forwards to the fullest extent allowed under applicable law to generate significant after-tax returns to the Reorganized Debtor’s shareholders.
     C. Management Agreement with Credit Partners Management, Inc.
     The Reorganized Debtor’s activities will be managed by CP Management acting as an external investment advisor. On the Effective Date, the Reorganized Debtor’s Board of Directors will enter into a temporary management contract with the senior management team of Signature to provide day to day interim management services to the Company consistent with the post-confirmation business plan for the Reorganized Debtor, as outlined herein, and to oversee the wind-down of the business affairs of the Debtor, FRCC, and FRC while a more complete management agreement is negotiated between the Board and the newly formed entity, CP Management. Such temporary management contract will terminate upon execution of the Management Agreement, which is expected to occur within 45 days of the Effective Date.
     The “Management Agreement” for the Reorganized Debtor for the calendar year 2010 will be based upon a commercially standard business plan, consistent with the Signature Plan. It will be prepared and submitted by CP Management, to the Board of Directors for approval within twenty (20) days of the Effective Date. The form of the proposed Management Agreement, which CP Management anticipates will be submitted to the Board of Directors for approval, is attached as Exhibit 3 to the Signature Plan and has been the subject of arms length negotiations between Signature and a steering committee.
     Following the entry into the Management Agreement, CP Management shall register with the U.S. Securities and Exchange Commission as an investment adviser pursuant to the Investment Advisers Act of 1940 (the “Advisers Act”). Subject to the supervision of the Reorganized Debtor’s Board of Directors, CP Management shall then manage the company’s day-to-day operations (other than the wind-down of legacy assets) and provide investment advisory services pursuant to the Management Agreement. If any of the Remaining Executives elect to continue with the Reorganized Debtor, they will continue to manage the legacy assets of the Debtor through the end of their contract.
     Under the terms of the proposed Management Agreement, CP Management shall:
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF REORGANIZATION OF
FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED MAY 24, 2010

•	identify, evaluate and negotiate the structure of the investments made by the Reorganized Debtor;

•	determine the investments and other assets that the Reorganized Debtor will purchase, retain, or sell;

•	determine the composition of the portfolio of the Reorganized Debtor, the nature and timing of the changes therein and the manner of implementing such changes;

•	close and monitor the Reorganized Debtor’s investments;

•	manage, service, administer, and collect payments related to the Reorganized Debtor’s investments;

•	negotiate, restructure, settle and/or compromise any loan or other debt obligations related to the investment portfolio;

•	supervise a limited staff of FRC employees who will be employed directly by the Reorganized Debtor to continue with the orderly wind-down of the Debtor and FRC’s legacy business activities;

•	engage, interact and supervise any financial advisors, legal counsel, accountants, or other outside consultants engaged by the Reorganized Debtor to continue with the orderly wind-down of the Debtor and FRC’s legacy business activities;

•	engage, interact and supervise any financial advisors, legal counsel, accountants, or other outside consultants engaged by the Reorganized Debtor to facilitate the Reorganized Debtor’s return to compliance with the SEC and any other governmental agencies;

•	file, continue, amend and modify any financing statements, Uniform Commercial Code filings, mortgages, deeds, title policies, etc. related to any liens or collateral associated with any loan or other debt obligations related to the investment portfolio; and

•	provide the Reorganized Debtor with such other investment advisory, research and related services as the Reorganized Debtor may, from time to time, reasonably require for the investment of its funds.
     The compensation arrangements set forth in the Management Agreement shall be renewable
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF REORGANIZATION OF
FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED MAY 24, 2010

annually based on such terms as the Manager and the independent members of the Board of Directors shall agree. Under the Management Agreement, the Reorganized Debtor will pay CP Management a fee for its services pursuant to the Management Agreement. The Management Agreement and its fee structure were established by arm’s-length negotiation between Signature and a Steering Committee consisting of James McIntyre and Seth Hamot, neither of whom holds any direct or indirect economic interest in Signature or CP Management. The management fee during the initial term shall be based upon an expense budget setting forth projected, commercially reasonable operating expenses to be incurred by CP Management in its management of the Reorganized Debtor. The framework established by the Steering Committee also provides that annual salaries for each of Messrs. Noell, Grossman, Donatelli and Ross shall be limited to $150,000 per year for services provided to the Reorganized Debtor under the Management Agreement. The Management Agreement and the proposed budget shall be subject to review and approval by the entire Board of Directors within 120 days after the Effective Date.
     Under the Management Agreement and pursuant to the established budget, CP Management is solely responsible for: (i) compensating CP Management’s investment professionals and their respective staffs (and pursuant to agreed upon limits on the compensation of Messrs. Noell, Grossman, Donatelli and Ross), when and to the extent engaged in providing investment advisory and management services to the Reorganized Debtor, and (ii) the compensation and routine overhead expenses of such personnel allocable to such services. Notwithstanding the above, the Reorganized Debtor’s Board of Directors in its sole discretion may award an annual bonus to CP Management above and beyond the budget based upon performance.
     The Management Agreement will have an initial term through December 31, 2010 and will renew automatically thereafter for annual periods subject to the vote of the Reorganized Debtor’s board of directors or shareholders.
     D. The CP Management Team and the Reorganized Debtor’s Management Team
     The CP Management team will be led by Craig Noell, Kyle Ross, Thomas Donatelli and Kenneth Grossman.
     In addition to the CP Management team, the Reorganized Debtor shall seek out accomplished
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF REORGANIZATION OF
FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED MAY 24, 2010

commercial finance industry executives based in Atlanta, Los Angeles, and New York to participate in the management of the Reorganized Debtor in accordance with the terms and structure of this Plan.
     Signature has requested that the Remaining Executives enter into new arrangements with the Reorganized Debtor providing for their continued employment through the expiration of their contracts in November 2010 or under other mutually agreeable arrangements while a transition plan is implemented. No agreement has been reached with these executives, nor can there be any assurance that any such an agreement will be reached.
     E. The Reorganized Debtor’s Board of Directors
     The Reorganized Debtor would have a Board of Directors consisting of nine directors including Craig Noell and Kenneth Grossman of CP Management, and the following directors expected to satisfy the independence requirements of the New York Stock Exchange: John Nickoll, Robert Schwab, John Koral, Norman Matthews, Richard A. Rubin, and two directors nominated by the TOPrS Group (which shall be mutually acceptable to Signature, the TOPrS Group and James McIntyre). The TOPrS Group has informed Signature that it expects to recommend Howard Amster and Seth W. Hamot as independent directors.
     F. Reporting Requirements
     While it implements its initial investment strategy, the Reorganized Debtor will remain a public company with Equity Interests trading on national securities exchange. The Reorganized Debtor will seek an accommodation from the SEC of filing and past due reporting requirements, if feasible, commencing with a comprehensive Form 10K in the first quarter in which this Plan goes effective, which is anticipated to be the first or second quarter of 2010. In the event that the Reorganized Debtor is unable to obtain the requested accommodation or if there are other impediments, the Reorganized Debtor will become current in its SEC reporting requirements post emergence.
     G. Amendment of Corporate Governance Documents to Authorize Certain Transactions
     Under the Signature Plan, the Reorganized Debtor and its affiliates shall amend and restate certain of their corporate governance documents, including its articles of incorporation and bylaws in
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF REORGANIZATION OF
FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED MAY 24, 2010

substantially the form attached as Exhibit 5 and Exhibit 6, respectively, to this Plan, to the extent necessary to, among other things authorize: (1) the restructuring transactions contemplated by the Signature Plan, including but not limited to the issuance of Common Stock and Warrants to be issued under the Signature Plan, (2) implementation of a “Leucadia Provision” (as discussed in detail below), and (3) the following actions to be taken in the discretion of the Reorganized Debtor’s board of directors within eighteen months of the Effective Date: a corporate name change, a new Committee on Uniform Securities Identification Procedures (CUSIP) number, an exchange of certificates representing common stock of the Debtor par value $1.00 per share for certificates (for the same number of shares) representing Common Stock of the Reorganized Debtor par value $0.01 per share (to the extent shares are certificated), a reincorporation to Delaware or another state (provided that the Reorganized Debtor’s Board of Directors, after receiving advice from legal and financial advisors, believes that the advantages of such a reincorporation outweigh the disadvantages).
     H. Transfer Restrictions: the “Leucadia Provision”
     The Reorganized Debtor, at the option of its Board of Directors, may implement a “Leucadia Provision” to restrict certain transfers of the common stock or other equity of the Reorganized Debtor in order to avoid adverse federal income tax consequences caused by certain subsequent ownership changes (as defined in section 382 of the Internal Revenue Code of the Tax Code, as described in more detail below).
     The Leucadia Provision shall restrict transfers on certain shares of the common stock with the following material terms:
•	no Person may acquire or accumulate five percent or more (as determined under tax law principles governing the application of Section 382 of the Tax Code) of the common stock or other equity of the Reorganized Debtor (together, “the Securities”); and

•	no Person owning directly or indirectly (as determined under such tax law principles) on the Effective Date, after giving effect to this Plan, or after any subsequent issuances of securities pursuant to transactions contemplated by this Plan, five percent or more (as determined under such tax law principles) of the Securities, may acquire additional
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF REORGANIZATION OF
FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED MAY 24, 2010

shares of that common stock or other equity of the Reorganized Debtor, subject to certain exceptions, and

•	no person holding 5% or more of the total fair market value of the Securities may transfer, or agree to transfer, Securities.
     The restrictions on transfer will not apply to certain transactions approved by the board of directors of the Reorganized Debtor.
     The express intent of the Leucadia Provision is to reduce the risk that any change in the ownership of the Reorganized Debtor’s common stock may jeopardize the preservation of federal income tax attributes of the Reorganized Debtor for purposes of sections 382 and 383 of the Tax Code.
     Each certificate representing shares of the Reorganized Debtor’s common stock shall bear a legend in substantially the following form:
     “The shares of Reorganized Debtor’s common stock represented by this certificate are issued pursuant to this Plan of Reorganization for the Reorganized Debtor, as confirmed by the United States Bankruptcy Court for the Central District of California. The transfer of securities represented hereby is subject to restriction pursuant to the Bylaws of the Reorganized Debtor. The Reorganized Debtor will furnish a copy of its Bylaws to the holder of record of this certificate without charge upon written request addressed to the Reorganized Debtor at its principal place of business.”
     I. Certain Insurance Policy Matters
     Westchester Surplus Lines Insurance Company (“WSLIC”) and Pacific Employers Insurance Company (“PEIC”) are members of the ACE Group of companies. WSLIC issued pre-petition to the Debtor a claims made directors and officers excess liability insurance policy for claims made against the insured for wrongful acts occurring between January 1, 2008 and December 31, 2014 (the “WSLIC Policy”). PEIC issued pre-petition to the Debtor high deductible workers compensation occurrence policies for the calendar years 2000, 2001 and 2002 (the “PEIC Policies”). The WSLIC Policy and the PEIC Policies are collectively referred to hereinafter as the “ACE Policies.” Unless rejected pursuant to the Plan, in which case Claims will be treated solely as set forth in the Plan, nothing in the Disclosure Statement, the Plan, the Confirmation Order, any exhibit to this Plan or any
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF REORGANIZATION OF
FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED MAY 24, 2010

other Plan document (together the “Plan Documents”) (including any provision that purports to be preemptory or supervening), shall in any way operate to, or have the effect of, impairing in any respect the legal, equitable or contractual rights and defenses, if any, of the insured or insurer with respect to the ACE Policies or any prepetition agreement with the Debtor related to any of the ACE Policies (the “ACE Policies and Related Agreements”). Unless rejected pursuant to the Plan, in which case the terms of the Plan shall govern, the rights and obligations of the insured and insurer shall be determined under the ACE Policies and Related Agreements and under applicable non-bankruptcy law. Any assumption of the Plan Documents of the ACE Policies and Related Agreements will not enlarge the prepetition rights of the insured or insurers thereunder.
     J. Repurchase Claims Reserves
     On the Effective Date of the Signature Plan, Signature will establish a balance sheet cash reserve of $15,000,000 reflecting its best estimate of the likely liability for Repurchase Claims payable over time. (This reserve is in addition to Signature’s assumption that the Debtor will utilize $20 million in cash to pay known Repurchase Claims on or before the Effective Date and reduce corresponding liabilities in the same amount.) After the Effective Date of the Signature Plan, the Reorganized Debtor’s Board of Directors may determine to increase or decrease the amount reserved for the satisfaction of Repurchase Claims (the Signature Plan proposes periodic adjustments after the Effective Date that maintain a reserve equal to or greater than anticipated claims payments for the following 12 months), subject to any applicable Court order governing the reserves. Upon obtaining a line of credit after the Effective Date of the Signature Plan, the Reorganized Debtor’s Board of Directors may determine that a cash reserve may not be in the best interest of the company and may, alternatively, elect to establish a reserve under the line of credit to satisfy the potential liability for Repurchase Claims.
     K. Retention of Jurisdiction
     The Bankruptcy Court will retain jurisdiction of all matters arising in or related to this Plan to the fullest extent provided by law until this Plan is fully consummated, including, without limitations:
1.	The adjudication of the validity, scope, classification, allowance, and disallowance of any Claim;
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF REORGANIZATION OF
FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED MAY 24, 2010

2.	The estimation of any Claim;

3.	The allowance or disallowance of Professional Fee Claims, compensation, or other Administrative Claims;

4.	To hear and determine Claims concerning taxes pursuant to sections 346, 505, 525, and 1146 of the Bankruptcy Code;

5.	To hear and determine any action or proceeding brought under section 108, 510, 543, 544, 545, 547, 548, 549, 550, 551, and 553 of the Bankruptcy Code;

6.	To hear and determine all actions and proceedings relating to pre-confirmation matters;

7.	To hear and determine any issue relating to the assumption or rejection of executory contracts and unexpired leases;

8.	To hear and determine any modification to this Plan in accordance with the Bankruptcy Rules and the Bankruptcy Code;

9.	To enforce and interpret terms of this Plan;

10.	To correct any defects, cure any omissions, or reconcile any inconsistency in this Plan or the Confirmation Order as may be necessary to carry out the purpose and intent of this Plan;

11.	To hear and determine such matters and make such orders as are consistent with this Plan as may be necessary to carry out the provisions thereof and to adjudicate any disputes arising under or related to any order entered by the Court in this Case; and

12.	The entry of an order concluding and terminating this Case.
     L. Cancellation and Treatment of Senior Notes and Junior Notes
     On the Effective Date, all Senior Notes and the Senior Notes Indenture shall be deemed automatically canceled and discharged on the Effective Date, and (ii) the obligations of the Debtor (and Reorganized Debtor) under any agreements, indentures, or certificates of designation governing the Senior Notes, shall be discharged in each case without further act or action under any applicable agreement, law, regulation, order, or rule and without any action on the part of the Court or any Person; provided, however, that the Senior Notes and the Senior Notes Indenture shall continue in effect solely for the purposes of (i) allowing the Holders of the Senior Notes to receive their
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF REORGANIZATION OF
FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED MAY 24, 2010

Distributions hereunder, (ii) allowing the Indenture Trustee for the Senior Notes to make the Distributions, if any, to be made on account of the Senior Notes, (iii) permitting the Indenture Trustee for the Senior Notes to assert its Indenture Trustee Charging Lien against such Distributions for payment of its Indenture Trustee Fees, and (iv) allowing the Indenture trustee for the Senior Notes to enforce the subordination provisions contained in the Subordinated Debenture.
     On the Effective Date, except as otherwise provided for herein, (i) the Junior Notes, the Junior Notes Indenture and TOPrS shall be deemed extinguished, cancelled and of no further force or effect, and (ii) the obligations of the Indenture Trustee and the Debtor (and Reorganized Debtor) under any agreements, indentures, or certificates of designation governing the Junior Notes and TOPrS, shall be discharged in each case without further act or action under any applicable agreement, law, regulation, order, or rule and without any action on the part of the Bankruptcy Court or any Person; provided, however, that the Junior Notes, TOPrS and Junior Notes Indenture shall continue in effect to the extent necessary to permit the Indenture Trustee for the Junior Notes to (i) maintain or assert any rights or Charging Lien it may have on distributions pursuant to the Plan, (ii) permit the Indenture Trustee for the Junior Notes to exercise its rights and obligations relating to the interests of the TOPrS or applicable Holders pursuant to the Junior Notes Indenture, (iii) allow the Indenture Trustee for the Junior Notes to make distributions pursuant to the Plan, (iv) permit the Indenture Trustee for the Junior Notes to assert any rights to indemnity pursuant to the indenture, which indemnification obligations of the Reorganized Debtor shall survive; (v) permit the Indenture Trustee for the Junior Notes to perform such other functions as provided under the Junior Notes Indenture, (vi) implement the terms of the plan, and (vii) appear in the Case.
     Subsequent to the performance by the Indenture Trustee for the Junior Notes, the FGFI Trust trustees or their agents of any duties that are required under the Plan, the Confirmation Order and/or under the terms of the Indenture, the Indenture Trustee, the trustees and its agents shall be relieved of, and released from, all obligations associated with the TOPrS, the Junior Notes or under other applicable trust agreements or law and the Indenture shall be deemed to be discharged and released.
     Upon receipt and distribution of the cash and equity to the Holders of the TOPrS and issuance and receipt of the New Note and execution of the New Note Indenture as provided under the Plan and
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF REORGANIZATION OF
FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED MAY 24, 2010

after payment of the Indenture Trustee Fees, the Fremont General Financing Declaration of Trust shall be deemed terminated and dissolved and, if necessary or desirable, the Reorganized Debtor or Junior Note Indenture Trustee may file a certificate of cancellation with the Secretary of State of Delaware, and upon such termination and dissolution, the Preferred Securities Guarantee shall be deemed terminated.
V.
CLAIMS
     A. Maintenance of Post-Confirmation Claims Register
     In order to reduce the administrative burdens on the Bankruptcy Court and to improve the efficiency of the remaining claims allowance process, the Reorganized Debtor shall be entitled to retain a third party, including, without limitation, Kurtzman Carson Consultants LLC, to maintain the official claims register for this Case (the “Post-Confirmation Claims Register”).
     The Post-Confirmation Claims Register shall be based, in the first instance, upon an updated claims database (the “Register Update”) that shall be filed by the Debtor at least twenty-one (21) days prior to the Confirmation Hearing. Objections by any party in interest to the form or substance of the Register Update may be considered as part of the Confirmation Hearing. On the Effective Date, the Register Update shall be deemed to amend and supersede the Bankruptcy Court’s official register, and may thereafter be relied upon by the Reorganized Debtor and any retained third party as the official Post-Confirmation Claims Register. Following the Effective Date, copies of the current Post-Confirmation Claims Register may be obtained by any party in interest upon written request to the Reorganized Debtor.
     Prior to the Effective Date, the Debtor may file a further updated Post-Confirmation Claims Register that includes updates based upon events in the claims allowance process since the filing of the initial Post-Confirmation Claims Register.
     B. Claim Objections
     The Reorganized Debtor or any other party in interest shall file objections to Claims or Equity Interests within 180 days of the Effective Date. The Reorganized Debtor may obtain an extension of
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF REORGANIZATION OF
FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED MAY 24, 2010

this date by filing a motion in the Bankruptcy Court, based upon a showing of “cause.” Once a Claim or Equity Interest becomes an Allowed Claim or Equity Interest, it will receive the treatment afforded by this Plan.
VI.
SECURITIES RELATED MATTERS
     A. Issuance of Securities
     Except as set forth below, common stock to be issued to Holders of Allowed Claims, if any, will be issued without registration under the Securities Act or any similar federal, state or local law in reliance upon the exemptions set forth in section 1145 of the Bankruptcy Code.
     Common Stock and Warrants to be issued in connection with the equity investment by the Signature Investors, as well the common stock to be issued upon the exercise of such Warrants, will be issued without registration under the Securities Act or any similar state or local law in reliance upon the exemption set forth in section 4(2) of the Securities Act and the rules set forth in Regulation D promulgated thereunder. In that regard, the Signature Investors intend to make customary representations to the Reorganized Debtor, including that it is an “accredited investor” as defined under Rule 501 of Regulation D.
     B. Registration Rights
     The Reorganized Debtor shall be responsible for providing mandatory registration rights to the Signature Investors in order to accommodate the resale of common stock and Warrants sold in reliance upon the section 4(2) exemption of the Securities Act. Accordingly, on or about the Effective Date, the Reorganized Debtor shall execute and deliver a Registration Rights Agreement in substantially the form attached as Exhibit 1 to this Plan.
     The Reorganized Debtor shall have twelve (12) months to affect resale registration. The Registration Rights Agreement shall include customary terms and conditions associated with mandatory registration provisions. The Reorganized Debtor shall be responsible for all registration expenses, excluding selling expenses. To the extent that it is currently delinquent in its reporting
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF REORGANIZATION OF
FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED MAY 24, 2010

obligations under the Securities Exchange Act of 1934, the Reorganized Debtor shall use its reasonable efforts to obtain a waiver and/or become compliant with such reporting obligations.
     Consistent with the closing conditions for this Plan to go effective, the Reorganized Debtor shall execute and deliver the Registration Rights Agreement.
     C. Security Certificates
     Certificates evidencing shares of preferred stock and warrants received by (i) Holders of securities issued in reliance upon the exemption set forth in section 4(2) of the Securities Act, (ii) holders of five percent or more of the outstanding common stock or (iii) by holders that request legended certificates and who certify that they may be deemed to be underwriters within the meaning of section 1145 of the Bankruptcy Code, will bear a legend substantially in the form below:
THE SECURITIES EVIDENCED BY THIS CERTIFICATE AND, IF APPLICABLE, THE COMMON STOCK UNDERLYING SUCH SECURITIES, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE SOLD, OFFERED FOR SALE OR OTHERWISE TRANSFERRED UNLESS REGISTERED OR QUALIFIED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.
     Any person that would receive legended securities as provided above may instead receive certificates evidencing securities without such legend if, prior to the Effective Date, such person or entity delivers to the Debtor (a) an opinion of counsel reasonably satisfactory to the Debtor to the effect that the shares to be received by such person or entity (or the common stock underlying such shares) may be sold without registration under the Securities Act and (b) a certification that such person or entity is not an “underwriter” within the meaning of section 1145 of the Bankruptcy Code.
     Any holder of a certificate evidencing shares of the Reorganized Debtor bearing such legend may present such certificate to the transfer agent for exchange for one or more new certificates not bearing such legend or for transfer to a new holder without such legend at such times as (a) such
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF REORGANIZATION OF
FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED MAY 24, 2010

shares are sold pursuant to an effective registration statement under the Securities Act or (b) such holder delivers to the Reorganized Debtor an opinion of counsel reasonably satisfactory to the Reorganized Debtor to the effect that such shares are no longer subject to the restrictions pursuant to an exemption under the Securities Act and such shares may be sold without registration under the Securities Act, in which event the certificate issued to the transferee will not bear such legend.
     D. Investment Company Act Status
     The Reorganized Debtor expects that CP Management will register as an investment adviser under the Advisers Act, but that the Reorganized Debtor will not be required to register under the 1940 Act.
     The Reorganized Debtor intends to structure and operate its business and its investments in such a way that it will not be deemed an “investment company” under the 1940 Act. The Reorganized Debtor intends to operate as a commercial lender engaged in various financing activities as discussed herein, and will not be primarily in the business of investing, reinvesting or trading in securities. However as of the Effective Date of this Plan, the Reorganized Debtor is projected to own: i) assets that could be deemed “investment securities” as defined in Section 3(a)(1)(C) of the Company Act, that might exceed 40 percent of its total assets, less government securities, investments in majority-owned subsidiaries, cash and cash items, and consequently could be considered an investment company under that section. In such instance, the Reorganized Debtor will seek to register with the SEC as an investment company unless it can rely on an exception or exemption from the 1940 Act, or obtain an order from the SEC allowing it to operate under the terms of the order without registering. For up to a year from the Effective Date of this Plan, the Reorganized Debtor intends to rely upon the provisions of Rule 3a-2 of the 1940 Act, which provides a one-year period in which it may operate without being subject to registration and regulation as an investment company.
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF REORGANIZATION OF
FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED MAY 24, 2010

VII.
DISBURSEMENTS
     A. Manner of Distribution
     At the option of the Reorganized Debtor, monetary distributions may be made in Cash, by wire transfer, or by a check drawn on a domestic bank. Distributions on account of holders of Allowed Class 3B Claims and Allowed Class 3C Claims shall be made to (a) the applicable Indenture Trustee or (b) with the prior written consent of the applicable Indenture Trustee, through the facilities of DTC. If a distribution is made to the applicable Indenture Trustee, the applicable Indenture Trustee, in its capacity as disbursing agent, shall administer the distributions in accordance with the Plan and the Senior Notes Indenture or Junior Notes Indenture, as applicable, and be compensated as described below; provided, however, that nothing herein shall be deemed to impair, waive or extinguish any rights of the Indenture Trustee with respect to the Charging Lien.
     The applicable Indenture Trustee acting as disbursing agent shall only be required to act and make distributions in accordance with the terms of the Plan and shall have no (A) liability for actions taken in accordance with the Plan or in reliance upon information provided to it in accordance with the Plan or (B) obligation or liability for distributions under the Plan to any party who does not hold a Claim against the Debtor as of the Distribution Record Date or who does not otherwise comply with the terms of the Plan.
     Each Indenture Trustee acting as disbursing agent by providing services related to distributions under the Plan will receive from the Reorganized Debtor, without further approval of the Court, reasonable compensation for such services and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services. These payments will be made by the Reorganized Debtor and will not be deducted from distributions to be made pursuant to the Plan to Holders of Allowed Class 3B Claims and Allowed Class 3C Claims receiving distributions from the Indenture Trustee as disbursing agent. All payments to Holders of Allowed Class 3B Claims and Allowed Class 3C Claims shall only be made to such Holders after the surrender by each such Holder of the Senior Notes or Junior Notes certificates representing such Class 3B or Class 3C Claim, or in the event that such certificates are lost, stolen, mutilated or destroyed, upon the Holder’s compliance
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF REORGANIZATION OF
FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED MAY 24, 2010

with the requirements set forth in Section IV.L hereof, or if such Senior Notes or Junior Notes are held electronically, ownership of such Claims is surrendered in a manner acceptable to the applicable Indenture Trustee. As soon as practicable after surrender of certificates evidencing Allowed Class 3B and Allowed Class 3C Claims, the applicable Indenture Trustee shall distribute to each Holder thereof such Holder’s pro rata share of the Distribution, subject to the rights of the Indenture Trustee to assert a Charging Lien against such distribution.
     Notwithstanding any provision contained in this Plan to the contrary, the distribution provisions contained in the Senior Notes Indenture and the Junior Notes Indenture shall continue in effect to the extent necessary to authorize the applicable Indenture Trustee to receive and distribute to the Holders of Allowed Class 3B Claims and Allowed Class 3C Claims Distributions pursuant to this Plan and shall terminate upon completion of all such Distributions.
     Any Distribution required to be made to satisfy Priority Tax Claims or Administrative Tax Claims shall include interest at the applicable rate pursuant to Section 511 of the Bankruptcy Code calculated as of the actual date of Distribution.
     B. Undeliverable Distributions
     If a Distribution is returned to the Disbursing Agent as undeliverable, then such Distribution amount shall be deemed to be “Unclaimed Property.” Nothing contained in this Plan shall require the Disbursing Agent, or anyone else, to attempt to locate such Person. The Unclaimed Property shall be set aside and (in the case of Cash) held in a segregated interest-bearing account to be maintained by the Disbursing Agent. If such Person presents itself within one (1) year following the Effective Date, the Unclaimed Property distributable to such Person, together with any interest or dividends earned thereon, shall be paid or distributed to such Person. If such Person does not present itself within one (1) year following the Effective Date, any such Unclaimed Property and accrued interest or dividends earned thereon shall become the property of the Reorganized Debtor for use under this Plan, if required, then to the Reorganized Debtor.
     C. Rounding of Payments
     Whenever payment of a fraction of a cent would otherwise be called for, the actual payment shall reflect a rounding down of such fraction to the nearest whole cent. To the extent Cash remains
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF REORGANIZATION OF
FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED MAY 24, 2010

undistributed as a result of the rounding of such fraction to the nearest whole cent, such Cash shall be treated as “Unclaimed Property” and shall be dealt with in as described above.
     D. Compliance with Tax Requirements
     The Disbursing Agent shall comply with all withholding and reporting requirements imposed by federal, state, or local taxing authorities in connection with making Distributions pursuant to this Plan.
     In connection with each Distribution with respect to which the filing of an information return (such as an Internal Revenue Service Form 1099 or 1042) or withholding is required, the Disbursing Agent shall file such information return with the Internal Revenue Service and provide any required statements in connection therewith to the recipients of such Distribution, or effect any such withholding and deposit all moneys so withheld to the extent required by law. With respect to any Person from whom a tax identification number, certified tax identification number, or other tax information required by law to avoid withholding has not been received by the Disbursing Agent, then the Disbursing Agent may, at its sole option, withhold the amount required and distribute the balance to such Person or decline to make such Distribution until the information is received.
     E. Distribution of Unclaimed Property
     If a distribution is returned to the Disbursing Agent as undeliverable, then such distribution amount shall be deemed to be “Unclaimed Property.” Nothing contained in this Plan shall require the Disbursing Agent, or anyone else, to attempt to locate such Person. The Unclaimed Property shall be set aside and (in the case of Cash) held in a segregated interest-bearing account to be maintained by the Disbursing Agent. If such Person presents itself within one (1) year following the Effective Date, the Unclaimed Property distributable to such Person, together with any interest or dividends earned thereon, shall be paid or distributed to such Person. If such Person does not present itself within one (1) year following the Effective Date, any such Unclaimed Property and accrued interest or dividends earned thereon shall become the property of the Reorganized Debtor for use under this Plan, if required, then to the Reorganized Debtor.
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF REORGANIZATION OF
FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED MAY 24, 2010

     F. No De Minimis Distributions
     If any single distribution required by this Plan would be for an amount of $25.00 or less, then the Disbursing Agent shall not be required to process the distribution and may, at its option, either add the distribution to the next distribution if the collective amount would be greater than $25.00 or may treat the distribution as Unclaimed Property.
     G. Setoff
     Any Claims of any nature which the Debtor or the Estate may have against the Holder of a Claim may be, but are not required to be, set off against any Claim and the Distribution to be made pursuant to this Plan in respect of such Claim. Neither the failure by the Disbursing Agent or any other Person to affect such a setoff nor the allowance of any Claim shall constitute a waiver or a release of any claim which any or all of the foregoing may have against the Holder of a Claim.
     Except as otherwise provided in this Plan, all Causes of Action are retained and preserved pursuant to section 1123(b) of the Bankruptcy Code including, without limitation, the pending or contemplated Causes of Action identified on Exhibit 1 to the Disclosure Statement, a revised, amended and modified version of which may be submitted prior to the ten (10) days prior to the Confirmation Hearing. From and after the Effective Date, all Causes of Action will be prosecuted or settled by the Reorganized Debtor. To the extent any Cause of Action is already pending on the Effective Date, the Reorganized Debtor as successor to the Debtor will continue the prosecution of such Cause of Action In addition, and without limiting the generality of Section of this Plan, from and after the Effective Date (as a result of the Merger), the Reorganized Debtor is the successor-in-interest to any and all interests of FGCC or FRC in any and all claims rights, and causes of action which have been or could have been commenced by FGCC or FRC immediately prior to the Effective Date. Notwithstanding the foregoing, nothing herein shall be deemed to require the Reorganized Debtor to prosecute any Cause of Action.
     H. Distribution Record Date
     At the close of business on the Distribution Record Date, the claims registers for all Claims and the transfer ledgers for the Senior Notes shall be closed, and there shall be no further changes in the record holders of such Claims or such Senior Notes. Except as provided herein, the Reorganized
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF REORGANIZATION OF
FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED MAY 24, 2010

Debtor, the Disbursing Agent, the Indenture Trustee, and each of their respective agents, successors, and assigns shall have no obligation to recognize any transfer of Claims or any transfer of Senior Notes occurring after the Distribution Record Date and shall be entitled instead to recognize and deal for all purposes hereunder with only those record holders stated on the claims registers or transfer ledgers as of the close of business on the Distribution Record Date irrespective of the number of distributions to be made under this Plan to such Persons or the date of such distributions.
     I. Delivery and Surrender of Senior Notes
     Each Holder of any Senior Note shall surrender such Senior Note to the Indenture Trustee for the Senior Notes. No Distribution hereunder shall be made to or on behalf of any such Holder unless and until such Senior Note is received by the Indenture Trustee for the Senior Notes, or the loss, theft or destruction of such Senior Note is established to the satisfaction of the Indenture Trustee for the Senior Notes, including requiring such Holder (i) to submit a lost instrument affidavit and an indemnity bond, and (ii) to hold the Debtor and the Indenture Trustee for the Senior Notes harmless in respect of such Senior Note and any Distributions made in respect thereof. Upon compliance with this Section by a Holder of any Senior Note, such Holder shall, for all purposes under this Plan, be deemed to have surrendered such Senior Note. Any such Holder that fails to surrender such Senior Note or satisfactorily explain its non-availability to the Indenture Trustee for the Senior Notes within eighteen months of the Effective Date shall be deemed to have no further Claim against the Debtor or its property, or the Indenture Trustee for the Senior Notes in respect of such Claim, and shall not participate in any Distribution hereunder, and the Distribution that would otherwise have been made to such Holder shall be distributed by the Indenture Trustee for the Senior Notes to all Holders who have surrendered their Senior Notes or satisfactorily explained their non-availability to the Indenture Trustee for the Senior Notes within eighteen months of the Effective Date.
     J. Delivery and Surrender of Junior Notes
     Except as provided in the Plan for lost, stolen, mutilated or destroyed notes, each Holder of any Junior Note not held through book entry must tender such note to the Reorganized Debtor or the Indenture Trustee for the Junior Notes acting as distribution agent in accordance with a letter of transmittal to be provided to such Holders by the Reorganized Debtor or Indenture Trustee as
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF REORGANIZATION OF
FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED MAY 24, 2010

promptly as practicable on the Effective Date. The letter of transmittal will include, among other provisions, customary provisions with respect to the authority of the Holder of such note to act and the authenticity of any signatures required thereon. All surrendered notes will be marked as cancelled and delivered to the Reorganized Debtor. If the record Holder of a note is DTC or its nominee or such other securities depository or custodian thereof or is held in book entry or electronic form pursuant to a global security held by DTC, then the beneficial Holder of such a note shall be deemed to have surrendered such Holder’s security, note, debenture or other evidence of indebtedness upon surrender of such global security by DTC or such other securities depository or custodian thereof.
     K. Outside Effective Date Distributions Date
     Distributions payable as of the Effective Date or “as soon thereafter as is practicable” (such Distributions, “Effective Date Distributions”) must occur by the following outside dates: (i) with respect to Effective Date Distributions to be made to the respective Indenture Trustee for distribution to Holders of Senior Notes and, if applicable, the Holders of Junior Notes, such Distributions shall be made no later than by the third (3rd) Business Day after the Effective Date; and (ii) with respect to all other Effective Date Distributions, such Distributions shall be made no later than by the fifth (5th) Business Day after the Effective Date.
VIII.
CONDITIONS PRECEDENT TO CONFIRMATION
AND CONSUMMATION OF THE PLAN
     A. Conditions to Confirmation
     The following are conditions precedent to the occurrence of the Confirmation Date, each of which must be satisfied or waived in accordance with this Plan:
1.	An order finding that the Disclosure Statement contains adequate information pursuant to section 1125 of the Bankruptcy Code shall have been entered; and

2.	The proposed Confirmation Order shall be in form and substance reasonably satisfactory to Signature and wholly consistent with this Plan, and shall provide that, notwithstanding Bankruptcy Rule 3020(e), such Confirmation Order shall be immediately effective upon entry on the Court’s docket.
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF REORGANIZATION OF
FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED MAY 24, 2010

     B. Conditions to Effective Date
     The following conditions precedent must be satisfied or waived on or prior to the Effective Date in accordance with the provisions of this Plan:
1.	The Confirmation Order shall have been entered in form and substance reasonably satisfactory to Signature, and shall, among other things:
a.	Provide that the Debtor and the Disbursing Agent are authorized and directed to take all actions necessary or appropriate to enter into, implement, and consummate the obligations under the Plan;

b.	Authorize the issuance of the Common Stock and the Warrants; and
2.	All conditions precedent to the financing commitments required to consummate the Reorganized Debtor’s obligations on the Effective Date shall have been waived or satisfied;

3.	The Confirmation Order shall not then be stayed, vacated, or reversed;

4.	All documents, instruments and agreements provided for under this Plan or necessary to implement this Plan (including the Management Agreement, the Subscription Agreement(s) and the Registration Rights Agreement, but not necessarily the Warrant) shall have been executed and delivered by all parties thereto, unless such execution or delivery has been waived by the parties benefited;

5.	All corporate governance documents in a commercially reasonable form shall have been adopted;

6.	All material authorizations, consents, and regulatory approvals required, if any, in connection with consummation of this Plan shall have been obtained; and

7.	All material actions, documents, and agreements necessary to implement this Plan shall have been effected or executed.
     C. Waiver of Conditions
     Each of the conditions set forth in this Section, with the express exception of the conditions contained in Section VIII.B.l(a), VIII.B.l(b) and VIII.B.2, may be waived in whole or in part by Signature with notice to parties-in-interest without a hearing.
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF REORGANIZATION OF
FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED MAY 24, 2010

     D. Outside Effective Date
     Notwithstanding anything contained to the contrary in this Plan, the Effective Date shall occur no later than 25 days after entry of the Confirmation Order, unless (a) the Confirmation Order is stayed on appeal by a court of competent jurisdiction, in which case then the Effective Date shall by the first Business Day occurring ten (10) days after such stay is dissolved by Final Order, or (b) the Effective Date is extended with the written consent of the Creditor’s Committee, which consent shall not be unreasonably withheld.
IX.
EFFECT OF CONFIRMATION OF PLAN
     A. Discharge
     Because this Plan does not contemplate the liquidation of substantially all of the property of the estate and the Reorganized Debtor will engage in business after consummation of this Plan, the rights under this Plan and the treatment of Claims and Equity Interests under this Plan will be in exchange for, and in complete satisfaction, discharge, and release of all Claims of any nature whatsoever against the Debtor, the Reorganized Debtor, or their property, except as otherwise provided in this Plan or the Confirmation Order,
1.	On the Effective Date, except as otherwise provided for in this Plan the Debtor, the Debtor’s Estate, Reorganized Debtor, and their property will be deemed discharged and released from any and all Claims, including without limitation, all demands, liabilities, and Claims, that arose before the Confirmation Date or that are based upon or otherwise relate to acts, events, omissions, transactions or other activities of any kind that occurred before the Confirmation Date, and all debts of the kind specified in Bankruptcy Code §§ 502(g), 502(h), or 502(i) regardless of whether: (a) a proof of Claim based on such debt is filed or deemed filed; (b) a Claim based on such debt is allowable under Bankruptcy Code § 502; or (c) the Person holding the Claim based on such a debt has accepted this Plan;

2.	All Persons will be precluded from asserting against the Debtor, the Estate, or the
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF REORGANIZATION OF
FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED MAY 24, 2010

Reorganized Debtor, or their property, any other or further Claims based on, arising from, or in connection with any act, event, omission, transaction, or other activity of any kind that occurred before the Confirmation Date;

3.	Any debt of the Debtor, whether secured or unsecured, which was in default up to the Confirmation, will no longer be deemed in default. Moreover, to the extent that the Debtor and Reorganized Debtor comply with the terms and conditions of this Plan, these obligations will be deemed in good standing;

4.	As set forth in sections 524 and 1141 of the Bankruptcy Code, except as otherwise provided in this Plan or the Confirmation Order, the Confirmation Order constitutes a discharge or any and all Claims against, and all debts and liabilities of, the Debtor. The Reorganized Debtor and its property will be deemed discharged and released from any and all Claims and Equity Interests, including, without limitation, all demands, liabilities, Claims and Equity Interests that arose before the Confirmation Date or that are based on or otherwise relate to acts, events, transactions, or other activities of any kind that occurred before the Confirmation Date. This discharge will void any judgment that was obtained against the Debtor at any time only to the extent that the judgment relates to a discharged Claim.

5.	Subject to the limitations and conditions imposed under section 1125(e) of the Bankruptcy Code, Persons who, in good faith and in compliance with applicable provisions of the Bankruptcy Code, either solicit Plan acceptances or rejections or participate in the offer, issuance, sale, or purchase of securities under this Plan will not be liable on account of their solicitation or participation for violation of any applicable law, rule, or regulation governing the solicitation of Plan acceptances or rejections or the offer, issuance, sale, or purchase of such securities.
     B. Vesting of Property of the Estate
     On the Effective Date, all Assets that are property of the Estate as of the Effective Date, including all Causes of Action, Rights of Action and Avoidance Actions, will vest in the Reorganized Debtor free and clear of the Claims of any Creditors.
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF REORGANIZATION OF
FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED MAY 24, 2010

     For the avoidance of doubt, on and after the Effective Date, the Reorganized Debtor shall have the authority and right, without the need for Bankruptcy Court approval (unless otherwise required by the Plan), to exercise its reasonable business judgment to direct and control the disposition and use of all Assets that were property of the Estate as of the Effective Date (including all Causes of Action, Rights of Action and Avoidance Actions) and to compromise, settle, object to, dispute, seek to subordinate, or otherwise litigate any and all Claims asserted against the Debtor, FRC, or FGCC.
X.
MISCELLANEOUS PROVISIONS
     A. Modification of Plan
     Signature may modify this Plan at any time before confirmation provided that the modifications meet the requirements, of the Bankruptcy Code. Signature may also seek to modify this Plan at any time after confirmation only if (1) this Plan has not been substantially consummated and (2) the Court authorizes the proposed modifications after notice and a hearing.
     B. The Committees
     Until the Effective Date, the Equity Committee and the Creditors Committee shall continue in existence. As of the Effective Date, the Equity Committee and the Creditors Committee shall terminate and disband and the members of the Equity Committee and the Creditors Committee shall be released and discharged of and from all further authority, duties, responsibilities and obligations related to and arising from their service as Committee members. Except as otherwise provided in this Plan or Court order, the prohibition on members of the Equity Committee from trading their respective Equity Interests shall cease as of the Confirmation Date.
     C. Post-Confirmation Status Report
     Within 120 days of the Confirmation Date, the Reorganized Debtor shall file a status report with the Court explaining what progress has been made toward consummation of the confirmed Plan.
     The status report shall be served on the United States Trustee and the members of the Committees. Until the entry of the Final Decree (as defined below), further status reports shall be filed every 180 days and served on the same Persons. Following the Entry of the Final Decree, the
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF
REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED MAY 24, 2010

Reorganized Debtor will post quarterly status reports on the Reorganized Debtor’s website until the earlier of (a) eighteen months after the Effective Date, or (b) the date upon which the Reorganized Debtor has become current in its SEC reporting requirements.
     D. Post-Confirmation United States Trustee Fees
     Pursuant to 28 U.S.C. § 1930(a)(6), quarterly fees to the United States Trustee will continue to be due until the bankruptcy case is closed, at the rate in effect at the time such fees are due. Such fees shall be paid by the Disbursing Agent.
     E. Exemption From Securities Laws
     The issuance of the stock pursuant to the Plan shall be exempt from any securities laws regulation requirements to the fullest extent permitted by Section 1145 of the Bankruptcy Code, Section 4(2) of the Securities Act and any other applicable exemptions.
     F. Exculpation
     As of the Effective Date, neither the Debtor, FGCC or FRC (including, without limitation, their successors or assigns, including, without limitation, the Reorganized Debtor, the Disbursing Agent, the Board of Directors and Board of Directors’ Agents) or the Creditors’ Committee, the Equity Committee, the Indenture Trustees, Signature, New World Acquisition, LLC, Kenneth S. Grossman, Daniel Pfeiffer or James A. Mclntyre, Sr., and, in each case, none of their respective present or former officers, directors, employees, members, agents, representatives, shareholders, attorneys, accountants, Financial advisors, investment bankers, lenders, consultants, experts, and professionals and agents for the foregoing shall have or incur any liability for, and are expressly exculpated and released from, any claims (as such term is defined in Section 101 of the Bankruptcy Code) (including, without limitation, any claims whether known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise) for any past or present or future actions taken or omitted to be taken under or in connection with, related to, effecting, or arising out of the Case, including those claims arising out of the discharge of the powers and duties conferred upon the Indenture Trustee for the Senior Notes and the Indenture Trustee for the Junior Notes by the Senior Notes Indenture or Junior Notes Indenture, respectively, or the Plan or any order of the Court entered pursuant to or in furtherance of the Plan, or applicable law, including, without limitation, the
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF
REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED MAY 24, 2010

formulation, negotiation, documentation, preparation, dissemination, implementation, administration, confirmation, solicitation, or consummation of this Plan and the Disclosure Statement; except only for actions or omissions to act to the extent determined by a court of competent jurisdiction (in a Final Order) to be by reason of such party’s gross negligence, willful misconduct, or fraud, and in all respects, such party shall be entitled to rely upon the advice of counsel with respect to its duties and responsibilities under this Plan. It, being expressly understood that any act or omission with the approval of the Bankruptcy Court, will be conclusively deemed not to constitute gross negligence, willful misconduct, or fraud unless the approval of the Bankruptcy Court was obtained by fraud or misrepresentation. No Holder of a Senior Note Claim or a Junior Note Claim or other party in interest shall have or pursue any claim or cause of action against the Indenture Trustee for the Senior Notes or the Junior Notes, as applicable, for making Distributions in accordance with this Plan or for implementing the provisions of this Plan.
     In addition to the exculpation set forth above, similar exculpation is hereby provided to each of U.S. Bank National Association, Wells Fargo Bank, National Association, and Deutsche Bank National Trust Company, consistent with the provisions of (1) paragraph 5 of that certain Order Granting Motion for Order Approving Settlement and Mutual Release Agreement By and Among U.S. Bank National Association, as Trustee, Fremont Reorganizing Corporation, and Fremont General Corporation [Docket No. 1661]; (2) paragraph 7 of that certain Order Granting Motion for Order Approving Settlement and Mutual Release Agreement By and Among Wells Fargo Bank, National Association, as Trustee, Fremont Reorganizing Corporation, and Fremont General Corporation [Docket No. 1987]; and (3) paragraph 5 of that certain Order Granting Motion for Order Approving Stipulations By and Among Deutsche Bank National Trust Company, as Trustee, Fremont Reorganizing Corporation, and Fremont General Corporation [Docket No. 1803].
     G. Governing Law
     Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of (a) the State of California shall govern the construction and implementation of the Plan and (except as may be provided otherwise in any such agreements, documents, or instruments) any agreements, documents, and instruments executed in connection with
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF
REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED MAY 24, 2010

the Plan and (b) the laws of the state of incorporation of the Debtor shall govern corporate governance matters; in each case without giving effect to the principles of conflicts of law thereof.
     H. Notices
     Any notice, request, or demand required or permitted to be or provided under the Plan shall be (a) in writing, (b) served by (i) certified mail, return receipt requested, (ii) hand delivery, (iii) overnight delivery service, (iv) first class mail, or (v) facsimile transmission, and (c) deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:
Counsel for Signature Group Holdings LLC
Manderson, Schafer & McKinlay
John P. Schafer, Esq.
Chris Manderson, Esq.
4695 MacArthur Court, Suite 1270
Newport Beach, CA 92660
Facsimile: (949) 743-8310
Counsel for the Creditors’ Committee
Klee, Tuchin, Bogdanoff & Stern LLP
Jonathan S. Shenson, Esq.
1999 Avenue of the Stars, 39th Floor
Los Angeles, California 90067
Facsimile: (310) 407-9090
Debtor’s Co-Reorganization Counsel
Stutman, Treister & Glatt
Theodore Stolman, Esq.
1901 Avenue of the Stars, Suite 1200
Los Angeles, California 90067
Facsimile: (310) 228-5788
Counsel for the Official Committee of Equity Holders
Weiland, Golden, Smiley, Wang, Ekvall & Strok, LLP
Evan D. Smiley, Esq.
650 Town Center Drive, Suite 950
Costa Mesa, California 92626
Facsimile (714) 966-1002
     I. Payment of the Signature Plan Proponents’ Expenses
     On the Effective Date, the Disbursing Agent shall pay the expenses of Signature, New World and James Mclntyre, including reasonable fees of their attorneys and advisors. The Signature Plan Proponents shall submit application(s) pursuant to Sections 503(b)(3)(D) and (b)(4) of the Bankruptcy Code no later than ten (10) Business Days following entry of the Confirmation Order seeking
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF
REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED MAY 24, 2010

allowance of such fees and expenses incurred on the basis that confirmation of the Plan constitutes a “substantial contribution” that directly benefits the estate, its creditors, and other interested parties.
     J. ERISA Claims
     Nothing in the Plan or in any Order confirming the Plan shall enjoin or otherwise prevent the prosecution of the ERISA Action or the collection from available insurance proceeds by plaintiffs in the ERISA Action on the basis provided for by the Court’s Order dated October 29, 2009 [Docket No. 1163] (the “ERISA Order”) and the terms and conditions of the ERISA Order shall not be modified in any manner by the Plan and shall remain in full force and effect.
     K. New York State Teachers’ Retirement System Class Action
     The Reorganized Debtor shall continue to comply with any obligations of the Debtor under applicable law regarding the preservation and retention of books, records and other documents.
     Notwithstanding anything to the contrary in the Plan or the Confirmation Order, nothing in the Plan or the Confirmation Order shall preclude the New York State Teachers’ Retirement System, for itself and on behalf of the putative class in the consolidated securities class action styled as New York State Teachers’ Retirement System v. Fremont General Corporation et al., Case No. 2:07-cv-05756-FMC-FFM, United States District Court for the Central District of California (the “Securities Class Action”), from (a) satisfying any of its alleged claims against the Debtor from available insurance coverage and proceeds, or (b) from seeking discovery in connection with the Securities Class Action from the Debtor or the Reorganized Debtor, in each instance as may be permitted under applicable law in order to prosecute any of its alleged claims against non-Debtor third parties.
     L. Final Decree
     Upon substantial consummation of this Plan and the occurrence of the Effective Date, the Estate shall be deemed fully administered as referred to in Bankruptcy Rule 3022, and the Reorganized Debtor shall file a motion with the Court to obtain a final decree to close the Reorganization Case (the “Final Decree”).
SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF
REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED MAY 24, 2010

Dated: May 24, 2010	SIGNATURE GROUP HOLDINGS, LLC
	By:	/s/ Craig F. Noell
Craig F. Noell
Managing Director

	By:	/s/ John P. Schafer
JOHN P. SCHAFER, an attorney with
MANDERSON, SCHAFER & McKINLAY LLP, attorneys for SIGNATURE GROUP HOLDINGS, LLP

JAMES MCINTYRE, an Individual
	By:	/s/ James Mclntyre
James Mclntyre

SIGNATURE GROUP HOLDINGS, LLC’S FOURTH AMENDED CHAPTER 11 PLAN OF
REORGANIZATION OF FREMONT GENERAL CORPORATION, JOINED BY JAMES MCINTYRE AS CO-
PLAN PROPONENT, DATED MAY 24, 2010

EXHIBIT 1
REGISTRATION RIGHTS AGREEMENT
     THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of                     , 2010 by and among the Company (as defined below) and           (together with its affiliates, referred to herein as the “Investors”).
RECITALS
     WHEREAS, the form of this Agreement was submitted as a part of the Investors’ plan of reorganization (the “Plan”) for Fremont General Corporation, a Nevada Corporation (as reorganized pursuant to the Plan, the “Company”); and
     WHEREAS, in connection with the consummation of the transactions contemplated by the Plan, including the sale of Common Stock and Warrants to the Investors, the parties desire to enter into this Agreement in order to grant certain registration rights to the Investors as set forth below.
     NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1 GENERAL
     1.1 Definitions. Capitalized terms not otherwise defined herein shall have the meanings ascribed to those terms in the Plan. As used in this Agreement, the following terms shall have the following respective meanings:
     “Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular person or entity.
     “Common Stock” means shares of common stock, $1.00 par value per share, of the Company.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, or similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.
     “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.
     “Holder” means any Investor who holds Registrable Securities and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with Section 2.8 hereof.
     “Person” means any individual, corporation, partnership, joint venture, limited liability company, business trust, joint stock company, trust or unincorporated organization or any government or any agency or political subdivision thereof.
     “Register,” “registered,” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of effectiveness of such registration statement.
     “Registrable Securities” means (a) the Shares; and (b) any Common Stock issued as (or issuable
EXHIBIT 1

1

upon the conversion or exercise of any warrant, right, preferred stock or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Shares held by the Holders provided, however, that Registrable Securities shall not include any shares of Common Stock (i) which have been sold to the public by a Holder either pursuant to a registration statement or Rule 144 under the Securities Act; (ii) which have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned in compliance with the terms of this Agreement; or (iii) which may be sold pursuant to Rule 144 and otherwise without restriction or limitation pursuant to Rule 144 (or any successor thereto) under the Securities Act, after taking into account any Holders’ status as an Affiliate of the Company as determined by counsel to the Company pursuant to a written opinion letter addressed to the Company’s transfer agent to such effect.
     “Registrable Securities then outstanding” shall be the number of shares determined by calculating the total number of shares of Common Stock that are Registrable Securities issued and outstanding.
     “Registration Expenses” shall mean all expenses incurred by the Company in effecting any registration pursuant to this Agreement (including any Mandatory Registration or Shelf Registration), including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, and expenses of the Company’s independent accountants in connection with any regular or special reviews or audits incident to or required by any such registration, and fees and expenses of underwriters (excluding discounts and commissions) and any other Persons retained by the Company, but shall not include Selling Expenses, certain fees and disbursements of counsel for the Holders (except as set forth below) and the compensation of regular employees of the Company, which shall be paid in any event by the Company.
     “SEC” or “Commission” means the Securities and Exchange Commission.
     “Securities Act” shall mean the Securities Act of 1933, as amended, or similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.
     “Selling Expenses” shall mean all underwriting discounts, selling commissions, fees of underwriters, selling brokers, dealer managers and similar securities industry professionals and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of counsel included in Registration Expenses).
     “Shares” mean shares of Common Stock to be issued by the Company to the Investors in accordance with the terms of the Plan or the Warrants.
     “Trading Day” means a day on which the principal securities exchange or automated quotation system upon which the Registrable Securities are then listed for public trading) shall be open for business.
     “Warrants” means the warrants issued pursuant to the Plan to the Signature Investors, to purchase an aggregate of 15,000,000 shares of Common Stock.
SECTION 2 REGISTRATION
     2.1 Registration
          (a) In accordance with the requirements of Section 2.3 below, the Company shall use its commercially reasonable efforts to file with the SEC, and to cause to be declared effective by the SEC, a registration statement on the applicable SEC form with respect to the resale from time to time, whether underwritten or otherwise, of the Registrable Securities by the Holders thereof. The Company shall also use its commercially reasonable efforts to maintain the effectiveness of the registration effected pursuant to this Section 2.1 and keep such registration statement free of any material misstatements or omissions at all times, subject only to the limitations on effectiveness set forth below. The registration contemplated by this Section 2.1 is referred to herein as the “Mandatory Registration.”
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The Mandatory Registration shall be filed with the SEC in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect) (a “Shelf Registration”). The Company shall use its commercially reasonable efforts to cause the registration statement filed on Form S-3 or any similar short-form registration as the Company may elect to remain effective until such date (the “Shelf Termination Date”) as is the earlier of (i) the date on which all Registrable Securities included in the registration statement shall have been sold or shall have otherwise ceased to be Registrable Securities and (ii) the date on which all remaining Registrable Securities may be sold pursuant to Rule 144 and otherwise without restriction or limitation pursuant to Rule 144 (or any successor thereto) under the Securities Act, after taking into account any Holders’ status as an Affiliate of the Company as determined by counsel to the Company pursuant to a written opinion letter addressed to the Company’s transfer agent to such effect. If the Company is not then eligible to register for resale the Registrable Securities on Form S-3, such registration shall be on another appropriate form in accordance herewith. In the event the Mandatory Registration must be effected on Form S-l or any similar long-form registration as the Company may elect, the Company shall use commercially reasonable efforts to file such registration as a Shelf Registration and the Company shall use its commercially reasonable efforts to keep such registration current and effective, including by filing periodic post-effective amendments to update the financial statements contained in such registration statement in accordance with Regulation S-X promulgated under the Securities Act until the Shelf Termination Date. By 9:30 a.m. on the Trading Day immediately following the effective date of the applicable registration statement, the Company shall file with the Commission in accordance with Rule 424 under the Securities Act the final prospectus to be used in connection with sales pursuant to such registration statement.
          (b) Without the written consent of the Investors, the Company shall not include securities, whether on behalf of itself or any other person, other then the Registrable Securities on any registration statement filed pursuant to this Section 2.
          (c) Notwithstanding anything to the contrary contained in this Agreement, in the event the Commission seeks to characterize any offering pursuant to a Mandatory Registration filed pursuant to this Agreement as constituting an offering of securities by or on behalf of the Company, or in any other manner, such that the Commission does not permit such registration statement to become effective and used for resales in a manner that does not constitute such an offering and that permits the continuous resale at the market by the Holders participating therein (or as otherwise may be acceptable to each Holder) without being named therein as an “underwriter,” then the Company shall reduce the number of shares to be included in such registration statement until such time as the Commission shall so permit such registration statement to become effective as aforesaid. In making such reduction, the Company shall then reduce the number of shares to be included by all Holders of Registrable Securities on a pro rata basis (based upon the number of Registrable Securities otherwise required to be included for each such Holder). As soon as reasonably practicable thereafter (as permitted by the Commission), the Company shall register the additional Registrable Securities on such additional registration statements as may be required to register the resale of all of the Registrable Securities (to the extent it can without causing the foregoing problem). In no event shall a Holder be required to be named as an “underwriter” in a registration statement without such Holder’s prior written consent.
     2.2 Expenses of Registration. All reasonable Registration Expenses incurred in connection with any registration, qualification or compliance hereunder shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the Holders of the Registrable Securities so registered pro rata on the basis of the number of shares so registered.
     2.3 Additional Obligations of the Company. The Company shall:
          (a) After the closing of the sale of the Common Stock and the Warrant (the “Closing Date”), prepare and file with the SEC a registration statement on Form S-3 (or on Form S-l, if the Company is not eligible to use Form S-3), and all amendments and supplements thereto and related prospectuses as may be necessary to comply with applicable securities laws, with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective within six (6) months
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after the Closing Date (provided that at least three (3) Trading Days before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the Holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, and the Company shall in good faith consider any reasonable comments of such counsel).
          (b) Promptly notify the Holders (i) when the Company has been notified by the Commission whether or not a registration statement or any amendment thereto will be subject to a review by the Commission and (ii) if reviewed, when the Company has been notified by the Commission that a registration statement or amendment thereto will not be subject to further review. Upon the request of a Holder, the Company shall provide such Holder true and complete copies of all correspondence from and to the Commission relating to a registration statement (with all material, non-public information regarding the Company redacted from such copies). The Company shall respond as promptly as reasonably practicable to any comments received from the Commission with respect to the registration statement or any amendments thereto. The Company shall promptly file with the Commission a request for acceleration of effectiveness in accordance with Rule 461 promulgated under the Securities Act after the Company is notified (orally or in writing, whichever is earlier) by the Commission that a registration statement will not be reviewed, or will not be subject to further review, such that the Registration Statement shall be declared effective no later than seven (7) Trading Days after such notification.
          (c) Furnish to the Investors and Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.
          (d) Use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders unless an exemption from registration and qualification exists; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business, file a general consent to service of process or subject itself to general taxation in any such states or jurisdictions.
          (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Investor and/or Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.
          (f) Promptly notify each Investor who holds, and each Holder of Registrable Securities covered by the registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing (provided that in no event shall such notice contain any material, non-public information regarding the Company) and, the Company shall promptly prepare and furnish to each such Holder a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state a fact necessary to make the statements therein not misleading in light of the circumstances under which they were made.
          (g) Use its commercially reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter dated as of such
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date, from the independent registered public accountants of the Company, in form and substance as is customarily given by independent registered public accountants to underwriters in an underwritten public offering addressed to the underwriters.
          (h) Use its commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness of a registration statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction in the United States, and (ii) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or any order suspending or preventing the use of any related prospectus or suspending the qualification of any equity securities included in such registration statement for sale in any jurisdiction, the Company shall use its commercially reasonable efforts promptly to obtain the withdrawal of such order.
          (i) Use its commercially reasonable efforts to cooperate with the Holders who hold Registrable Securities being offered and, to the extent applicable, facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Holders may reasonably request and, registered in such names as the Holders may request.
          (j) Provide and cause to be maintained a registrar and transfer agent for all Registrable Securities covered by any registration statement from and after a date not later than the effective date of such registration statement.
          (k) Use its commercially reasonable efforts to maintain eligibility to use Form S-3 (or any successor form thereto) for the registration of the resale of the Registrable Securities.
          (1) Not, nor shall any Subsidiary or affiliate thereof, identify any Investor as an underwriter in any public disclosure or filing with the SEC without the Investor’s written consent, and any Investor being deemed an underwriter by the SEC shall not relieve the Company of any obligations it has under this Agreement or any other transaction document contemplated by the Plan.
     2.4 Suspension of Sales. Upon receipt of written notice from the Company that the registration statement or a prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading (a “Misstatement”), each Investor who holds, and each Holder of, Registrable Securities shall forthwith discontinue disposition of Registrable Securities until such Investor and/or Holder has received copies of the supplemented or amended prospectus that corrects such Misstatement, or until such Investor and/or Holder is advised in writing by the Company that the use of the prospectus may be resumed, and, if so directed by the Company, such Investor and/or Holder shall deliver to the Company all copies, other than permanent file copies then in such Investor’s or Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. The Company will not suspend the sales under the prospectus more than two times in any three hundred-sixty-five (365) day period and the total number of days that any such suspension may be in effect in any three hundred-sixty-five (365) day period shall not exceed 90 days.
     2.5 Termination of Registration Rights. An Investor’s and a Holder’s registration rights shall expire if all Registrable Securities held by such Investor or Holder (and its Affiliates, partners, members and former members) may be sold pursuant to Rule 144 without the requirement to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144 (or any successor thereto) under the Securities Act, after taking into account any Holder’s status as an Affiliate of the. Company as determined by counsel to the Company pursuant to a written opinion letter addressed to the Company’s transfer agent to such effect (provided at least 12 months have lapsed since the Registrable Securities were acquired form the Company, as calculated in accordance with Rule 144). Termination of such registration rights shall be conditioned upon the Company’s action to remove the restrictive legends from any Registrable Securities held by such Investor or Holder and the reissuance of unlegended certificates, in physical or electronic format, to such Investor or Holder.
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     2.6 Furnishing Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.1 or 2.3 that the selling Investors and/or Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.
     2.7 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 2:
          (a) To the extent permitted by law, the Company will indemnify and hold harmless each Investor, Holder, any underwriter (as defined in the Securities Act) for such Investor or Holder and each person, if any, who controls such Investor or Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, or the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the registration of the Registrable Securities; and the Company will pay to each such Investor, Holder, underwriter or controlling person, as accrued any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 2.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration statement by any such Investor, Holder, underwriter or. controlling person or any failure of such person to deliver or cause to be delivered a prospectus made available by the Company in a timely manner.
          (b) To the extent permitted by law and provided that such Holder is not entitled to indemnification pursuant to Section 2.7(a) above with respect to such matter, each selling Investor or Holder (severally and not jointly) will indemnify and hold harmless the Company, each of its directors, officers, persons, if any, who control the Company within the meaning of the Securities Act, any underwriter, any other Investor or Holder selling securities in such registration statement and any controlling person of any such underwriter or other Investor or Holder, against any losses, claims, damages, or liabilities to which any of the foregoing persons may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any (i) untrue statement or alleged untrue statement of a material fact regarding such Holder and provided in writing by such Holder which is contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, in each case to the extent (and only to the extent) that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, amendment or supplement thereto, in reliance upon and in conformity with written information furnished by such Investor or Holder expressly for use in connection with such registration statement; and each such Investor or Holder will pay, as accrued, any legal or other expenses reasonably incurred by any Person intended to be indemnified pursuant to this Section 2.7(b), in connection with investigating or defending any such loss, claim, damage, liability, or
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action as a result of such Holder’s untrue statement or omission; provided, however, that the indemnity agreement contained in this Section 2.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Investor or Holder (which consent shall not be unreasonably withheld); provided, that, (x) the indemnification obligations in this Section 2.7(b) shall be individual and ratable not joint and several for each Holder and (y) in no event shall the aggregate of all indemnification payments by any Investor and/or Holder under this Section 2.7(b) exceed the net proceeds from the offering received by such Investor and/or Holder.
          (c) Promptly after receipt by an indemnified party under this Section 2.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses of such counsel to be paid by the indemnifying party, if (i) the indemnifying party shall have failed to assume the defense of such claim within seven (7) days after receipt of notice of the claim and to employ counsel reasonably satisfactory to such indemnified party, as the case may be; or (ii) in the reasonable opinion of counsel retained by the indemnifying party, representation of such indemnified party by such counsel would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party reasonably apprised of the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Section 2.8, except to the extent such failure to give notice has a material adverse effect on the ability of the indemnifying party to defend such action.
          (d) If the indemnification provided for in this Section 2.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount any Investor or Holder will be obligated to contribute pursuant to this Section 2.7(d) will be limited to an amount equal to the per share public offering price (less any underwriting discount and commissions) multiplied by the number of shares of Registrable Securities sold by such Investor or Holder pursuant to the registration statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which such Investor or Holder has otherwise been required to pay in respect of such loss, liability, claim, damage, or expense or any substantially similar loss, liability, claim, damage, or expense arising from the sale of such Registrable Securities). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of
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the Securities Act) will be entitled to contribution hereunder from any person who was not guilty of such fraudulent misrepresentation.
          (e) The obligations of the Company and Holders under this Section 2.7 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 2, and otherwise.
     2.8 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned by an Investor or Holder to a transferee or assignee of Registrable Securities to which (a) such transferee is an investment advisory client, Affiliate, subsidiary or parent company, family member or family trust for the benefit of a party hereto, (b) such transferee shares a common discretionary investment advisor with such Investor or Holder, or (c) such transferee or transferees are partners or members of an Investor or Holder, who agree to act through a single representative; provided, however, (i) the transferor shall furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement.
     2.9 Rule 144 Reporting. With a view to making available to the Investors and Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:
          (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of this Agreement;
          (b) file with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and
          (c) so long as an Investor or Holder owns any Registrable Securities, furnish to such Investor or Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act, and of the Exchange Act; a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as an Investor or Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.
     2.10 Obligations of the Holders
          (a) Each Holder shall furnish in writing to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. In connection therewith, upon the execution of this Agreement, each Holder shall complete, execute and deliver to the Company a selling securityholder notice and questionnaire in form reasonably satisfactory to the Company. At least five (5) business days prior to the first anticipated filing date of any Registration Statement, the Company shall notify each Holder of any additional information the Company requires from such Holder if such Holder elects to have any of the Registrable Securities included in the Registration Statement. A Holder shall provide such information to the Company at least two (2) business days prior to the first anticipated filing date of such Registration Statement if such Holder elects to have any of the Registrable Securities included in the Registration Statement.
          (b) Each Holder, by its acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless such Holder has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.
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          (c) Each Holder covenants and agrees that it shall comply with the prospectus delivery requirements of the 1933 Act as applicable to it in connection with sales of Registrable Securities pursuant to any Registration Statement.
SECTION 3 MISCELLANEOUS
     3.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
     3.2 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of California, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of California.
     3.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     3.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
     3.5 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days’ advance written notice to the other parties.
     3.6 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.
     3.7 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of any Registrable Securities then outstanding, each future Holder of all such Registrable Securities, and the Company. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Registrable Securities. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.
     3.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.
     3.9 Aggregation of Stock. All shares of Registrable Securities held or acquired by any Investors which are Affiliates shall be aggregated together for the purpose of determining the availability of any
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rights under this Agreement,
     3.10 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,
SIGNATURE PAGE FOLLOWS]
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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

“REORGANIZED DEBTOR”
By:
Name:
Title:

“SIGNATURE INVESTORS”
By:
Name:
Title:

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EXHIBIT 2
[Form of Warrant]
NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN A MANNER CONSISTENT WITH THE SECURITIES ACT IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.
REORGANIZED DEBTOR
WARRANT

Warrant No. [ ]	Date of Original Issuance:
Reorganized Debtor (the “COMPANY”), hereby certifies that, for aggregate consideration of $         ,      , or its registered assigns (the “HOLDER”), is entitled to purchase from the Company up to a total of shares of common stock (the “COMMON STOCK”), of the Company (each such share, a “WARRANT SHARE” and all such shares, the “WARRANT SHARES”) at an exercise price equal to $1.03 per share (as adjusted from time to time as provided in Section 9, the “EXERCISE PRICE”), at any time and from time to time from and after the date hereof and through and including the date that is the tenth anniversary of the date hereof (the “EXPIRATION DATE”), and subject to the following terms and conditions:
1. Registration of Warrant; Registration of Transfers.
(a) Registration of Warrant. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “WARRANT REGISTER”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.
(b) Registration of Transfers. The Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Company at its address specified herein. Upon any such registration or transfer, a new Warrant to purchase Common Stock, in substantially the form of this Warrant (any such new Warrant, a “NEW WARRANT”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Warrant.
2. Purchase Price. The purchase price for this Warrant of $           in the aggregate, or $0.02 per share, shall be payable by the Holder as follows: $           shall be paid on the Effective Date, and $ shall be paid on each anniversary thereafter until the final payment is made on the fourth anniversary
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of the Effective Date. The obligation to pay each $      installment of the purchase price shall be contingent on, and concurrent with, the vesting of each installment of           Warrant Shares as set forth under Section 3(a).
3. Vesting; Exercise and Duration of Warrants.
(a) Reference is made to Signature Group Holdings, LLC’s Chapter 11 Third Amended Plan of Reorganization of Fremont General Corporation, Joined by Certain TOPRS Holders and James Mclntyre, Dated April 9, 2010 (the “Plan”). This warrant shall vest as to shares of underlying Common Stock according to the following schedule: Warrant Shares (or 20%), shall vest on the Effective Date (as defined in the Plan), and Warrant Shares (or 20%), shall vest in annual installments thereafter until this Warrant is fully vested on the fourth anniversary of the Effective Date. This Warrant shall be exercisable as to vested shares by the registered Holder at any time and from time to time on or after the date hereof to and including the Expiration Date. At 6:30 p.m., Pacific time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value, provided, that if the closing sales price of the Common Stock on the Expiration Date is greater than 102% of the Exercise Price on the Expiration Date, then this Warrant shall be deemed to have been exercised in full (to the extent not previously exercised) on a “cashless exercise” basis at 6:30 P.M. Pacific time on the Expiration Date. The Company may not call or redeem all or any portion of this Warrant without the prior written consent of the Holder.
(b) Notwithstanding anything to the contrary herein, at the option of the Holder, the Expiration Date may be extended for the number of Trading Days during any period occurring after the Effectiveness Date in which (i) trading in the Common Stock is suspended by any Trading Market, (ii) the Registration Statement is not effective, or (iii) the prospectus included in the Registration Statement may not be used by the Holders for the resale of Registrable Securities thereunder.
4. Delivery of Warrant Shares.
(a) To effect exercises hereunder, the Holder shall not be required to physically surrender this Warrant unless the aggregate Warrant Shares represented by this Warrant is being exercised. Upon delivery of the Exercise Notice to the Company (with the attached Warrant Shares Exercise Log) at its address for notice set forth herein and upon payment of the Exercise Price multiplied by the number of Warrant Shares that the Holder intends to purchase hereunder, the Company shall promptly (but in no event later than three Trading Days after the Date of Exercise (as defined herein)) issue and deliver to the Holder, a certificate for the Warrant Shares issuable upon such exercise, which, unless otherwise required by the Purchase Agreement, shall be free of restrictive legends. The Company shall, upon request of the Holder and subsequent to the date on which a registration statement covering the resale of the Warrant Shares has been declared effective by the Securities and Exchange Commission, use its best efforts to deliver Warrant Shares hereunder electronically through The Depository Trust Corporation or another established clearing corporation performing similar functions, if available, provided, that, the Company may, but will not be required to change its transfer agent if its current transfer agent cannot deliver Warrant Shares electronically through the Depository Trust Corporation. A “DATE OF EXERCISE” means the date on which the Holder shall have delivered to Company: (i) the Exercise Notice (with the Warrant Exercise Log attached to it), appropriately completed and duly signed and (ii) if such Holder is not utilizing the cashless exercise provisions set forth in this Warrant, payment of the Exercise Price for the number of Warrant Shares so indicated by the Holder to be purchased.
(b) If by the third Trading Day after a Date of Exercise the Company fails to deliver the required number of Warrant Shares in the manner required pursuant to Section 5(a), then the Holder will have the right to rescind such exercise.
(c) If by the third Trading Day after a Date of Exercise the Company fails to deliver the required number of Warrant Shares in the manner required pursuant to Section 5(a), and if after such third Trading Day and prior to the receipt of such Warrant Shares, the Holder purchases (in an open market
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transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “BUY-IN”), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue by (B) the closing bid price of the Common Stock at the time of the obligation giving rise to such purchase obligation or (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In.
(d) The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.
5. Charges, Taxes and Expenses. Issuance and delivery of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.
6. Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity (which may include a surety bond for any Holder other than the original Holder of the Warrant), if requested. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe. If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.
7. Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.
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8. Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.
(a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this paragraph occurs during the period that an Exercise Price is calculated hereunder, then the calculation of such Exercise Price shall be adjusted appropriately to reflect such event.
(b) Pro Rata Distributions. If the Company, at any time while this Warrant is outstanding, distributes to all holders of Common Stock (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by the preceding paragraph), (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset (in each case, “DISTRIBUTED PROPERTY”), then, at the request of any Holder delivered before the 90th day after the record date fixed for determination of shareholders entitled to receive such distribution, the Company will deliver : to such Holder, within five Trading Days after such request (or, if later, on the effective date of such distribution), the Distributed Property that such Holder would have been entitled to receive in respect of the Warrant Shares for which such Holder’s Warrant could have been exercised immediately prior to such record date. If such Distributed Property is not delivered to a Holder pursuant to the preceding sentence, then upon any exercise of the Warrant that occurs after such record date, such Holder shall be entitled to receive, in addition to the Warrant Shares otherwise issuable upon such conversion, the Distributed Property that such Holder would have been entitled to receive in respect of such number of Warrant Shares had the Holder been the record holder of such Warrant Shares immediately prior to such record date. Notwithstanding the foregoing, this Section 9(b) shall not apply to any distribution of rights or securities in respect of adoption by the Company of a shareholder rights plan which events shall be covered by the anti-dilution provisions of Section 9(a).
(c) Fundamental.Transactions. If, at any time while this Warrant is outstanding, (1) the Company effects any merger or consolidation of the Company with or into another Person, (2) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (3) any tender offer or exchange offer approved or authorized by the Board of Directors of the Company (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (4) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, other than in connection with the transactions contemplated by the Plan (in any such case, a “FUNDAMENTAL TRANSACTION”), then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant (the “ALTERNATE CONSIDERATION”). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in
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a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. At the Holder’s request, any successor to the Company or surviving entity in such Fundamental Transaction shall, issue to the Holder a new warrant substantially in the form of this Warrant and consistent with the foregoing provisions and evidencing the Holder’s right to purchase the Alternate Consideration for the aggregate Exercise Price upon exercise thereof. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (c) and insuring that the Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.
(d) Subsequent Equity Sales.
(i) While any portion of this Warrant is outstanding, if the Company issues any shares of Common Stock or the Company or any subsidiary thereof issues any rights, warrants, options or other securities or debt that is convertible into, exchangeable for, exercisable into, or otherwise entitling any Person to acquire shares of Common Stock (any such securities, “COMMON STOCK EQUIVALENTS”), at a price per share less than the Exercise Price (if the holder of the Common Stock or Common Stock Equivalent so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights issued in connection with such issuance, be entitled to receive shares of Common Stock at a price less than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price), then the Exercise Price shall be adjusted to equal the conversion, exchange or purchase price for such Common Stock or Common Stock Equivalents (including any reset provisions thereof) at issue and which adjusted Exercise Price shall continue for as long as this Warrants remain outstanding. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. The Company shall notify the Holder in writing, no later than the Trading Day following the issuance of any Common Stock or Common Stock Equivalent subject to this section, indicating therein the applicable issuance price, or of applicable reset price, exchange price, conversion price and other pricing terms.
(ii) For purposes of this subsection 9(d), the following subsections (d)(ii)(l) to (d)(ii)(6) shall also be applicable:
(1) Issuance of Rights or Options. In case at any time the Company shall in any manner grant (directly and not by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called “OPTIONS” and such convertible or exchangeable stock or securities being called “CONVERTIBLE SECURITIES”) whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus (y) the aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus (z), in the case of such Options which relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Exercise Price in effect immediately prior to the time of the granting of such Options, then the total number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Exercise Price. Except as otherwise provided in subsection 9(d)(ii)(3), no adjustment of the Exercise Price shall be made upon the actual issue of such
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Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.
(2) Issuance of Convertible Securities. In case the Company shall in any manner issue (directly and not by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus (y) the aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Exercise Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Exercise Price, provided that (a) except as otherwise provided in subsection 9(d)(ii)(3), no adjustment of the Exercise Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities and (b) no further adjustment of the Exercise Price shall be made by reason of the issue or sale of Convertible Securities upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Exercise Price have been made pursuant to the other provisions of subsection 9(d).
(3) Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subsection 9(d)(ii)(l) hereof, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subsections 9(d)(ii)(l) or 9(d)(ii)(2), or the rate at which Convertible Securities referred to in subsections 9(d)(ii)(l) or 9(d)(ii)(2) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Exercise Price in effect at the time of such event shall forthwith be readjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. On the termination of any Option for which any adjustment was made pursuant to this subsection 9(d) or any right to convert or exchange Convertible Securities for which any adjustment was made pursuant to this subsection 9(d) (including without limitation upon the redemption or purchase for consideration of such Convertible Securities by the Company), the Exercise Price then in effect hereunder shall forthwith be changed to the Exercise Price which would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination, never been issued.
(4) Stock Dividends. Subject to the provisions of this Section 9(d), in case the Company shall declare a dividend or make any other distribution upon any stock of the Company (other than the Common Stock) payable in Common Stock, Options or Convertible Securities, then any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.
(5) Consideration for Stock. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the net amount received by the Company therefor, after deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Company, after deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Company,
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together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Company. If Common Stock, Options or Convertible Securities shall be issued or sold by the Company and, in connection therewith, other Options or Convertible Securities (the “ADDITIONAL RIGHTS”) are issued, then the consideration received or deemed to be received by the Company shall be reduced by the fair market value of the Additional Rights (as determined using the Black-Scholes option pricing model or another method mutually agreed to by the Company and the Holder). The Board of Directors of the Company shall respond promptly, in writing, to an inquiry by the Holders as to the fair market value of the Additional Rights. In the event that the Board of Directors of the Company and the Holders are unable to agree upon the fair market value of the Additional Rights, the Company and the Holders shall jointly select an appraiser, who is experienced in such matters. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne evenly by the Company and the Holder.
(6) Record Date. In case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.
(iii) Notwithstanding the foregoing, no adjustment will be made under this Section 9(d) as a result of: (i) the issuance of securities upon the exercise or conversion of any Common Stock Equivalents issued by the Company prior to the date of this Agreement (but will apply to any amendments, modifications and reissuances thereof), (ii) the grant of options or warrants, or the issuance of additional securities, under any duly authorized company stock option, stock incentive plan, restricted stock plan or stock purchase plan in existence on the Closing Date of the Reorganization, or (iii) the issuance of Common Stock to Signature Group Holdings, LLC, the TOPrS Group or their affiliates in connection with the Plan (each, an “EXEMPTED ISSUANCE”).
(e) Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to paragraph (a) of this Section, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.
(f) Calculations. All calculations under this Section 9 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.
(g) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s transfer agent.
(h) Notice of Corporate Events. If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any Subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits shareholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution,
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liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction, at least 20 calendar days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to exercise this Warrant prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.
9. Payment of Exercise Price. The Holder may pay the Exercise Price in one of the following manners:
(a) Cash Exercise. The Holder may deliver immediately available funds; or
(b) Cashless Exercise. The Holder may notify the Company in an Exercise Notice of its election to utilize cashless exercise, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:
X = Y [(A-B)/A]
where:
X = the number of Warrant Shares to be issued to the Holder.
Y = the number of Warrant Shares with respect to which this Warrant is being exercised.
A = the average of the closing prices for the five Trading Days immediately prior to (but not including) the Exercise Date.
B = the Exercise Price.
For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued.
10. No Fractional Shares. No fractional shares of Warrant Shares will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares which would, otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the closing price of one Warrant Share as reported by the applicable Trading Market on the date of exercise.
11. Notices. Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be in writing and shall he deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (pacific time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (Pacific time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be: (i) if to the Company, to Reorganized Debtor, 2425 Olympic Boulevard, Santa Monica, CA 90404 Attn: [                    ] Fax: [                    ], or (ii) if to the Holder, to the address or facsimile number appearing on the Warrant Register or such other address or facsimile number as the Holder may provide to the Company in accordance with this Section.
12. Warrant Agent. The Company shall serve as warrant agent under this Warrant. Upon 30 days’ notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any
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consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.
13. Miscellaneous.
(a) This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder and their successors and assigns.
(b) All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of this Warrant and the transactions herein contemplated (“PROCEEDINGS”) (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the Counties of Los Angeles or Orange, California (the “CALIFORNIA COURTS”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the California Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any California Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Warrant or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of this Warrant, then the prevailing party in such Proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.
(c) The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.
(d) In case anyone or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Warrant.
(e) Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Plan.
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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.
REORGANIZED DEBTOR
By:
Name:
Title:
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EXERCISE NOTICE
To REORGANIZED DEBTOR:
The undersigned hereby irrevocably elects to purchase ___ shares of common stock, par value $1.03 per share, of REORGANIZED DEBTOR (“COMMON STOCK”), pursuant to Warrant No. [                    ], originally issued [                    ] (the “WARRANT”), and, if such Holder is not utilizing the cashless exercise provisions set forth in the Warrant, encloses herewith $                     in cash, certified or official bank check or checks or other immediately available funds, which sum represents the aggregate Exercise Price (as defined in the Warrant) for the number of shares of Common Stock to which this Exercise Notice relates, together with any applicable taxes payable by the undersigned pursuant to the Warrant.
The undersigned requests that certificates for the shares of Common Stock issuable upon this exercise be issued in the name of
PLEASE INSERT SOCIAL SECURITY OR
TAX IDENTIFICATION NUMBER
(Please print name and address)
EXHIBIT 2

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FORM OF ASSIGNMENT
[To be completed and signed only upon transfer of Warrant]
FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___ the right represented by the within Warrant to purchase ___ shares of Common Stock of REORGANIZED DEBTOR to which the within Warrant relates and appoints ___ attorney to transfer said right on the books of the Company with full power of substitution in the premises.
Dated: ___, ___

(Signature must conform in all respects
to name of holder as specified on the
face of the Warrant)
Address of Transferee:
In the presence of:

EXHIBIT 2

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EXHIBIT 3
INVESTMENT ADVISORY MANAGEMENT AGREEMENT
     Agreement is made this [                    ] day of [                    ,             ], by and between the Corporation (as defined below) and Credit Partners Management, Inc. (the “Adviser”).
     WHEREAS, Signature Group Holdings, LLC has submitted a plan of organization for Fremont General Corporation, a Nevada corporation (prior to reorganization, the “Debtor”, as reorganized, the “Corporation”);
     WHEREAS, the Adviser is a newly organized investment adviser that has registered under the Investment Advisers Act of 1940 (the “Advisers Act”); and
     WHEREAS, the Corporation desires to retain the Adviser to furnish investment advisory services to the Corporation on the terms and conditions hereinafter set forth, and the Adviser wishes to be retained to provide such services.
     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:
1. Duties of the Adviser.
     (a) The Corporation hereby engages the Adviser to act as the investment adviser to the Corporation and to manage the investment and reinvestment of the assets of the Corporation, subject to the supervision of the Board of Directors of the Corporation, for the period and upon the terms herein set forth (i) in accordance with the investment objective, policies and restrictions to which it is subject (ii) during the term of this Agreement in accordance with all applicable federal and state laws, rules and regulations, and the Corporation’s charter and bylaws.
  Without limiting the generality of the foregoing, the Adviser shall, during the term and subject to the provisions of this Agreement:
(i)	identify, evaluate and. negotiate the structure of the investments made by the Corporation;

(ii)	determine the investments and other assets that the Corporation will purchase, retain, or sell;

(iii)	determine the composition of the portfolio of the Corporation, the nature and timing of the changes therein and the manner of implementing such changes;

(iv)	close and monitor the Corporation’s investments;

(v)	manage, service, administer, and collect payments related to the Corporation’s investments;

(vi)	negotiate, restructure, settle and/or compromise any loan or other debt obligations related to the investment portfolio;

(vii)	advise a limited staff of FRC employees who will be employed directly by the Corporation to continue with the orderly wind-down of the Debtor and FRC’s legacy business activities;

(viii)	subject to the oversight of the Corporation’s board of directors, engage, interact and supervise any financial advisors, legal counsel, accountants, or other outside consultants engaged by the Corporation to continue with the orderly wind-down of the Debtor and FRC’s legacy business activities;

(ix)	subject to the oversight of the Corporation’s board of directors, engage, interact and supervise any financial advisors, legal counsel, accountants, or other outside
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consultants engaged by the Corporation to facilitate the Corporation’s return to compliance with the SEC and any other governmental agencies;

(x)	file, continue, amend and modify any financing statements, Uniform Commercial Code filings, mortgages, deeds, title policies, etc. related to any liens or collateral associated with any loan or other debt obligations related to the investment portfolio; and

(xi)	provide the Corporation with such other investment advisory, research and related services as the Corporation may, from time to time, reasonably require for the investment of its funds.
     The Adviser shall have the power and authority on behalf of the Corporation to effectuate its investment decisions for the Corporation, including the execution and delivery of all documents relating to the Corporation’s investments and the placing of orders for other purchase or sale transactions on behalf of the Corporation. In the event that the Corporation determines to acquire debt financing, the Adviser will arrange for such financing on the Corporation’s behalf, subject to the oversight and approval of the Corporation’s Board of Directors. If it is necessary for the Adviser to make investments on behalf of the Corporation through a special purpose vehicle, the Adviser shall have authority to create or arrange for the creation of such special purpose vehicle and to make such investments through such special purpose vehicle in accordance with the Investment Company Act of 1940.
     (b) Subject to the requirements of applicable law, the Adviser is hereby authorized to enter into one or more sub-advisory agreements with other investment advisers (each, a “Sub-Adviser”) pursuant to which the Adviser may obtain the services of the Sub-Adviser(s) to assist the Adviser in fulfilling its responsibilities hereunder. Specifically, the Adviser may retain a Sub-Adviser to recommend specific securities or other investments based upon the Corporation’s investment objective and policies, and work, along with the Adviser, in structuring, negotiating, arranging or effecting the acquisition or disposition of such investments and monitoring investments on behalf of the Corporation, subject to the oversight of the adviser and the Corporation. The Adviser, and not the Corporation, shall be responsible for any compensation payable to any Sub-Adviser. Any sub-advisory agreement entered into by the Adviser shall be in accordance with the requirements of the Investment Company Act and other applicable federal and state law.
     (c) The Adviser shall for all purposes herein provided be deemed to be an independent contractor and, except as expressly provided or authorized herein, shall have no authority to act for or represent the Corporation in any way or otherwise be deemed an agent of the Corporation. The Advisor agrees during the term hereof to render the services described herein for the compensation provided herein.
     (d) The Adviser shall keep and preserve for the period required by the Investment Company Act any books and records relevant to the provision of its investment advisory services to the Corporation and shall specifically maintain all books and records with.respect to the Corporation’s portfolio transactions and shall render to the Corporation’s Board of Directors such periodic and special reports as the Board may reasonably request. The Adviser agrees that all records that it maintains for the Corporation are the property of the Corporation and will surrender promptly to the Corporation any such records upon the Corporation’s request, provided that the Adviser may retain a copy of such records.
2. Corporation’s Responsibilities and Expenses Payable by the Corporation. All investment professionals of the Adviser and their respective staffs, when and to the extent engaged in providing investment advisory and management services hereunder, and the compensation and routine overhead expenses of such personnel allocable to such services, will be provided and paid for by the Adviser and not by the Corporation; provided, however that the Adviser shall not pay any individual investment professional a base salary exceeding $150,000 per annum in compensation for such professional’s services to the Corporation during the Initial Term. The Corporation’s board of
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directors shall have the authority to award bonuses to the Advisor’s professionals directly pursuant to the Corporation’s incentive plans as in effect from time to time. The Corporation will bear all other costs and expenses of its operations and transactions, including (without limitation) those relating to: organization and offering; calculating the Corporation’s net asset value (including the cost and expenses of any independent valuation firm); expenses incurred by the Adviser payable to third parties, including agents, consultants or other advisors, in monitoring financial and legal affairs for the Corporation and in monitoring the Corporation’s investments and performing due diligence on its prospective portfolio companies; interest payable on debt, if any, incurred to finance the Corporation’s investments; offerings of the Corporation’s common stock and other securities; investment advisory and management fees; administration fees, if any, payable under any applicable administration agreement between the Corporation and the Corporation’s administrator; fees payable to third parties, including agents, consultants or other advisors, relating to, or associated with, evaluating and making investments; transfer agent and custodial fees; federal and state registration fees; all costs of registration and listing the Corporation’s shares on any securities exchange; federal, state and local taxes; independent directors’ fees and expenses; costs of preparing and filing reports or other documents required by the Securities and Exchange Commission; costs of any reports, proxy statements or other notices to stockholders, including printing costs; the Corporation’s allocable portion of the fidelity bond, directors and officers/errors and omissions liability insurance, and any other insurance premiums; direct costs and expenses of administration, including printing, mailing, long distance telephone, copying, secretarial and other staff, independent auditors and outside legal costs; and all other expenses incurred by the Corporation or the administrator in connection with administering the Corporation’s business, including payments under any applicable administration agreement between the Corporation its administrator based upon the Corporation’s allocable portion of the administrator’s overhead in performing its obligations under an administration agreement (if applicable), including rent and the allocable portion of the cost of the Corporation’s chief compliance officer and chief financial officer and their respective staffs.
3. Compensation of the Adviser. The Corporation agrees to pay, and the Adviser agrees to accept, as compensation for the services provided by the Adviser hereunder, a management fee (the “Management Fee”) to be agreed to by the Adviser and the Corporation’s board of directors at the beginning of each year of the Term. The Management Fee during the initial term shall be based upon an expense budget setting forth projected, commercially reasonable operating expenses to be incurred by the Adviser in its management of the Corporation. The Corporation shall make any payments due hereunder to the Adviser or to the Adviser’s designee as the Adviser may otherwise direct.
The Management Fee shall be the Adviser’s sole source of payment from the Corporation for: (i) compensating the Adviser’s investment professionals and their respective staffs, when and to the extent engaged in providing investment advisory and management services hereunder, and (ii) the compensation and routine overhead expenses of such personnel allocable to such services, in each case pursuant to the Adviser’s obligations under Section 2 hereof.
4. Covenants of the Adviser. The Adviser covenants that it is registered as an investment adviser under the Advisers Act. The Adviser agrees that its activities will at all times be in compliance in all material respects with all applicable federal and state laws governing its operations and investments.
5. Excess Brokerage Commissions. The Adviser is hereby authorized, to the fullest extent now or hereafter permitted by law, to cause the Corporation to pay a member of a national securities exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of such exchange, broker or dealer would have charged for effecting that transaction, if the Adviser determines in good faith, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities, that such amount of commission is reasonable in relation to the value of the brokerage and/or research services provided by such member, broker or dealer, viewed in terms of either that
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particular transaction or its overall responsibilities with respect to the Corporation’s portfolio, and constitutes the best net results for the Corporation.
6. Non-exclusive Services. The services of the Adviser to the Corporation are not exclusive, and the Adviser may engage in any other business or render similar or different services to others including, without limitation, the direct or indirect sponsorship or management of other investment based accounts or commingled pools of capital, however structured, having investment objectives similar to those of the Corporation, so long as its services to the Corporation hereunder are not impaired thereby, and nothing in this Agreement shall limit or restrict the right of any manager, partner, officer or employee of the Adviser to engage in any other business or to devote his or her time and attention in part to any other business, whether of a similar or dissimilar nature, or to receive any fees or compensation in connection therewith (including fees for serving as a director of, or providing consulting services to, one or more of the Corporation’s portfolio companies, subject to applicable law). So long as this Agreement or any extension, renewal or amendment remains in effect, the Adviser shall be the only investment adviser for the Corporation, subject to the Adviser’s right to enter into sub- advisory agreements. The Adviser assumes no responsibility under this Agreement other than to render the services called for hereunder. It is understood that directors, officers, employees and stockholders of the Corporation are or may become interested in the Adviser and its affiliates, as directors, officers, employees, partners, stockholders, members, managers or otherwise, and that the Adviser and directors, officers, employees, partners, stockholders, members and managers of the Adviser and its affiliates are or may become similarly interested in the Corporation as stockholders or otherwise.
7. Responsibility of Dual Directors, Officers and/or Employees. If any person who is a manager, partner, officer or employee of the Adviser or the administrator is or becomes a director, officer and/or employee of the Corporation and acts as such in any business of the Corporation, then such manager, partner, officer and/or employee of the Adviser or the administrator shall be deemed to be acting in such capacity solely for the Corporation, and not as a manager, partner, officer or employee of the Adviser or the administrator or under the control or direction of the Adviser or the administrator, even if paid by the Adviser or the administrator.
8. Limitation of Liability of the Adviser; Indemnification. The Adviser (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Adviser, including without limitation its general partner and the administrator) shall not be liable to the Corporation for any action taken or omitted to be taken by the Adviser in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an investment adviser of the Corporation, except to the extent required under applicable law concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services, and the Corporation shall indemnify, defend and protect the Adviser (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Adviser, including without limitation its general partner and the administrator, each of whom shall be deemed a third party beneficiary hereof) (collectively, the “Indemnified Parties”) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Corporation or its security holders) arising out of or otherwise based upon the performance of any of the Adviser’s duties or obligations under this Agreement or otherwise as an investment adviser of the Corporation. Notwithstanding the preceding sentence of this Paragraph 8 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Corporation or its security holders to which the Indemnified Parties would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of the Adviser’s duties or by reason of the reckless disregard of the Adviser’s duties and obligations under this Agreement (as the same shall be determined in accordance with the applicable law and any
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interpretations or guidance by the Securities and Exchange Commission or its staff).
9. Effectiveness, Duration and Termination of Agreement. This Agreement shall become effective as of the first date above written. This Agreement shall remain in effect through December 31, 2010 (the “Initial Term”), and thereafter shall continue automatically for successive one-year Terms, provided that such continuance is specifically approved at least annually by the vote of the Corporation’s Board of Directors, or by the vote of a majority of the outstanding voting securities of the Corporation. This Agreement may be terminated at any time, without the payment of any penalty, upon 60 days’ written notice, by the vote of a majority of the outstanding voting securities of the Corporation, by the vote of the Corporation’s Directors or by the Adviser. This Agreement will automatically terminate in the event of its assignment. The provisions of Paragraph 8 of this Agreement shall remain in full force and effect, and the Adviser shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement. Further, notwithstanding the termination or expiration of this Agreement as aforesaid, the Adviser shall be entitled to any amounts owed under Section 3 through the date of termination or expiration and Section 8 shall continue in force and effect and apply to the Adviser and its representatives as and to the extent applicable.
10. Notices. Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal office.
11. Amendments. This Agreement may be amended by mutual consent, subject to any applicable requirements of the Investment Company Act of 1940.
12. Entire Agreement; Governing Law. This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof. This Agreement shall be construed in accordance with the laws of the State of California.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,
SIGNATURE PAGE FOLLOWS]
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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date above written.
“REORGANIZED DEBTOR”
By:
Name:
Title:
CREDIT PARTNERS MANAGEMENT, INC.
By:
Name:
Title:
EXHIBIT 3

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EXHIBIT 4
INDENTURE
EXHIBIT 4

[FREMONT GENERAL CORPORATION]
TO
[                                        ], Trustee

Indenture
Dated as of                         , 2010
9.0% Notes due December 31, 2016
EXHIBIT 4

EXHIBIT 4

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EXHIBIT 4

SECTION 702. Preservation of Information; Communications to Holders	33

SECTION 703. Reports by Trustee	33

SECTION 704. Reports by Company	34

ARTICLE EIGHT Consolidation, Merger, Conveyance, Transfer or Lease	34

SECTION 801. Successor Substituted	34

ARTICLE NINE Supplemental Indentures	34

SECTION 901. Supplemental Indentures Without Consent of Holders	34

SECTION 902. Supplemental Indentures with Consent of Holders	35

SECTION 903. Execution of Supplemental Indentures	35

SECTION 904. Effect of Supplemental Indentures	36

SECTION 905. Conformity with Trust Indenture Act	36

SECTION 906. Reference in Securities to Supplemental Indentures	36

SECTION 907. Notice of Supplemental Indenture	36

ARTICLE TEN Covenants; Representations and Warranties	36

SECTION 1001. Payment of Principal and Interest	36

SECTION 1002. Maintenance of Office or Agency	36

SECTION 1003. Money for Security Payments to Be Held in Trust	37

SECTION 1004. Statement by Officers as to Default	37

SECTION 1005. Existence	38

SECTION 1006. Maintenance of Properties	38

SECTION 1007. Payment of Taxes and Other Claims	38

SECTION 1008. Additional Covenants	38

SECTION 1009. Waiver of Certain Covenants	39

ARTICLE ELEVEN Redemption of Securities	39

SECTION 1101. Optional Redemption; Conditions to Optional Redemption	39

SECTION 1102. Applicability of Article	39

SECTION 1103. Election to Redeem; Notice to Trustee	39

SECTION 1104. Selection by Trustee of Securities to Be Redeemed	40

SECTION 1105. Notice of Redemption	40

SECTION 1106. Deposit of Redemption Price	41

SECTION 1107. Securities Payable on Redemption Date	41

SECTION 1108. Securities Redeemed in Part	41

ARTICLE TWELVE	41

Meetings Of Holders	41

SECTION 1201. Purposes for Which Meetings May Be Called	41

SECTION 1202. Call, Notice and Place of Meetings	41

SECTION 1203. Persons Entitled to Vote at Meetings	42
EXHIBIT 4

SECTION 1204. Quorum; Action	42

SECTION 1205. Determination of Voting Rights; Conduct and Adjournment of Meetings	42

SECTION 1206. Counting Votes and Recording Action of Meetings	43

ARTICLE THIRTEEN	43

Expenses	43

SECTION 1301. Payment Upon Resignation or Removal	43
EXHIBIT 4

     INDENTURE, dated as of                                          , 2010, between [Fremont General Corporation], a corporation duly organized and existing under the laws of the State of Nevada (herein called the “Company”), having its principal office at [                    ], and [                    ], a [                    ], as Trustee (herein called the “Trustee”).
RECITALS OF THE COMPANY
     WHEREAS, pursuant to an Indenture dated as of March 6, 1996 between the Company and First Interstate Bank of California, as Trustee (the “Old Indenture”), the Company issued $100,000,000 aggregate principal amount of its 9% Junior Subordinated Debentures due March 31, 2026 (the “Old Securities”) and in satisfaction of the purchase price for such Old Securities, Fremont Financing General Financing I, a Delaware statutory trust (“Fremont Financing”) issued to the Company common securities certificates evidencing an 100% ownership interest in Fremont Financing;
     WHEREAS Fremont Financing issued $100,000,000 of its 9% Trust Originated Preferred Securities (the “Preferred Securities”) with a liquidation preference of $25 per Preferred Security;
     WHEREAS, the Company guaranteed (i) the payment of distributions, (ii) payment of the redemption price and (iii) any liquidation payments, in each case with respect to the Preferred Securities;
     WHEREAS, the Company [and certain of its Subsidiaries] filed for reorganization under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Central District of California, Santa Ana Division (the “Bankruptcy Court”);
     WHEREAS by order, dated                     , 2010, the Bankruptcy Court has confirmed the Company’s plan of reorganization (the “Plan”) in accordance with Section 1129 of the Bankruptcy Code and such Plan has become effective as of                     , 2010 (the “Effective Date”);
     WHEREAS, as part of the Plan, the Company has agreed, among other forms of consideration, to issue $39,000,000 of its Securities (hereinafter defined) to Holders of the Preferred Securities in satisfaction of all rights of payment from the Company under the Old Securities and the Preferred Securities for the period prior to the Effective Date;
     WHEREAS, this Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, which are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions;
     WHEREAS, the Company has duly authorized the creation of an issue of its 9% Notes due December 31, 2016 (the “Securities”), of substantially the tenor and amount hereinafter set forth and to provide therefor the Company has duly authorized the execution and delivery of this Indenture; and
     WHEREAS, all things necessary to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.
     NOW, THEREFORE, THIS INDENTURE WITNESSETH:
     For and in consideration of the premises and the purchase of the Securities by the Holder thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:
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ARTICLE ONE
Definitions and Other Provisions of General Application
SECTION 101. Definitions.
     For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:
     (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;
     (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;
     (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;
     (4) the words “herein,” “hereof and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;
     (5) a reference to any Person shall include its successors and assigns;
     (6) a reference to any agreement or instrument shall mean such agreement or instrument as supplemented, modified, amended or amended and restated and in effect from time to time;
     (7) a reference to any statute, law, rule or regulation, shall include any amendments thereto applicable to the relevant Person, and any successor statute, law, rule or regulation; and
     (8) a reference to any particular rating category shall be deemed to include any corresponding successor category, or any corresponding rating category issued by a successor or subsequent rating agency.
     “Act,” when used with respect to any Holder, has the meaning specified in Section 104.
     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Authenticating Agent” means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate Securities.
     “Board of Directors” means either the board of directors of the Company or any duly authorized committee of that board as the context requires.
     “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.
     “Business Day” means any day other than a Saturday or Sunday or other day on which banking institutions in the City of New York are authorized or required by law or executive order to ! remain closed or a day on which the Corporate Trust Office of the Trustee is closed for business.
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     “Change in Control” means (A) a direct or indirect sale, transfer, or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company, (B) as a result of a transaction or series of transactions following which the percentage of stock of the Company owned by one or more persons holding 5% or more of the stock of the Company (before or after such transaction or series of transactions) has increased by more than 50 percentage points as compared to such person(s) ownership prior to such transaction or series of transactions, i.e., a change of ownership under Section 382(g) of the Internal Revenue Code of 1986, as amended, or (C) the consummation of any transaction, the result of which is that any Person becomes the owner, directly or indirectly, of more than 50% of the equity interests of the Company.
     “Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.
     “Common Stock” includes any capital stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company.
     “Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.
     “Company Request” or “Company Order” means a written request or order signed in the name of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.
     “Corporate Trust Office” means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered. As of the date hereof, the Corporate Trust Office of the Trustee is located at [                    ].
     “Covenant Defeasance” has the meaning specified in Section 403.
     “Defaulted Interest” has the meaning specified in Section 307.
     “Defeasance” has the meaning specified in Section 402.
     “Depositary” means, with respect to Securities issuable in whole or in part in the form of one or more Global Securities, a clearing agency registered under the Exchange Act that is designated to act as Depositary for such Securities.
     “Event of Default” has the meaning specified in Section 501.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor legislation.
     “Global Security” means a Security that evidences all or part of the Securities and is authenticated and delivered to, and registered in the name of, the Depositary for such Securities or a nominee thereof.
     “Holder” means a Person in whose name a Security is registered in the Security Register.
     “Indebtedness” means, with respect to the Company and its Subsidiaries, (i) the principal, premium, if any, and interest in respect of (A) indebtedness of the Company and its Subsidiaries, for money borrowed and (B) indebtedness evidenced by securities, debentures, bonds or other similar
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instruments issued by the Company and its Subsidiaries and other notes payable, short term debt and open letters of credit of the Company, (ii) all capital lease obligations of the Company, (iii) all obligations of the Company issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Company and all obligations of the Company under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business), (iv) all obligations of the Company for the reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction, (v) all obligations arising under any rate or basis swap, forward contract, commodity swap or option, equity or equity index swap or option, bond, note or bill option, interest rate option, foreign currency exchange transaction, cross currency rate swap, currency option, cap, collar or floor transaction, swap option, synthetic trust product, synthetic lease or any similar transaction or agreement, (vi) all obligations of other Persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise including all obligations of the Company and its Subsidiaries to insure specified levels of equity capital for another person or otherwise to maintain the net worth or solvency of another person and (vii) all obligations of the type referred to in clauses (i) through (vi) above of other Persons secured by any lien on any property or asset of the Company (whether or not such obligation is assumed by the Company).
     “Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.
     “Interest Payment Date,” when used with respect to any installment of interest on a Security, means the date specified in such Security as the fixed date on which an installment of interest with respect to the Securities is due and payable.
     “Maturity,” when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.
     “Officers’ Certificate” means a certificate signed by (a) the Chairman of the Board, a Vice Chairman of the Board, the President or a Vice President, and (b) by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee. One of the officers signing an Officers’ Certificate given pursuant to Section 1004 shall be the principal executive, financial or accounting officer of the Company. Any Officers’ Certificate delivered with respect to compliance with a condition or covenant provided for in this Indenture shall include:
     (a) a statement that each officer signing the Officers’ Certificate has read the covenant or condition and the definitions relating thereto;
     (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers’ Certificate;
     (c) a statement that each such officer has made such examination or investigation as, in such officer’s opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.
     “Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Company (and who may be an employee of the Company), and who shall be reasonably acceptable to the Trustee. An opinion of counsel may rely on certificates as to matters of fact.
     “Outstanding,” when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except: (i) any such
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Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation; (ii) any such Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and (iii) any such Securities which have been paid pursuant to Section 306, or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company.
     “Paying Agent” means any Person authorized by the Company to pay the principal of or interest on any Securities on behalf of the Company.
     “Person” means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.
     “Plan of Reorganization” means Signature Group Holdings, LLC’s Chapter 11 Plan of Reorganization of Fremont General Corporation Joined By James Mclntyre As Co-Plan Proponent, Dated April 26, 2010, including, without limitation, all exhibits, supplements, appendices, and schedules hereto, either in its present form or as it may be altered, amended, or modified from time to time.
     “Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.
     “Redemption Date,” when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.
     “Redemption Price,” when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.
     “Regular Record Date” for the interest payable on any Interest Payment Date means the Business Day next preceding such Interest Payment Date.
     “Responsible Officer,” when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.
     “Securities” has the meaning specified in the Recitals to this instrument.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Security Register” and “Security Registrar” have the respective meanings specified in Section 305.
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     “Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.
     “Stated Maturity,” when used with respect to any Security or any installment of interest thereon, means the date specified in such Security as the date on which the principal, together with any accrued and unpaid interest, of such Security or such installment of interest is due and payable.
     “Subsidiary” means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.
     “Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.
     “Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.
     “United States”, except as otherwise provided in or pursuant to this Indenture or any Security, means the United States of America (including the states thereof and the District of Columbia), its territories and possessions and other areas subject to its jurisdiction.
     “U.S. Government Obligations” has the meaning specified in Section 404.
     “Vice President,” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”
SECTION 102. Compliance Certificates and Opinions.
     Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers’ Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirement set forth in this Indenture.
SECTION 103. Form of Documents Delivered to Trustee.
     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
     Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company,
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unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.
     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
SECTION 104. Acts of Holders; Record Dates.
     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee at its Corporate Trust Office and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.
     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.
     (c) The Company may, in the circumstances permitted by the Trust Indenture Act, fix any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 701) prior to such first solicitation or vote, as the case may be.
     With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.
     (d) The ownership of Securities shall be proved by the Security Register.
     (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.
SECTION 105. Notices to Trustee and the Company.
     Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:
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     (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, [Attention:                     ]; or
     (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.
     Notwithstanding anything to the contrary set forth in this Indenture, any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted under this Indenture shall not be deemed to be made, given, filed or furnished to the Trustee unless made, given, filed or furnished in writing to the Trustee at its Corporate Trust Office.
SECTION 106. Notice to Holders; Waiver.
     Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
     In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.
SECTION 107. Conflict with Trust Indenture Act.
     If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Trust Indenture Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.
SECTION 108. Effect of Headings and Table of Contents.
     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
SECTION 109. Separability Clause.
     In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
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SECTION 110. Benefits of Indenture.
     Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.
SECTION 111. Governing Law.
     THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF [NEW YORK], WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF. THIS INDENTURE IS SUBJECT TO THE PROVISIONS OF THE TRUST INDENTURE ACT OF 1939, AS AMENDED, THAT ARE REQUIRED TO BE PART OF THIS INDENTURE AND SHALL, TO THE EXTENT APPLICABLE, BE GOVERNED BY SUCH PROVISIONS.
SECTION 112. Legal Holidays.
     In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal of the Securities need not be made on such date, but may be made on the next succeeding Business Day (except that, if such Business Day is in the next succeeding calendar year, such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, shall be the immediately preceding Business Day) with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.
SECTION 113. Indenture and Notes Solely Corporate Obligations.
     No recourse for the payment of the principal of or premium, if any, or interest on any Security, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, shareholders, officers or directors, as such, of the Company, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any Security or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, employee, agent, officer or director, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any Security or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of such Security.
SECTION 114. No Security Interest Created.
     Nothing in this Indenture or in any Securities, express or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect in any jurisdiction where property of the Company or its Subsidiaries is or may be located. Nothing in this Indenture, express or implied, shall be construed to indicate the
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priority of the Securities which shall be subordinated to all other debt which the Company may incur in the future.
ARTICLE TWO
Security Forms
SECTION 201. Forms Generally.
     The Securities and the Trustee’s certificates of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities.
     The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these or other methods, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.
SECTION 202. Form of Face of Security.
[FREMONT GENERAL CORPORATION]
9% Notes, Due December 31, 2016
$
No.
CUSIP No.
     FREMONT GENERAL CORPORATION, a corporation duly organized and existing under the laws of the State of Nevada (herein called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to [Cede & Co.] or registered assigns, the principal sum of Thirty Nine Million and 00/100 DOLLARS ($39,000,000) on December 31, 2016, and to pay interest on said principal sum from                                , 2010 or from the most recent interest payment date (each such date, an “Interest Payment Date”) to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on March 31, June 30, September 30 and December 31 of each year, commencing                                , 2010, at the rate of 9% per annum, until the principal hereof shall have become due and payable, and on any overdue principal and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum. The amount of interest payable for any period will be computed on the basis of twelve 30-day months and a 360-day year. The amount of interest payable for any period shorter than a full quarterly period for which interest is computed, will be computed on the basis of actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on this Security is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable. A “Business Day” shall mean any day other than a Saturday or Sunday or other day on which banking institutions in the City of New York are authorized or required by law or executive order to remain closed or a day on which the Corporate Trust Office of the Trustee is closed for business. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities, as defined in the Indenture) is registered at the close of business on the Regular Record Date for such interest installment, which shall be the close of business on the Business Day next preceding such Interest
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Payment Date. Any such interest installment not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such. Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.
     Payment of the principal of and interest on this Security will be made at the office or agency of the Paying Agent maintained for that purpose in the United States, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer in immediately available funds at such place and to such account as may be designated by the Person entitled thereto as specified in the Security Register.
     Reference is hereby made to the further provisions of the Indenture summarized on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
     IN WITNESS WHEREOF, Fremont General Corporation has caused this instrument to be duly executed under its corporate seal.
Dated:                     , 2010

FREMONT GENERAL CORPORATION
By:
Name:
Title:

Attest:

SECTION 203. Form of Reverse of Security.
     This Security is one of a duly authorized issue of Securities of the “Company”, designated as its 9% Notes, due December 31, 2016 (herein called the “Securities”), limited in aggregate principal amount to $39,000,000 issued under an Indenture, dated as of                                , 2010 (herein called the “Indenture”), between the Company and [                    ], a [                    ], as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.
     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.
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     At any time on or after                                ,                     , the Company shall have the right, subject to the terms and conditions of Article Twelve of the Indenture, to redeem this Security at the option of the Company, without premium or penalty, in whole or in part, at a Redemption Price equal to 100% of the principal amount to be redeemed plus accrued but unpaid interest, to, but excluding, the Redemption Date. Any redemption pursuant to this paragraph will be made upon not less than 30, nor more than 60, days’ notice to the Holders, at the Redemption Price. If the Securities are only partially redeemed by the Company, the Securities will be redeemed pro rata.
     In the event of redemption of this Security in part only, a new Security or Securities for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.
     If an Event of Default with respect to the Securities shall occur and be continuing, the principal of the Securities may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.
     The Indenture contains provisions for satisfaction and discharge at any time of the entire indebtedness of this Security upon compliance by the Company with certain conditions set forth in the Indenture.
     The Indenture contains provisions permitting the Company and the Trustee, with the consent of Holders of not less than a majority in principal amount of the Outstanding Securities affected by such modification, to modify the Indenture in a manner affecting the rights of the Holders of the Securities; provided that no such modification may, without the consent of the Holder of each Outstanding Security affected thereby, (i) change the fixed maturity of the Securities, or reduce the principal amount thereof, or reduce the rate or, except as described below, extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, or (ii) reduce the percentage of principal amount of the Securities, the Holders of which are required to consent to any such modification of the Indenture. The Indenture also contains provisions permitting Holders of specified percentages in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.
     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company designated for such purpose pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to’ the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
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     The Securities are issuable only in registered form without coupons in authorized denominations of $                     or any multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.
     THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.
SECTION 204. Form of Trustee’s Certificate of Authentication.
     This is one of the Securities referred to in the within-mentioned Indenture.

as Trustee

By:

Authorized Officer
ARTICLE THREE
The Securities
SECTION 301. Title and Terms.
     The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $39,000,000 except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 304, 305, 306, 906 or 1208.
     The Securities shall be known and designated as the “9% Notes, Due December 31, 2016” of the Company. Their Stated Maturity is December 31, 2016. The Securities shall bear interest at the rate of 9% per annum, from                     , 2010 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable quarterly, in arrears, on March 31, June 30, September 30 and December 31 of each year, commencing                                , 2010 until the principal thereof is paid or made available for payment. Interest will compound quarterly and will accrue at the rate of           % per annum on any interest installment in arrears for more than one quarter. In the event that any date on which interest is payable on the Securities is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (except that, if such Business Day is in the next succeeding calendar year, such Interest Payment Date shall be the immediately preceding Business Day) (and without any interest or other payment in respect of any such delay).
     The principal of and interest on the Securities shall be payable at the office or agency of the Paying Agent in the United States maintained for such purpose and at any other office or agency maintained by the Company for such purpose in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer in immediately available funds at such place and to such account as may be designated by the Person entitled thereto as specified in the Security Register.
     The Securities shall be redeemable as provided in Article Eleven.
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SECTION 302. Denominations.
     Unless otherwise provided in or pursuant to this Indenture, the principal of, any premium and interest with respect to the Securities shall be payable in Dollars. Unless otherwise provided in or pursuant to this Indenture, Securities shall be issuable in registered form without coupons in denominations of $25 and any integral multiple thereof.
SECTION 303. Execution, Authentication, Delivery and Dating.
     The Securities shall be executed on behalf of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President or one of its Vice Presidents, under its manual or facsimile corporate seal reproduced thereon attested by its Treasurer or one of its Assistant Treasurers, or Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.
     Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.
     At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as in this Indenture provided and not otherwise.
     Each Security shall be dated the date of its authentication.
     No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.
SECTION 304. Temporary Securities.
     Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.
     If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at any office or agency of the Company designated pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.
SECTION 305. Registration; Registration of Transfer and Exchange.
     The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes collectively referred to as the “Security Register”) in which, subject to
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such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided.
     Upon surrender for registration of transfer of any Security at an office or agency of the Company designated pursuant to Section 1002 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like aggregate principal amount.
     At the option of the Holder, Securities may be exchanged for other Securities of any authorized denominations and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.
     All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.
     Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.
     No service charge shall be made to the Holder for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 906 or 1208 not involving any transfer.
     If the Securities are to be redeemed in part, the Company shall not be required (A) to issue, register the transfer of or exchange any Securities during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of any such Securities selected for redemption under Section 1203 and ending at the close of business on the day of such mailing, or (B) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.
SECTION 306. Mutilated, Destroyed, Lost and Stolen Securities.
     If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.
     If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.
     In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.
     Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in
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relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
     Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.
     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.
SECTION 307. Payment of Interest; Interest Rights Preserved.
     Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.
     Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:
     (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the proposed payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the written notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).
     (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and, if so listed, upon such notice as may be required by such exchange, if, after notice given by the Company in writing to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.
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     Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue (including in each such case Additional Interest), which were carried by such other Security.
SECTION 308. Persons Deemed Owners.
     Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee shall treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and (subject to Section 307) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.
SECTION 309. Cancellation.
     All Securities surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of as directed by a Company Order.
SECTION 310. Computation of Interest.
     Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period for which interest is computed, will be computed on the basis of actual number of days elapsed per 30-day month.
SECTION 311. CUSIP Numbers.
     The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.
SECTION 312. Global Securities.
     The Securities will initially be issued as a Global Security. The Company shall execute and the Trustee shall, in accordance with Section 303 and the Company Order, authenticate and deliver one or more Global Securities that (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of all of the Securities to be issued in the form of Global Securities, (ii) shall be registered in the name of the Depositary for such Global Security or Securities or the nominee of such Depositary, and (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions.
     Global Securities shall bear a legend substantially to the following effect:
     This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Global Security is exchangeable for Securities registered in the name of a Person other than
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the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Security (other than a transfer of this Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in such limited circumstances. Every Security delivered upon registration of transfer of, or in exchange for, or in lieu of, this Global Security shall be a Global Security subject to the foregoing, except in the limited circumstances described above.
     Unless this certificate is presented by an authorized representative of The Depositary Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is to be made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.
     Notwithstanding the provisions of Section 305, unless and until it is exchanged in whole or in part for Securities in definitive registered form, a Global Security representing all or a part of the Securities may not be transferred in the manner provided in Section 305 except as a whole by the Depositary to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.
     If at any time the Depositary for any Securities represented by one or more Global Securities notifies the Company that it is unwilling or unable to continue as Depositary for such Securities or if at any time the Depositary for such Securities shall no longer be eligible under this Section 312, the Company shall appoint a successor Depositary with respect to such Securities. If a successor Depositary for such Securities is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company’s election that such Securities be represented by one or more Global Securities shall no longer be effective and the Company shall execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Securities, will authenticate and deliver Securities in definitive registered form, in any authorized denominations, in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing such Securities in exchange for such Global Security or Securities.
     The Company may at any time and in its sole discretion determine that the Securities issued in the form of one or more Global Securities shall no longer be represented by a Global Security or Securities. In such event the Company shall execute, and the Trustee, upon receipt of a Company Order or an Officers’ Certificate for the authentication and delivery of definitive Securities, shall authenticate and deliver, Securities in definitive registered form, in any authorized denominations, in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing such Securities, in exchange for such Global Security or Securities.
     In accordance with the provisions of this Section 312, the Depositary for such Global Security will surrender such Global Security in exchange in whole or in part for Securities in definitive registered form on such terms as are acceptable to the Company and such Depositary. Thereupon, the Company shall execute, and the Trustee shall authenticate and deliver, without service charge:
          (i) to the Person specified by such Depositary, a new Security or Securities, of any authorized denominations as requested by such Person, in an aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Global Security; and
(ii) to such Depositary a new Global Security in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and
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the aggregate principal amount of Securities authenticated and delivered pursuant to clause (i) above.
     Upon the exchange of a Global Security for Securities in definitive registered form in authorized denominations, such Global Security shall be cancelled by the Trustee or an agent of the Company or the Trustee. Securities in definitive registered form issued in exchange for a Global Security pursuant to this Section 312 shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee or an agent of the Company or the Trustee. The Trustee or such agent shall deliver at its office such Securities to or as directed by the Persons in whose names such Securities are so registered.
SECTION 313 Restrictions on Transfer
     The Securities have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction. The Securities may not be reoffered, sold, assigned, transferred, pledged, encumbered or otherwise disposed of (a “Transfer”) in the absence of such registration or unless such transaction is exempt from, or not subject to, registration. The holder by its acceptance of a Security agrees that it shall not offer, sell, assign, transfer, pledge, encumber or otherwise dispose of this Security or any portion thereof or interest therein other than in a minimum denomination of $25 principal amount (or any integral multiple thereof) and then (other than with respect to a Transfer pursuant to a registration statement that is effective at the time of such Transfer) only (a) to the Company, (b) pursuant to a person it reasonably believes to be an institutional “accredited investor” within the meaning of Rule (501(a)(1)(2)(3) or (7) under the Securities Act or a qualified institutional buyer (as defined in Rule 144A under the Securities Act), and in the case of (b) above in which the transferor furnishes the Company with such certifications, legal opinions or other information as the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.
     Upon presentation of a Security for registration of transfer at the office of the Company specified herein accompanied by (i) certification by the transferor that such transfer is in compliance with the terms hereof and (ii) by a written instrument of transfer in a form approved by the Company executed by the registered holder, in person or by such holder’s attorney thereunto duly authorized in writing, and including the name, address and telephone and fax numbers of the transferee and name of the contact person of the transferee, such Security shall be transferred on the Security register, and a new Security of like tenor and bearing the same legends shall be issued in the name of the transferee and sent to the transferee at the address and c/o the contact person so indicated. Transfers and exchanges of Securities shall be subject to such additional restrictions as are set forth in the legends on the Securities and to such additional reasonable regulations as may be prescribed by the Company as specified in herein. Successive registrations of transfers as aforesaid may be made from time to time as desired, and each such registration shall be noted on the Security register.
     Each holder of the Securities represents that it is an “accredited investor” within the meaning of Rule 501(a) of the Securities Act or a qualified institutional buyer (as defined in Rule 144A under the Securities Act). Each such holder has been advised that the Securities have not been registered under the Securities Act, or any state securities laws and, therefore, cannot be resold unless it is registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. Such holder is aware that the Company is under no obligation to effect any such registration or to file for or comply with any exemption from registration. Such holder has not been formed solely for the purpose of making this investment and is acquiring the Security for its own account for investment, and not with a view to, or for resale in connection with, the distribution thereof.
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ARTICLE FOUR
Satisfaction and Discharge; Defeasance
     SECTION 401. Satisfaction and Discharge of Indenture.
     This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, on written demand of and at the expense of the Company, shall execute instruments supplied by the Company acknowledging satisfaction and discharge of this Indenture, when
     (1) either
(A) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or
(B) all such Securities not theretofore delivered to the Trustee for cancellation
(i) have become due and payable, or
(ii) will become due and payable at their Stated Maturity within one year, or
(iii) if redeemable at the option of the Company, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;
     (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and
     (3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.
     Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.
SECTION 402. Defeasance and Discharge.
     The following provisions shall apply to the Securities unless specifically otherwise provided in a Board Resolution, Officers’ Certificate or indenture supplemental hereto provided pursuant to Section 301. In addition to discharge or defeasance of this Indenture pursuant to Sections 401 and 403, in the case of any Securities with respect to which the exact amount described in subparagraph (a) of Section 404 can be determined at the time of making the deposit referred to in such subparagraph (a), the Company shall be deemed to have paid and discharged the entire indebtedness
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on all the Securities as provided in this Section on and after the date the conditions set forth in Section 404 are satisfied, and the provisions of this Indenture with respect to the Securities shall no longer be in effect (except as to (i) rights of registration of transfer and exchange of Securities, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Securities, (iii) rights of Holders of Securities to receive, solely from the trust fund described in subparagraph (a) of Section 404, payments of principal thereof and interest, if any, thereon upon the original stated due dates therefor (but not upon acceleration), (iv) the rights, obligations, duties and immunities of the Trustee hereunder, (v) this Section 402 and (vi) the rights of the Holders of Securities as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them)(hereinafter called “Defeasance”), and the Trustee at the cost and expense of the Company, shall execute proper instruments acknowledging the same.
SECTION 403. Covenant Defeasance.
     In the case of any Securities with respect to which the exact amount described in subparagraph (a) of Section 404 can be determined at the time of making the deposit referred to in such subparagraph (a), (i) the Company shall be released from its obligations under any covenants specified in or pursuant to this Indenture (except as to (i) rights of registration of transfer and exchange of Securities, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Securities, (iii) rights of Holders of Securities to receive, from the Company pursuant to Section 1001, payments of principal thereof and interest, if any, thereon upon the original stated due dates therefor (but not upon acceleration), (iv) the rights, obligations, duties and immunities of the Trustee hereunder and (v) the rights of the Holders of Securities as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them), and (ii) the occurrence of any event specified in Section 501(3)(with respect to any of the covenants specified in or pursuant to this Indenture) shall be deemed not to be or result in an Event of Default, in each case with respect to the Outstanding Securities as provided in this Section on and after the date the conditions set forth in Section 404 are satisfied (hereinafter called “Covenant Defeasance”), and the Trustee, at the cost and expense of the Company, shall execute proper instruments acknowledging the same. For this purpose, such Covenant Defeasance means that the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant (to the extent so specified in the case of Section 501(4) ), whether directly or indirectly by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, but the remainder of this Indenture and the Securities shall be unaffected thereby.
SECTION 404. Conditions to Defeasance or Covenant Defeasance.
     The following shall be the conditions to application of either Section 402 or 403 to the Outstanding Securities:
     (a) with reference to Section 402 or 403, the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee as funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of Securities (i) cash in an amount, or (ii) direct obligations of the United States of America, backed by its full faith and credit (“U.S. Government Obligations”), maturing as to principal and interest, if any, at such times and in such amounts as will insure the availability of cash, or (iii) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge (A) the principal of and interest, if any, on all Securities on each date that such principal or interest, if any, is due and payable, and (B) any mandatory sinking fund payments on the dates on which such payments are due and payable in accordance with the terms of this Indenture and the Securities;
     (b) in the case of Defeasance under Section 402, the Company has delivered to the Trustee an Opinion of Counsel based on the fact that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (y), since the date hereof,
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there has been a change in the applicable United States federal income tax law, in either case to the effect that, and such opinion shall confirm that, the Holders of the Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, Defeasance and discharge and will be subject to United States federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, Defeasance and discharge had not occurred;
     (c) in the case of Covenant Defeasance under Section 403, the Company has delivered to the Trustee an Opinion of Counsel to the effect that, and such opinion shall confirm that, the Holders of the Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit and Covenant Defeasance and will be subject to United States federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit and Covenant Defeasance had not occurred;
     (d) such Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which the Company is a party or by which it is bound; and
     (e) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent contemplated by this provision have been complied with.
SECTION 405. Application of Trust Money.
     Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations deposited with the Trustee pursuant to Section 401 shall be held in trust and such money and all money from such U.S. Government Obligations shall be applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment such money and U.S. Government Obligations has been deposited with the Trustee.
SECTION 406. Indemnity for U.S. Government Obligations.
     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 404 or the principal or interest received in respect of such obligations other than any such tax, fee or other charge that by law is for the account of the Holders of Outstanding Securities.
ARTICLE FIVE
Remedies
SECTION 501. Events of Default.
     “Event of Default,” wherever used herein, means any one of the following events that has occurred and is continuing (whatever the reason for such Event of Default and whether it is voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
     (1) failure for 90 days to pay any interest on the Securities when due; or
     (2) failure to pay any principal on the Securities when due whether at Stated Maturity, following notice of redemption, by declaration, date fixed for payment thereto or otherwise; or
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     (3) failure by the Company to observe or perform in any material respect any other covenant herein for ninety (90) days after written notice to the Company from the Trustee or the Holders of at least 25% in principal amount of the Outstanding Securities; or
     (4) default under any bond, debenture, indenture or any other evidence of Indebtedness for money borrowed by the Company having an aggregate outstanding principal amount in excess of $10 million, which default shall have resulted in such Indebtedness being accelerated, without such Indebtedness being discharged or such acceleration having been rescinded or annulled within 30 days after receipt of notice thereof by the Company from the Trustee or by the Company and the Trustee from the Holders of not less than 25% in aggregate principal amount at Maturity of the Securities then Outstanding; or
     (5) entry by a court having jurisdiction of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization, receivership or other similar law or (B) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of substantially all of the property of the Company, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or
     (6) (A) the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization, receivership or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or (B) the consent by the Company or to the entry of a decree or order for relief in respect of itself in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company, or (C) the filing by the Company of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or (D) the consent by the Company to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of all or substantially all of the property of the Company, or (E) the making by the Company of an assignment for the benefit of creditors.
     (7) the Company shall become unable or fail generally to pay its debts as they become due.
     (8) failure by the Company to pay final judgments entered in a court or courts of competent jurisdiction aggregating in excess of $5 million, which judgments are not paid, discharged or stayed for a period of 90 days.
     (9) except as provided in the Indenture, the Securities are held in any judicial proceeding to be unenforceable or ceases for any reason to be in full force and effect or the Company, or any authorized Person acting on behalf of the Company, denies or disaffirms its obligations under the Securities.
     (10) A material default, breach or violation of the Plan of Reorganization.
SECTION 502. Acceleration of Maturity; Rescission and Annulment.
     If an Event of Default occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities shall have the right to declare the principal of and the interest on all the Securities and any other amounts payable hereunder
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to be due and payable immediately and upon any such declaration such principal and all accrued interest shall become immediately due and payable.
     If an Event of Default with respect to the Company specified in clause (5) or (6) of Section 501 occurs, all unpaid principal of and accrued interest on the Outstanding Securities (or such lesser amount as may be provided for in the Securities) shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of any Security.
     At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article, the Holders of a majority in principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if
          (1) the Company has paid or deposited with the Trustee a sum sufficient to pay:
     (A) all overdue interest on all Securities,
     (B) the principal of (and premium, if any, on) any Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities,
     (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities, and
     (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;
     (2) all Events of Default, other than the non-payment of the principal of Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.
     No such rescission shall affect any subsequent default or impair any right consequent thereon.
SECTION 503. Collection of Indebtedness and Suits for Enforcement by Trustee.
     The Company covenants that if:
     (1) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or
     (2) default is made in the payment of the principal of any Security at the Maturity thereof, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and interest, and, to the extent that payment thereof shall be legally enforceable, interest on any overdue principal and on any overdue interest, at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
     If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or pursue any available remedy to collect payment of principal, interest and other sums due under the Note or hereunder to enforce any other proper remedy.
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SECTION 504. Trustee May File Proofs of Claim.
     In case of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.
     No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
SECTION 505. Trustee May Enforce Claims Without Possession of Securities.
     All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.
SECTION 506. Application of Money Collected.
     Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
     FIRST: To the payment of all amounts due the Trustee under Section 607;
     SECOND: To the payment of the amounts then due and unpaid for principal of and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and interest, respectively; and
     THIRD: Any remainder, to any other Person lawfully entitled thereto or to the Company.
SECTION 507. Limitation on Suits.
     No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless
     (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;
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     (2) the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;
     (3) such Holder or Holders have offered to the Trustee indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;
     (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and
     (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities;
it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.
SECTION 508. Unconditional Right of Holders to Receive Principal and Interest.
     Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and (subject to Sections 305 and 307) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.
SECTION 509. Restoration of Rights and Remedies.
     If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.
SECTION 510. Rights and Remedies Cumulative.
     Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
SECTION 511. Delay or Omission Not Waiver.
     No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
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SECTION 512. Control by Holders.
     The Holders of a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that
     (1) such direction shall not be in conflict with any rule of law or with this Indenture or that may involve the Trustee in personal liability, or that the Trustee determines to be unduly prejudicial to the rights of Holders not joining in such direction; and
     (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.
SECTION 513. Waiver of Past Defaults.
     Subject to Sections 902 and 1010 hereof, the Holders of not less than a majority in principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past default hereunder and its consequences, except a default
     (1) in the payment of the principal of or interest on any Security (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Trustee); or
     (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security affected;
     Upon any such waiver, such default shall cease to exist, effective as of the date specified in such waiver (and effective retroactively to the date of default, if so specified) and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.
SECTION 514. Undertaking for Costs.
     In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs, including reasonable attorneys’ fees and expenses, against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided, that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company or the Trustee or in any suit for the enforcement of the right to receive the principal of and interest on any Security on or after the respective due dates therefore expressed in such security.
SECTION 515. Waiver of Stay or Extension Laws.
     The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
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ARTICLE SIX
The Trustee
SECTION 601. Certain Duties and Responsibilities.
     (a) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
     (b) Except during the continuance of an Event of Default:
(1)	the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)	in the absence of bad faith on its art, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates of opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.
(c) The Trustee may not be relived from liabilities for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:
(1)	this paragraph does not limit the effect of paragraph (b) of this Section 601;

(2)	the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)	the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 512 hereof.
     Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of Section 601.
(d) The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act, except as expressly provided herein and not in contravention of the Trust Indenture Act.
(e) All indemnifications and releases from liability granted herein to the Trustee shall extend to the directors, officers, employees and agents of the Trustee.
SECTION 602. Notice of Defaults.
     The Trustee shall give the Holders notice of any default hereunder which is made known to the officer of the Trustee having primary responsibility for administering this Indenture, confirmed in writing, and as and to the extent provided by the Trust Indenture Act; provided, however, that except in the case of a default in the payment of the principal of or interest on any Security, the Trustee shall
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be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders of Securities; provided, further, that in the case of any default of the character specified in Section 501(3), no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default. For purposes of this Section, the officer of the Trustee having responsibility for administering this Indenture shall not be deemed to have knowledge of a default unless the Trustee has actual knowledge of such default or has received written notice of such default in the manner contemplated by Section 105.
SECTION 603. Certain Rights of Trustee.
     Subject to the provisions of Section 601:
     (a) the Trustee may rely and shall be protected in acting or refraining from acting in accordance with any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;
     (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;
     (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;
     (d) the Trustee may consult with counsel of its choice and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
     (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;
     (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; and
     (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.
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SECTION 604. Not Responsible for Recitals or Issuance of Securities.
     The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.
SECTION 605. May Hold Securities.
     The Trustee, any Paying Agent, any Security Registrar, or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 608 and 613, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar, or such other agent. Money held by the Trustee in trust hereunder shall not be invested by the Trustee pending distribution thereof to the holders of the Securities.
SECTION 606. Money Held in Trust.
     Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.
SECTION 607. Compensation; Reimbursement; and Indemnity.
     The Company agrees:
     (1) to pay to the Trustee from time to time such reasonable compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);
     (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its gross negligence or bad faith; and
     (3) to indemnify each of the Trustee and any predecessor Trustee for, and to hold it harmless against, any and all loss, damage, claim, liability or expense, including taxes (other than taxes based on the income of the Trustee) incurred without gross negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust or the trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder (including, without limitation, settlement costs). The Trustee will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company will not relieve the Company of its obligations hereunder. The Company will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel at its own expense, but if (i) the Company fails to assume the defense of such claim, (ii) there is an actual conflict of interests or (iii) there is the potential for the imposition of criminal liability against the Company, then the Company will, in any such case, pay the reasonable fees and expenses of such counsel.
     The obligations of the Company under this Section to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and
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discharge of this Indenture. As security for the performance of such obligations of the Company, the Trustee shall have a claim prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any, on) or interest on particular Securities.
     To the extent permitted by law, any compensation or expense incurred by the Trustee after a default specified in or pursuant to Section 501 is intended to constitute an expense of administration under any then applicable bankruptcy or insolvency law. “Trustee” for purposes of this Section 607 shall include any predecessor Trustee but the negligence or bad faith of any Trustee shall not affect the rights of any other Trustee under this Section 607.
     The provisions of this Section 607 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee and shall apply with equal force and effect to the Trustee in its capacity as Authenticating Agent, Paying Agent or Security Registrar.
SECTION 608. Disqualification; Conflicting Interests.
     If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.
SECTION 609. Corporate Trustee Required; Eligibility.
     There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.
SECTION 610. Resignation and Removal; Appointment of Successor.
     (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 611.
     (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.
     (c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.
     (d) If at any time:
     (1) the Trustee shall fail to comply with Section 608 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or
     (2) the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder, or
     (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer
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shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 514, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
     (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.
     (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 106. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.
SECTION 611. Acceptance of Appointment by Successor.
     Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; provided that, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.
     No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.
SECTION 612. Merger, Conversion, Consolidation or Succession to Business.
     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.
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SECTION 613. Preferential Collection of Claims Against Company.
     If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).
ARTICLE SEVEN
Holders’ Lists and Reports by Trustee and Company
SECTION 701. Company to Furnish Trustee Names and Addresses of Holders.
     The Company will furnish or cause to be furnished to the Trustee
     (a) semiannually, not later than February 15 and August 15 in each year, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders to the extent the Company has knowledge thereof as of a date not more than 15 days prior to the delivery thereof, and
     (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;
provided that the Company shall not be required to furnish any such list so long as the Trustee is acting as Security Registrar or the Securities are represented by one or more Global Securities.
SECTION 702. Preservation of Information; Communications to Holders.
     (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 or supplied to the Trustee by the Depository at the Trustee’s request, and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.
     (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.
     (c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.
SECTION 703. Reports by Trustee.
     (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.
     (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when the Securities are listed on any stock exchange.
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SECTION 704. Reports by Company.
     The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Trust Indenture Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.
     The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, a certificate stating whether any event of default has occurred and describing such event of default, if applicable, and that the Company has kept and observed, performed and fulfilled the covenants contained in this Indenture.
ARTICLE EIGHT
Consolidation, Merger, Conveyance, Transfer or Lease
SECTION 801. Successor Substituted.
     Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities. Such successor Person shall promptly provide notice in writing to the Trustee of such event.
ARTICLE NINE
Supplemental Indentures
SECTION 901. Supplemental Indentures Without Consent of Holders.
     Without the consent of any Holders, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:
     (1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities; or
     (2) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or
     (3) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided that such action pursuant to this clause (3) shall not adversely affect the interests of the Holders of the Securities; or
     (4) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 610; or
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     (5) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act; or
     (6) to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of Securities, as herein set forth; or
     (7) to add any additional Events of Default with respect to all Securities (as shall be specified in such supplemental indenture); or
     (8) to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of the Securities pursuant to Article 4, provided that any such action shall not adversely affect the interests of any Holder of an Outstanding Security in any material respect; or
     (9) to amend or supplement any provision contained herein or in any supplemental indenture, provided that no such amendment or supplement shall materially adversely affect the interests of the Holders of any Securities then Outstanding.
SECTION 902. Supplemental Indentures with Consent of Holders.
     With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,
     (1) change the Stated Maturity of any Security, or reduce the principal amount thereof, or the rate of interest thereon, or any installment of interest on, or change the place of payment where, or the coin or currency in which, any Security or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or modify the provisions of this Indenture with respect to the subordination of the Securities in a manner adverse to the Holders,
     (2) reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or
     (3) modify any of the provisions of this Section, Section 513 or Section 1010, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby.
     It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.
SECTION 903. Execution of Supplemental Indentures.
     In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in, and shall
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incur no liability that may result from, relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and any Officers’ Certificate stating that all conditions precedent to the execution of such supplemental Indenture have been fulfilled. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
SECTION 904. Effect of Supplemental Indentures.
     Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.
SECTION 905. Conformity with Trust Indenture Act.
     Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.
SECTION 906. Reference in Securities to Supplemental Indentures.
     Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.
SECTION 907. Notice of Supplemental Indenture.
     Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to Section 902, the Company shall transmit to the Holders of Outstanding Securities a notice setting forth the substance of such supplemental indenture.
ARTICLE TEN
Covenants; Representations and Warranties
SECTION 1001. Payment of Principal and Interest.
     The Company will duly and punctually pay the principal of and interest on the Securities in accordance with the terms of the Securities and this Indenture.
SECTION 1002. Maintenance of Office or Agency.
     The Company will maintain an office or agency in the United States where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.
     The Company may also from time to time designate one or more other offices or agencies (in the United States) where the Securities may be presented or surrendered for any or all such purposes
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and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the United States for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
SECTION 1003. Money for Security Payments to Be Held in Trust.
     If the Company shall at any time act as its own Paying Agent, it will, on or at the option of the Company on or before each due date of the principal of or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act. In such case the Company shall not invest the amount so segregated and held in trust pending the distribution thereof.
     Whenever the Company shall have one or more Paying Agents, it will, on or prior to each due date of the principal of or interest on any Securities, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act; provided, however, that any such deposit on a due date shall be initiated prior to 1:00 p.m. (New York time) in same-day funds.
     The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (i) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (ii) during the continuance of any default by the Company (or any other obligor upon the Securities) in the making of any payment in respect of the Securities, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent as such.
     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.
     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or interest on any Security and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.
SECTION 1004. Statement by Officers as to Default.
     The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers’ Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the material terms, conditions and covenants of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.
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SECTION 1005. Existence.
     Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence in accordance with its organizational documents, rights (charter and statutory), licenses and franchises; provided, however, that the Company shall not be required to preserve any such right, license or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.
SECTION 1006. Maintenance of Properties.
     The Company will cause all properties, assets and interests used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.
SECTION 1007. Payment of Taxes and Other Claims.
     The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary that comprise more than 10% of the assets of the Company and its Subsidiaries taken as a whole; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.
SECTION 1008. Additional Covenants.
     The Company covenants and agrees that it shall not, and shall not permit any Subsidiary of the Company (other than its wholly owned Subsidiaries) to: (a) declare or pay any dividends on or make a distribution with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) repurchases or acquisitions of shares of the Common Stock of the Company as contemplated by any employment arrangement, benefit plan or other similar contract with or for the benefit of employees, officers or directors entered into in the ordinary course of business, (ii) as a result of an exchange or conversion of any class or series of the Company’s capital stock for the Company’s Common Stock, (iii) the purchase of fractional interests in shares of the Company’s capital stock pursuant to the conversion or exchange provisions of such Company capital stock or the security being converted or exchanged, or (iv) the payment of any stock dividend by the Company payable in the Company’s Common Stock or the same stock as that on which the dividend is being paid) or make any guarantee payments with respect to the foregoing and (b) make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to the Securities except as (i) required in accordance with the terms thereof (including, in the case of junior debt, the subordination provisions thereof), (ii) in connection with a contemporaneous refinancing of such debt securities with the proceeds of a new issuance of debt securities which have terms and provisions no more favorable to the holder than those of the debt securities repurchased or refinanced (iii) in connection with the contemporaneous conversion or exchange of such debt securities for Common Stock of the Company; provided, however, that in no event shall the amount to be paid by the Company or any of its Subsidiaries under (a) or (b)(ii) or (iii) above exceed in the aggregate $500,000 per year if at such
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time (i) there shall have occurred and be continuing any event that (y) with the giving of notice or the lapse of time or both, would constitute an Event of Default hereunder and (z) in respect of which the Company shall not have taken reasonable steps to cure.
     The Company shall not, during such time as the material financial obligations under this Indenture remain outstanding, effect a Change in Control of the Company through a transaction or series of related transactions without the prior written consent of a majority of the holders of TOPrS as of the record date applicable to such transaction.
     The Company shall not, directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or leas any property to, any officer, director, subsidiary or other affiliate of the Company, except that are at prices and on terms and conditions no less favorable to the Company that could be obtained in a comparable arms-length transaction from unrelated third parties.
SECTION 1009. Waiver of Certain Covenants.
     Except as otherwise specified as contemplated by Section 301 for Securities, the Company may, with respect to the Securities, omit in any particular instance to comply with any term, provision or condition set forth in any covenant set forth in Sections 1005, 1006, 1007 or 1008 with respect to the Securities if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.
ARTICLE ELEVEN
Redemption of Securities
SECTION 1101. Optional Redemption; Conditions to Optional Redemption.
     At any time on or after                                ,           , the Company shall have the right to redeem the Securities, in whole or in part, from time to time, at a Redemption Price equal to 100% of the principal amount of Securities to be redeemed plus any accrued but unpaid interest, if any, to the Redemption Date.
     The Company shall not redeem the Securities in part unless all accrued and unpaid interest has been paid in full on all Outstanding Securities for all quarterly interest periods terminating on or prior to the Redemption Date.
SECTION 1102. Applicability of Article.
     Redemption of Securities at the election of the Company, as permitted by Section 1201, shall be made in accordance with such provision and this Article.
SECTION 1103. Election to Redeem; Notice to Trustee.
     The election of the Company to redeem Securities pursuant to Section 1201 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, at least 30 days and no more than 60 days prior to the Redemption Date fixed by the Company, notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed and provide a copy of the notice of redemption given to Holders of Securities to be redeemed pursuant to Section 1204. To the extent that the Securities are or become publicly traded, the Company may redeem Securities without regard to the provisions of (i) Sections 1104, 1106 and 1107, and (ii) Section 1105 (if the amounts redeemed are less than $250,000).
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SECTION 1104. Selection by Trustee of Securities to Be Redeemed.
     If less than all the Securities are to be redeemed (unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected on a pro rata basis (or such other method of selection as the Trustee may customarily employ) not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities not previously called for redemption.
     The Trustee shall promptly notify the Company in writing of the Securities selected for redemption as aforesaid and, in case of any Securities selected for partial redemption as aforesaid, the principal amount thereof to be redeemed.
     The provisions of the two preceding paragraphs shall not apply with respect to any redemption affecting only a single Security, whether such Security is to be redeemed in whole or in part. In the case of any such redemption in part, the unredeemed portion of the principal amount of the Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security.
     For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.
SECTION 1105. Notice of Redemption.
     Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register.
     All notices of redemption shall identify the Securities to be redeemed (including CUSIP number) and shall state:
     (1) the Redemption Date;
     (2) the Redemption Price;
     (3) if less than all Outstanding the Securities are to be redeemed, the identification (and, in the case of partial redemption, the principal amount) of the particular Security or Securities to be redeemed;
     (4) in case any Security is to be redeemed in part only, the notice which relates to such Security shall state that on and after the Redemption Date, upon surrender of such Security, the Holder of such Security will receive, without charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed;
     (5) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and that interest thereon will cease to accrue on and after said date;
     (6) the place or places where such Securities are to be surrendered for payment of the Redemption Price and any accrued interest pertaining thereto; and
     (7) the CUSIP number or the Euroclear or the Cedel reference numbers of such Securities, if any (or any other numbers used by a Depository to identify such Securities).
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     Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.
SECTION 1106. Deposit of Redemption Price.
     On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date; provided, however, that any such deposit on a Redemption Date shall be initiated prior to 1:00 p.m. (New York time) in same-day funds.
SECTION 1107. Securities Payable on Redemption Date.
     Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.
     If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate borne by the Security.
SECTION 1108. Securities Redeemed in Part.
     Any Security which is to be redeemed only in part shall be surrendered at a place of payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.
ARTICLE TWELVE
Meetings Of Holders
SECTION 1201. Purposes for Which Meetings May Be Called.
     A meeting of Holders may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other Act provided by this Indenture to be made, given or taken by the Holders.
SECTION 1202. Call, Notice and Place of Meetings.
     (1) The Trustee may at any time call a meeting of the Holders for any purpose specified in Section 1201, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of Holders, setting forth the time and the place of such meeting and in general terms the
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action proposed to be taken at such meeting, shall be given, in the manner provided in Section 106, not less than 21 nor more than 180 days prior to the date fixed for the meeting.
     (2) In case at any time the Company (by or pursuant to a Board Resolution) or the Holders of at least 25% in principal amount of the Outstanding Securities shall have requested the Trustee to call a meeting of the Holders for any purpose specified in Section 1201, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed notice of or made the first publication of the notice of such meeting within 21 days after receipt of such request (whichever shall be required pursuant to Section 1.6) or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders in the amount above specified, as the case may be, may determine the time and the place for such meeting and may call such meeting for such purposes by giving notice thereof as provided in clause (1) of this Section.
SECTION 1203. Persons Entitled to Vote at Meetings.
     To be entitled to vote at any meeting of Holders, a Person shall be (1) a Holder of one or more Outstanding Securities, or (2) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.
SECTION 1204. Quorum; Action.
     The Persons entitled to vote a majority in principal amount of the Outstanding Securities shall constitute a quorum for any meeting of Holders. In the absence of a quorum within 30 minutes after the time appointed for any such meeting, the meeting shall, if convened at the request of Holders, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any reconvened meeting, such reconvened meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such reconvened meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 1202(1), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Outstanding Securities which shall constitute a quorum.
     Except as limited by the proviso to Section 902, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted only by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Securities; provided, however, that, except as limited by the proviso to Section 902, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other Act which this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Securities may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Securities.
     Any resolution passed or decision taken at any meeting of Holders duly held in accordance with this Section shall be binding on all the Holders and the Coupons appertaining thereto, whether or not such Holders were present or represented at the meeting.
SECTION 1205. Determination of Voting Rights; Conduct and Adjournment of Meetings.
     (1) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders in regard to proof of the
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holding of Securities and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 104 and the appointment of any proxy shall be proved in the manner specified in Section 104 or by having the signature of the person executing the proxy witnessed or guaranteed by any trust company, bank or banker authorized by Section 104 to certify to the holding of Bearer Securities. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 104 or other proof.
     (2) The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 1202(2), in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Securities represented at the meeting.
     (3) At any meeting, each Holder of a Security or proxy shall be entitled to one vote for each $1,000 principal amount of Securities held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Security or proxy.
     (4) Any meeting of Holders duly called pursuant to Section 1202 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Securities represented at the meeting; and the meeting may be held as so adjourned without further notice.
SECTION 1206 Counting Votes and Recording Action of Meetings.
     The vote upon any resolution submitted to any meeting of Holders shall be by written ballots on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Securities held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record, at least in triplicate, of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 1202 and, if applicable, Section 1204. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.
ARTICLE THIRTEEN
Expenses
SECTION 1301. Payment Upon Resignation or Removal.
     Upon termination of this Indenture or the removal or resignation of the Trustee pursuant to Section 610, the Company shall pay to the Trustee all amounts accrued to the date of such termination, removal or resignation.
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     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

FREMONT GENERAL CORPORATION
By:
Name:
Title:

Attest:

Name:
Title:

[ ]
By:
Name:
Title:

Attest:

Name:
Title:
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STATE OF	)

) ss.:
COUNTY OF	)
     On the            day of                     , before me personally came                     , to me known, who, being by me duly sworn, did depose and say that he/she is the                      of Fremont General Corporation, one of the corporations described in and which executed the foregoing instrument; and that he/she signed his/her name thereto by authority of the Board of Directors of such corporation.

STATE OF	)

) ss.:
COUNTY OF	)
     On the            day of                     , before me personally came                     , to me known, who, being by me duly sworn, did depose and say that he/she is the                      of Fremont General Corporation, one of the corporations described in and which executed the foregoing instrument; and that he/she signed his/her name thereto by authority of the Board of Directors of such corporation.

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EXHIBIT 5

ARTICLES OF INCORPORATION
EXHIBIT 5

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
FREMONT GENERAL CORPORATION
ARTICLE 1
NAME
     The name of the corporation is [REORGANIZED FREMONT] (the “Corporation”).
ARTICLE 2
RESIDENT AGENT AND ADDRESS
     The name of the resident agent and the agent’s street address where process may be served upon the Corporation are as follows: 303 East Proctor Street, Carson City, Nevada 89701.
ARTICLE 3
PURPOSE
     The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Nevada Revised Statutes of the State of Nevada (“NRS”).
ARTICLE 4
CAPITAL STOCK
Section 4.1 Shares, Classes and Series Authorized
     This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock”. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is Two Hundred Million (200,000,000) shares, of which One Hundred Ninety Million (190,000,000) shares shall be designated as Common Stock with a par value of $0.01 per share, and Ten Million (10,000,000) shares shall be designated as Preferred Stock with a par value of $0.01 per share. The Common Stock and Preferred Stock may be collectively referred to herein as the “Capital Stock.” The Corporation shall be prohibited from issuing non-voting securities, whether Common Stock or Preferred Stock.
Section 4.2 Designations, Powers, Preferences, Rights, Qualifications, Limitations and Restrictions Relating to the Capital Stock
     The following is a statement of the designations, powers, preferences and rights in respect of the classes of the Capital Stock, and the qualifications, limitations or restrictions thereof, and of the authority with respect thereto expressly vested in the Board of Directors of the Corporation (the “Board”):

1

     (1) Preferred Stock. The Preferred Stock may be issued from time to time in one or more series, the number of shares and any designation of each series and the powers, preferences and rights of the shares of each series, and the qualifications, limitations or restrictions thereof, to be as stated and expressed in a resolution or resolutions providing for the issue of such series adopted by the Board, subject to the limitations prescribed by law, including 11 U.S.C. §1123(a)(6). The Board in any such resolution or resolutions is expressly authorized to state for each such series:
     (a) the voting powers, if any, of the holders of shares of such series in addition to any voting rights affirmatively required by law;
     (b) the rights of shareholders in respect of dividends, including, without limitation, the rate or rates per annum and the time or times at which (or the formula or other method pursuant to which such rate or rates and such time or times may be determined) and conditions upon which the holders of shares of such series shall be entitled to receive dividends and other distributions, and whether any such dividends shall be cumulative or non-cumulative and, if cumulative, the terms upon which such dividends shall be cumulative;
     (c) whether any shares of the stock of each such series shall be redeemable by the Corporation at the option of the Corporation or the holder thereof and, if redeemable, the terms and conditions upon which any shares of the stock of such series may be redeemed;
     (d) the amount payable and the rights or preferences to which the holders of the stock of such series shall be entitled upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;
     (e) the terms, if any, upon which shares of stock of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes or of any other series of the same or any other class or classes, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any; and
     (f) any other powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, so far as they are not inconsistent with the provisions of these Amended and Restated Articles of Incorporation (“Articles of Incorporation”) and to the full extent now or hereafter permitted by the laws of the State of Nevada.
     Subject to any limitations or restrictions stated in the resolution or resolutions of the Board originally fixing the number of shares constituting a series, the Board may by resolution or resolutions likewise adopted increase (but not above the total number of authorized shares of Preferred Stock) or decrease (but not below the number of shares of the series then outstanding) the number of shares of the series subsequent to the issue of shares of that series; and, in case the number of shares of any series shall be so decreased, the shares constituting the decrease shall resume that status that they had prior to the adoption of the resolution originally fixing the number of shares constituting such series.

2

     (2) Common Stock. Except as otherwise provided for by law, the shares of Common Stock shall entitle the holders thereof to one vote for each share on all matters on which shareholders have the right to vote. The holders of shares of Common Stock shall not be permitted to cumulate their votes for the election of directors. Notwithstanding the foregoing, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to these Articles of Incorporation (including any Certificate of Designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to these Articles of Incorporation (including any Certificate of Designations relating to any series of Preferred Stock) or pursuant to the NRS.
     Subject to the preferences, privileges and powers with respect to each class or series of Preferred Stock having any priority over the Common Stock, and the qualifications, limitations or restrictions thereof, the holders of the Common Stock shall have and possess all rights pertaining to the Capital Stock; provided however, that in the event of any liquidation, dissolution, or winding up of the Corporation, the holders of the Common Stock (and the holders of any class or series of stock entitled to participate with the Common Stock in the distribution of assets) shall be entitled to receive, in cash or in kind, the assets of the Corporation available for distribution remaining after: (i) payment or provision for payment of the Corporation’s debts and liabilities and (ii) distributions or provisions for distributions to holders of any class or series of Capital Stock having preference over the Common Stock in the liquidation, dissolution, or winding up of the Corporation.
ARTICLE 5
LIMITATION OF DIRECTOR LIABILITY
     No director or officer of the Corporation shall be personally liable to the Corporation or any of its shareholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (1) for acts or omissions which involve intentional misconduct, fraud, a knowing violation of law or breach of the duty of loyalty, or (2) the payment of distributions in violation of Section 78.300 of the NRS. Any repeal or modification of this Article 5 shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.
ARTICLE 6
INDEMNIFICATION
Section 6.1 Actions, Suits or Proceedings Other than by or in the Right of the Corporation
     To the fullest extent permitted by the NRS, the Corporation shall indemnify any person who is or was or has agreed to become a director or officer of the Corporation who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an

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action by or in the right of the Corporation) by reason of the fact that he or she is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and the Corporation may indemnify any other person who is or was or has agreed to become an employee or agent of the Corporation who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorneys’ fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. Notwithstanding anything contained in this Article 6, but subject to Section 6.7 hereof, the Corporation shall not be obligated to indemnify any director or officer in connection with an action, suit or proceeding, or part thereof, initiated by such person against the Corporation unless such action, suit or proceeding, or part thereof, was authorized or consented to by the Board.
Section 6.2 Actions or Suits by or in the Right of the Corporation
     To the fullest extent permitted by the NRS, the Corporation shall indemnify any person who is or was or has agreed to become a director or officer of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and the Corporation may indemnify any other person who is or was or has agreed to become an employee or agent of the Corporation who was or is made a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges and expenses (including attorneys’ fees and

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expenses) actually and reasonably incurred by him or her or on his or her behalf in connection with the defense or settlement of such action or suit and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, except no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the court shall deem proper. Notwithstanding anything contained in this Article 6, but subject to Section 6.7 hereof, the Corporation shall not be obligated to indemnify any director or officer in connection with an action or suit, or part thereof, initiated by such person against the Corporation unless such action or suit, or part thereof, was authorized or consented to by the Board.
Section 6.3 Indemnification for Costs, Charges and Expenses of a Successful Party
     To the extent that a present or former director or officer of the Corporation has been successful, on the merits or otherwise (including, without limitation, the dismissal of an action without prejudice), in defense of any action, suit or proceeding referred to in Section 6.1 or 6.2, or in defense of any claim, issue or matter therein, such person shall be indemnified against all costs, charges and expenses (including attorneys’ fees and expenses) actually and reasonably incurred by such person or on such person’s behalf in connection therewith.
Section 6.4 Indemnification for Expenses of a Witness
     To the extent that any person who is or was or has agreed to become a director or officer of the Corporation is made a witness to any action, suit or proceeding to which he or she is not a party by reason of the fact that he or she was, is or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, at the request of the Corporation, such person shall be indemnified against all costs, charges and expenses actually and reasonably incurred by such person or on such person’s behalf in connection therewith.
     To the extent that any person who is or was or has agreed to become an employee or agent of the Corporation is made a witness to any action, suit or proceeding to which he or she is not a party by reason of the fact that he or she was, is or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, at the request of the Corporation, such person may be indemnified against all costs, charges and expenses actually and reasonably incurred by such person or on such person’s behalf in connection therewith.
Section 6.5 Determination of Right to Indemnification
     Any indemnification under Section 6.1 or 6.2 (unless ordered by a court) shall be made, if at all, by the Corporation only as authorized in the specific case upon a determination that

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indemnification of the director, officer, employee or agent is proper under the circumstances because he or she has met the applicable standard of conduct set forth in Section 6.1 or 6.2. Any indemnification under Section 6.4 (unless ordered by a court) shall be made, if at all, by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper under the circumstances. Such determinations shall be made with respect to a person who is a director or officer at the time of such determination (1) by a majority vote of directors who were not parties to such action, suit or proceeding even though less than a quorum of the Board, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent counsel in a written opinion or (4) by the shareholders of the Corporation. To obtain indemnification under this Article 6, any person referred to in Section 6.1, 6.2, 6.3 or 6.4 shall submit to the Corporation a written request, including therewith such documents as are reasonably available to such person and are reasonably necessary to determine whether and to what extent such person is entitled to indemnification.
Section 6.6 Advancement of Costs, Charges and Expenses
     Costs, charges and expenses (including attorneys’ fees and expenses) incurred by or on behalf of a director or officer in defending a civil or criminal action, suit or proceeding referred to in Section 6.1 or 6.2 shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding; provided, however, that the payment of such costs, charges and expenses incurred by or on behalf of a director or officer in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of a written undertaking, by or on behalf of the director or officer to repay all amounts so advanced in the event that it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation as authorized in this Article 6 or by law. No security shall be required for such undertaking and such undertaking shall be accepted without reference to the recipient’s financial ability to make repayment. The majority of the directors who were not parties to such action, suit or proceeding may, upon approval of such director or officer of the Corporation, authorize the Corporation’s counsel to represent such person, in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.
Section 6.7 Procedure for Indemnification
     Any indemnification under Section 6.1, 6.2, 6.3 or 6.4 or advancement of costs, charges and expenses under Section 6.6 shall be made promptly, and in any event within sixty (60) days (except indemnification to be determined by shareholders which will be determined at the next annual or special meeting of shareholders), upon the written request of the director or officer. The right to indemnification or advancement of expenses as granted by this Article 6 shall be enforceable by the director, officer, employee or agent in any court of competent jurisdiction in the event the Corporation denies such request, in whole or in part, or if no disposition of such request is made within sixty (60) days of the request. Such person’s costs, charges and expenses incurred in connection with successfully establishing his or her right to indemnification or advancement, to the extent successful, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advancement of costs, charges and expenses under Section 6.6 where the required

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undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in Section 6.1 or 6.2, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its directors, its independent counsel and its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 6.1 or 6.2, nor the fact that there has been an actual determination by the Corporation (including its directors, its independent counsel and its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
Section 6.8 Settlement
     The Corporation shall not be obligated to reimburse the costs, charges and expenses of any settlement to which it has not agreed. If, in any action, suit or proceeding (including any appeal) within the scope of Section 6.1 or 6.2, the person to be indemnified shall have unreasonably failed to enter into a settlement thereof offered or assented to by the opposing party or parties in such action, suit or proceeding, then, notwithstanding any other provision of this Article 6, the indemnification obligation of the Corporation to such person in connection with such action, suit or proceeding shall not exceed the total of the amount at which settlement could have been made and the expenses incurred by or on behalf of such person prior to the time such settlement could reasonably have been effected.
Section 6.9 Other Rights; Continuation of Right to Indemnification; Individual Contracts
     The indemnification and advancement of costs, charges and expenses provided by or granted pursuant to this Article 6 shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of costs, charges and expenses may be entitled under law (common or statutory) or any Bylaw, agreement, policy of indemnification insurance or vote of shareholders or directors or otherwise, both as to action in his or her official capacity and as to action in any other capacity while holding office, and shall continue as to any person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the legatees, heirs, distributees, executors and administrators of any such person. Nothing contained in this Article 6 shall be deemed to prohibit the Corporation from entering into, and the Corporation is specifically authorized to enter into, agreements with directors, officers, employees and agents providing indemnification rights and procedures different from those set forth herein. All rights to indemnification under this Article 6 shall be deemed to be a contract between the Corporation and each director, officer, employee or agent of the Corporation who serves or served in such capacity (or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) at any time while this Article 6 is in effect.
Section 6.10 Savings Clause
     If this Article 6 or any portion shall be invalidated on any ground by any court of competent jurisdiction, the Corporation shall nevertheless indemnify each director or officer, and

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may indemnify each employee or agent, of the Corporation as to any costs, charges, expenses (including attorneys’ fees and expenses), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action by or in the right of the Corporation), to the full extent permitted by any applicable portion of this Article 6 that shall not have been invalidated and to the fullest extent permitted by applicable law.
Section 6.11 Insurance
     The Corporation may purchase and maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, employee or agent of the Corporation or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any costs, charges or expenses, liability or loss incurred by such person in any such capacity, or arising out of such persons status as such, whether or not the Corporation would have the power to indemnify such person against such costs, charges or expenses, liability or loss under these Articles of Incorporation or applicable law; provided, however, that such insurance is available on acceptable terms as determined by a vote of the Board. To the extent that any director, officer, employee or agent is reimbursed by an insurance company under an indemnification insurance policy for any costs, charges, expenses (including attorneys’ fees and expenses), judgments, fines and amounts paid in settlement to the fullest extent permitted by any applicable portion of this Article 6, the Bylaws, any agreement, the policy of indemnification insurance or otherwise, the Corporation shall not be obligated to reimburse the person to be indemnified in connection with such proceeding.
Section 6.12 Definitions
     For purposes of this Article 6, the following terms shall have the following meanings:
     (1) “The Corporation” shall include, in addition to the resulting corporation, any constituent corporation or entity (including any constituent of a constituent) absorbed by way of an acquisition, consolidation, merger or otherwise, which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation or entity, or is or was serving at the written request of such constituent corporation or entity as a director or officer of another corporation, entity, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article 6 with respect to the resulting or surviving corporation or entity as such person would have with respect to such constituent corporation or entity if its separate existence had continued;
     (2) “Other enterprises” shall include employee benefit plans, including, but not limited to, any employee benefit plan of the Corporation;
     (3) “Director or officer” of the Corporation shall include any director or officer of the Corporation who is or was or has agreed to serve at the request of the Corporation as a director, officer, partner or trustee of another corporation, partnership, joint venture, trust or other enterprise;

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     (4) “Serving at the request of the Corporation” shall include any service that imposes duties on, or involves services by a director, officer, employee or agent of the Corporation with respect to an employee benefit plan, its participants or beneficiaries, including acting as a fiduciary thereof;
     (5) “Fines” shall include any penalties and any excise or similar taxes assessed on a person with respect to an employee benefit plan;
     (6) To the fullest extent permitted by law, a person shall be deemed to have acted in “good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful,” if his or her action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him or her by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise; and
     (7) A person shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation,” as referred to in Sections 6.1 and 6.2 if such person acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan.
Section 6.13 Subsequent Amendment and Subsequent Legislation
     Neither the amendment, termination or repeal of this Article 6 or of relevant provisions of the NRS or any other applicable laws, nor the adoption of any provision of these Articles of Incorporation or the Bylaws of the Corporation or of any statute inconsistent with this Article 6 shall eliminate, affect or diminish in any way the rights of any director, officer, employee or agent of the Corporation to indemnification under the provisions of this Article 6 with respect to any action, suit or proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of any such amendment, termination, repeal, provision or statute.
     If the NRS is amended to expand further the indemnification permitted to directors and officers of the Corporation, then the Corporation shall indemnify such persons to the fullest extent permitted by the NRS, as so amended.
ARTICLE 7
AMENDMENTS
Section 7.1 Amendments of Articles of Incorporation
     In addition to any affirmative vote required by applicable law and any voting rights granted to or held by holders of shares of any series of Preferred Stock, any alteration, amendment, repeal or rescission of any provision of these Articles of Incorporation must be approved by the Board and by the affirmative vote of the holders of a majority (or such greater

9

proportion as may otherwise be required pursuant to any specific provision of these Articles of Incorporation) of the total votes eligible to be cast by the holders of all outstanding shares of Capital Stock entitled to vote thereon. Subject to the foregoing, the Corporation reserves the right to amend these Articles of Incorporation from time to time in any and as many respects as may be desired and as may be lawfully contained in an original articles of incorporation filed at the time of making such amendment.
     Except as may otherwise be provided in these Articles of Incorporation, the Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in these Articles of Incorporation and to add or insert herein any other provisions authorized by the laws of the State of Nevada at the time in force, in the manner now or hereafter prescribed by law, and all rights, preferences and privileges of any nature conferred upon shareholders, directors or any other persons whomsoever by and pursuant to these Articles of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Section 7.1.
Section 7.2 Amendments of Bylaws
     In furtherance and not in limitation of the powers conferred by statute, the Board of the Corporation is expressly authorized to make, alter, amend, rescind or repeal from time to time any of the Bylaws of the Corporation in accordance with the terms thereof; provided, however, that any Bylaw made by the Board may be altered, amended, rescinded or repealed in accordance with the terms thereof by the holders of a majority of the shares of Capital Stock entitled to vote thereon at any annual meeting or at any special meeting called for that purpose. Notwithstanding the foregoing, any provision of the Bylaws that contains a supermajority voting requirement shall only be altered, amended, rescinded or repealed by a vote of the Board or holders of shares of Capital Stock entitled to vote thereon that is not less than the supermajority specified in such provision.

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EXHIBIT 6

BY LAWS
EXHIBIT 6

AMENDED AND RESTATED
BYLAWS
OF
[REORGANIZED FREMONT]
As of [                          , 2010]

 i

 ii

AMENDED AND RESTATED
BYLAWS
OF
[REORGANIZED FREMONT]
ARTICLE 1
OFFICES
     The office of [Reorganized Fremont], a Nevada corporation (the “Corporation”) shall be located in the City and State designated in the Corporation’s Articles of Incorporation, as amended. The Corporation may also maintain offices at such other places within or without the United States as the Board of Directors may, from time to time, determine.
ARTICLE 2
SHAREHOLDERS
     Section 2.1 Place of Meetings
     Meetings of shareholders of the Corporation shall be held at such place as may be designated by the President or the Chief Executive Officer or the Board, or by the written consent of all shareholders entitled to vote thereat given either before or after the meeting and filed with the Secretary of the Corporation.
     Section 2.2 Annual Meetings
     The annual meeting of shareholders of the Corporation for the election of directors and the transaction of any other business which may properly come before such meeting shall be held each year on a date and at a time to be designated by the Board. Failure to hold the annual meeting shall not cause a forfeiture or dissolution of the Corporation.
     Section 2.3 Special Meetings
     Special meetings of shareholders, for any purpose or purposes, may be called at any time only by the Chairman, the President or the Chief Executive Officer, by an action of the board of directors of the Corporation then in office (the “Board”), or by a shareholder or group of shareholders holding collectively 35% of the outstanding shares. Special meetings shall be held on the date and at the time and place as may be designated by the Board. At a special meeting, no business shall be transacted and no corporate action shall be taken other than that stated in the notice of meeting.

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     Section 2.4 Notice of Meetings
(a) Except as otherwise provided by the Nevada Revised Statutes, written notice of each meeting of stockholders, whether annual or special, stating the time when and place where it is to be held, shall be served either personally or by mail, not less than ten (10) or more than sixty (60) days before the date on which the meeting is to be held, upon each stockholder of record entitled to vote at such meeting, and to any other stockholder to whom the giving of notice may be required by law. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called, and shall indicate that it is being issued by, or at the direction of, the person or persons calling the meeting. If, at any meeting, action is proposed to be taken that would, if taken, entitle stockholders to receive payment for their shares pursuant to the Nevada Revised Statutes, the notice of such meeting shall include a statement of that purpose and to that effect. If mailed, such notice shall be directed to each such stockholder at his address, as it appears on the records of the stockholders of the Corporation, unless he shall have previously filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case, it shall be mailed to the address designated in such request.
(b) Notice of any meeting need not be given to any person who may become a stockholder of record after the mailing of such notice and prior to the meeting, or to any stockholder who attends such meeting, in person or by proxy, or to any stockholder who, in person or by proxy, submits a signed waiver of notice either before or after such meeting. Notice of any adjourned meeting of stockholders need not be given, unless otherwise required by statute.
     Section 2.5 Fixing of Record Date
     For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or in order to make a determination of shareholders for any other proper purpose, the Board shall fix a date as the record date for any such determination of shareholders, which date shall not precede the date upon which the resolution fixing the record date is adopted by the Board. Such date in any case shall be not more than sixty (60) days, and in the case of a meeting of shareholders not less than ten (10) days, prior to the date of the meeting or event for the purposes of which it is fixed. When a record date is so fixed, only shareholders of record on that date shall be entitled to notice of and to vote at the meeting, or to receive the dividend, other distribution or the allotment of rights, or to exercise rights, as the case may be, notwithstanding any transfer of any shares of stock on the books of the Corporation after the record date. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 2.5, such determination shall, unless otherwise provided by the Board, also apply to any adjournment thereof. If no record date is fixed, (a) the record date for determining shareholders entitled to notice of or vote at a meeting of shareholders shall be at the close of business on the day preceding the day on which the notice is given, or, if notice is waived, at the close of business on the day preceding the day on which the meeting is held, and (b) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

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     Section 2.6 Quorum; Adjournment
     The holders of record of a majority of the total number of votes eligible to be cast in the election of directors, represented in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of shareholders, except as otherwise provided by law, these Bylaws or the Articles of Incorporation. In the absence of a quorum, a majority of the number of votes so represented at the meeting of shareholders may adjourn the meeting from time to time, but no other business may be transacted at any such meeting. When a meeting of shareholders is adjourned, it shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat, other than an announcement at the meeting at which such adjournment is taken, provided, that if such adjournment is for more than sixty (60) days, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting as in the case of an original meeting. At such adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally called. When a quorum is once present to organize a meeting of shareholders, such quorum is not broken by the subsequent withdrawal of any shareholders.
     Section 2.7 Conduct of Meetings
     The Chairman shall serve as chairman at all meetings of the shareholders or, if the Chairman is absent or otherwise unable to so serve, the President or Chief Executive Officer shall serve as chairman, unless another person is appointed chairman of the meeting by a majority of the entire Board. The Secretary or, in his or her absence, such other person as the chairman of the meeting shall appoint, shall serve as secretary of the meeting. The chairman of the meeting shall conduct all meetings of the shareholders in accordance with the best interests of the Corporation and shall have the authority and discretion to establish reasonable procedural rules for the conduct of such meetings, including such regulation of the manner of voting and the conduct of discussion as he or she shall deem appropriate. The chairman of the meeting shall also have the authority to adjourn the meeting from time to time and from place to place as he or she may deem necessary and in the best interests of the Corporation.
     Section 2.8 Voting; Voting of Shares in the Name of Two or More Persons
     Except for the election of directors or as otherwise provided by applicable law or regulation, the Articles of Incorporation or these Bylaws, at all meetings of shareholders, all matters shall be determined by a vote of the holders of a majority of votes cast at a meeting of stockholders by the holders of shares entitled to vote thereon. Directors shall, except as otherwise required by law, these Bylaws or the Articles of Incorporation, be elected by a plurality of the votes cast by each class of shares entitled to vote at a meeting of shareholders, present and entitled to vote in the election. Except as otherwise provided by statute or by the Articles of Incorporation, at each meeting of stockholders, each holder of record of stock of the Corporation entitled to vote thereat, shall be entitled to one vote for each share of stock registered in his name on the books of the Corporation.
     If ownership of a share of voting stock of the Corporation stands in the name of two or more persons, in the absence of written directions to the Corporation to the contrary, any one or more of such shareholders may cast, in person or by proxy, all votes to which such ownership is

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entitled. If an attempt is made to cast conflicting votes by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such stock and present, in person or by proxy, at such meeting. If such conflicting votes are evenly split on any particular matter, each faction may vote the securities in question proportionally, or any person voting the shares, or a beneficiary, if any, may apply to such court as may have jurisdiction to appoint an additional person to act with the persons so voting the shares, which shall then be voted as determined by a majority of such persons and the person appointed by such court.
     Section 2.9 Proxies
     Each stockholder entitled to vote or to express consent or dissent without a meeting may do so by proxy; provided, however, that the instrument authorizing such proxy to act shall have been executed in writing by the stockholder himself, or by his attorney-in-fact thereunto duly authorized in writing. No proxy shall be valid after the expiration of eleven months from the date of its execution, unless the person executing it shall have specified therein the length of time it is to continue in force. Such instrument shall be exhibited to the Secretary at the meeting and shall be filed with the records of the Corporation.
     Section 2.10 Procedure for Nominations to the Board of Directors
     (1) No person will be eligible for election, or elected, as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.10.
     (2) Subject to the provisions hereof, the Nominating and Governance Committee shall select, and recommend to the Board for its approval, nominees for election as directors. Provided the Nominating and Governance Committee makes such nominations, no nominations for directors except those made by the Nominating and Governance Committee and approved by the Board shall be voted upon at the annual meeting of shareholders unless other nominations by shareholders are made in accordance with the provisions of this Section 2.10.
     (3) Nominations of individuals for election to the Board at an annual meeting of shareholders may be made by any shareholder of record of the Corporation entitled to vote for the election of directors at such meeting who provides timely notice in writing to the Secretary as set forth in this Section 2.11. To be timely, a nomination by a shareholder must (i) be sent to the Corporation in compliance with the requirements of Rule 14a-8 under the 1934 Act, if the proposal is submitted under such rule, or (ii) if not, be mailed and received by, or delivered to, the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day prior to the anniversary date of the most recent annual meeting of shareholders or, if the date of the annual meeting of shareholders is more than 30 days earlier or later than such anniversary date, then not later than the close of business on the 75th day prior to the anniversary date of the most recent annual meeting of shareholders.
     (4) For purposes of this Section 2.10, notice shall be deemed to be first given to shareholders when disclosure of such date of the meeting of shareholders is first made in a press release reported to Dow Jones News Services, Associated Press or comparable national news service, or in a document publicly filed by the Corporation with the Securities and Exchange

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Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934 (the “1934 Act”).
     (5) Such shareholder’s notice must set forth (i) as to each person, whom the stockholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the Corporation which are beneficially owned by such person, (D) a description of all arrangements or understandings between the stockholder and each nominee and any other person or person (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A (or any successor thereto) under the 1934 Act (including without limitation such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); (ii) as to such stockholder giving notice: (W) the name and address, as they appear on the Corporation’s books, of the stockholder, (X) the class and number of shares of the Corporation which are owned beneficially by such stockholder, (Y) any other information that is required to be provided by the stockholder pursuant to Regulation 14A (or any successor thereto) under the 1934 Act in such stockholder’s capacity as a proponent of a stockholder nomination, and (Z) a representation whether the shareholder intends or is part of a group which intends to (1) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the nominee and/or (2) otherwise solicit proxies from shareholders in support of such nomination; and (iii) the identification of any person employed, retained or to be compensated by the shareholder submitting the nomination or by the person nominated, or any person acting on his or her behalf to make solicitations or recommendations to shareholders for the purpose of assisting in the election of such director, and a brief description of the terms of such employment, retainer or arrangement for compensation.
     (6) At the request of the Secretary, any person nominated by the Nominating and Governance Committee for election as a director shall furnish to the Secretary that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee together with the required written consent. The Corporation may also require any proposed nominee to furnish such other information as it may reasonably require, in order to determine the eligibility of such proposed nominee to serve as a director of the Corporation.
     (7) Upon the receipt of a stockholder nomination made in accordance with the procedures prescribed by these Bylaws, such nomination shall be evaluated by the Corporation’s Nominating and Governance Committee (or any successor thereto) in accordance with its evaluation procedures, in order to determine whether such nominee should be included in the slate of persons recommended by the Board of Directors to the Corporation’s stockholders for election at the next annual meeting.
     (8) The chairman of the meeting will, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if the Chairman so determines, the chairman will so declare at the meeting, and the defective nomination will be disregarded and not considered.

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     Section 2.11 Substitution of Nominees
     In the event that a person is validly designated as a nominee in accordance with Section 2.10 and shall thereafter become unwilling or unable to stand for election to the Board, the Board, upon recommendation by the Nominating and Governance Committee, may designate a substitute nominee upon delivery of a written notice to the Secretary setting forth such information regarding such substitute nominee as would have been required to be delivered to the Secretary pursuant to Section 2.10 had such substitute nominee been initially proposed as a nominee. Such notice shall include a signed consent to serve as a director of the Corporation, if elected, of each such substituted nominee.
     Section 2.12 Proposals Other Than Director Nominations
     (1) Any new business to be taken up at the annual meeting at the request of the Chief Executive Officer or the President or by resolution of at least three-fourths of the directors then in office shall be stated in writing and filed with the Secretary at least fifteen (15) days before the date of the annual meeting, and all business so stated, proposed and filed shall be considered at the annual meeting, but, except as provided in this Section 2.12, no other proposal shall be acted upon at the annual meeting.
     (2) Any proposal offered by a shareholder may be made at the annual meeting and the same may be discussed and considered, but unless properly brought before the meeting such proposal shall not be acted upon at the meeting. For a proposal to be properly brought before an annual meeting by a shareholder, the shareholder must be a shareholder of record and have given timely notice thereof in writing to the Secretary. To be timely, a proposal offered by a shareholder must (i) be sent to the Corporation in compliance with the requirements of Rule 14a-8 under the 1934 Act, if the proposal is submitted under such rule, or (ii) if not, be mailed and received by, or delivered to, the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day prior to the anniversary date of the most recent annual meeting of shareholders or, if the date of the annual meeting of shareholders is more than 30 days earlier or later than such anniversary date, then not later than the close of business on the 75th day prior to the anniversary date of the most recent annual meeting of shareholders.
     (3) For purposes of this Section 2.12, notice shall be deemed to be first given to shareholders when disclosure of such date of the meeting of shareholders is first made in a press release reported to Dow Jones News Services, Associated Press or comparable national news service, or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act.
     (4) A shareholder’s notice to the Secretary shall set forth as to the matter the shareholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; (b) the name and address of the shareholder proposing such business; (c) the class and number of shares of the Corporation which are owned of record by the shareholder and the dates upon which he or she acquired such shares; (d) the

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identification of any person employed, retained, or to be compensated by the shareholder submitting the proposal, or any person acting on his or her behalf, to make solicitations or recommendations to shareholders for the purpose of assisting in the passage of such proposal, and a brief description of the terms of such employment, retainer or arrangement for compensation; (e) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such new business; (f) a representation whether the shareholder intends or is part of a group which intends to (1) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or (2) otherwise solicit proxies from shareholders in support of such proposal; and (g) all such other information regarding such proposal as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission or required to be delivered to the Corporation pursuant to the proxy rules of the Securities and Exchange Commission (whether or not the Corporation is then subject to such rules).
     (5) This provision shall not prevent the consideration and approval or disapproval at an annual meeting of reports of officers, directors and committees of the Board or the management of the Corporation, but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated and filed as herein provided. This provision shall not constitute a waiver of any right of the Corporation under the proxy rules of the Securities and Exchange Commission or any other rule or regulation to omit a shareholder’s proposal from the Corporation’s proxy materials.
     (6) The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that any new business was not properly brought before the meeting in accordance with the procedures prescribed by these Bylaws, and, if the chairman so determines, the chairman will so declare at the meeting, and such new business will be disregarded and not considered.
     Section 2.13 Inspectors of Election
     In advance of any meeting of shareholders, the Board shall, to the extent permitted by applicable law, appoint one or more persons, other than officers, directors or nominees for office, as inspectors of election to act at such meeting or any adjournment thereof. Such appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the chairman of the meeting shall make such appointment at the meeting. If any person appointed as inspector fails to appear or fails or refuses to act at the meeting, the vacancy so created may be filled by appointment by the Board in advance of the meeting or at the meeting by the chairman of the meeting. The duties of the inspectors of election shall include determining the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, receiving votes, ballots or consents, hearing and deciding all challenges and questions arising in connection with the right to vote, counting and tabulating all votes, ballots or consents, determining the results and doing such acts as are proper to the conduct of the election or the vote with fairness to all shareholders. Any report or certificate made by them shall be prima facie evidence of the facts stated and of the vote as

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certified by them. Each inspector shall be entitled to a reasonable compensation for his or her services, to be paid by the Corporation.
     Section 2.14 No Shareholders’ Action Without a Meeting
     The shareholders shall not take any action without a meeting properly held in accordance with the Nevada Revised Statutes and these Bylaws.
ARTICLE 3
BOARD OF DIRECTORS
     Section 3.1 Number, Election and Term of Office
(a) The number of directors which shall constitute the whole Board of Directors shall be such number as the Board of Directors shall from time to time have designated, except that in the absence of any such designation, such number shall be not less than five (5) and not more than eleven (11).
(b) Except as may otherwise be provided herein or in the Articles of Incorporation, the members of the Board of Directors of the Corporation, who need not be stockholders, shall be elected by a plurality of the votes cast at a meeting of stockholders, by the holders of shares, present in person or by proxy, entitled to vote in the election.
(c) Each director shall hold office until the annual meeting of the stockholders next succeeding his election, and until his successor is elected and qualified, or until his prior death, resignation or removal.
     Section 3.2 Duties and Powers
     The Board of Directors shall be responsible for the control and management of the affairs, property and interests of the Corporation, and may exercise all powers of the Corporation, except as are in the Articles of Incorporation or by statute expressly conferred upon or reserved to the stockholders.
     Section 3.3 Regular Meetings; Notice
(a) Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors.
(b) Notice of any regular meeting of the Board of Directors shall not be required to be given and, if given, need not specify the purpose of the meeting; provided, however, that in case the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be given to each director who shall not have been present at the meeting at which such action was taken within the time limited, and in the manner set forth in paragraph (b) Section 4 of this Article III, with respect to special meetings, unless such notice shall be waived in the manner set forth in paragraph (c) of such Section 4.

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     Section 3.4 Special Meetings; Notice
(a) Special meetings of the Board of Directors shall be held whenever called by the President or by two of the directors, at such time and place as may be specified in the respective notices or waivers of notice thereof.
(b) Except as otherwise required by statute, notice of special meetings shall be mailed directly to each director, addressed to him at his residence or usual place of business, at least forty-eight (48) hours before the meeting is to be held, or shall be sent to him at such place by facsimile, electronic mail or other electronic means, or shall be delivered to him personally or given to him orally, not later than the day before the day on which the meeting is to be held.
(c) Notice of any meeting of the Board of Directors may be waived by any director at any time, by a signed writing, delivered to the Corporation for inclusion in the minutes, either before or after the meeting. Attendance or participation by a director at a meeting shall constitute a waiver of any required notice of the meeting unless the director promptly objects to holding the meeting or to the transaction of any business on the grounds that the meeting was not lawfully convened and the director does not thereafter vote for or assent to action taken at the meeting. Notice of any adjourned meeting shall not be required to be given.
     Section 3.5 Chairman
     At all meetings of the Board of Directors, the Chairman of the Board, if any and if present, shall preside. If there shall be no Chairman, or he shall be absent, then the President shall preside, and in his absence, a Chairman chosen by the directors shall preside.
     Section 3.6 Quorum and Adjournments
(a) At all meetings of the Board of Directors, the presence of a majority of the entire Board shall be necessary and sufficient to constitute a quorum for the transaction of business, except as otherwise provided by law, by the Articles of Incorporation, or by these Bylaws.
(b) A majority of the directors present at the time and place of any regular or special meeting, although less than a quorum, may adjourn the same from time to time without notice, until a quorum shall be present.
     Section 3.7 Participation in Meetings by Conference Telephone
     Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.
     Section 3.8 Conduct of Business
     At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the

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vote of a majority of the directors present, except as otherwise provided herein or required by law.
     Section 3.9 Directors’ Action Without A Meeting
     The Board of Directors or a committee thereof may take any action without a meeting that it could properly take at a meeting if by executing a resolution setting forth the action signed by all of the directors, or all of the members of the committee, as the case may be, either before or after the action is taken, and if the signed resolution is delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Such action shall be effective upon the signing of a resolution by the last director to sign, unless the consent specifies a later effective date.
     Section 3.10 Manner of Acting
(a) At all meetings of the Board of Directors, each director present shall have one vote, irrespective of the number of shares of stock, if any, which he may hold.
(b) Except as otherwise provided by statute, by the Articles of Incorporation, or by these Bylaws, the action of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. Any action authorized, in writing, by all of the directors entitled to vote thereon and filed with the minutes of the corporation shall be the act of the Board of Directors with the same force and effect as if the same had been passed by unanimous vote at a duly called meeting of the Board.
     Section 3.11 Vacancies
     Any vacancy in the Board of Directors occurring by reason of an increase in the number of directors, or by reason of the death, resignation, disqualification, removal (unless a vacancy created by the removal of a director by the stockholders shall be filled by the stockholders at the meeting at which the removal was effected) or inability to act of any director, or otherwise, shall be filled for the unexpired portion of the term by a majority vote of the remaining directors, though less than a quorum, at any regular meeting or special meeting of the Board of Directors called for that purpose.
     Section 3.12 Resignation
     Any director may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or such officer, and the acceptance of such resignation shall not be necessary to make it effective.
     Section 3.13 Removal
     Any director may be removed with or without cause at any time by the affirmative vote of stockholders holding of record in the aggregate at least two-thirds (2/3) of the outstanding shares of the Corporation at a special meeting of the stockholders called for that purpose.

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     Section 3.14 Salary
     No stated salary shall be paid to directors, as such, for their services, but by resolution of the Board of Directors a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided, however, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefore.
     Section 3.15 Contracts
(a) No contract or other transaction between this Corporation and any other Corporation shall be impaired, affected or invalidated, nor shall any director be liable in any way by reason of the fact that any one or more of the directors of this Corporation is or are interested in, or is a director or officer, or are directors or officers of such other Corporation, provided that such facts are disclosed or made known to the Board of Directors.
(b) Any director, personally and individually, may be a party to or may be interested in any contract or transaction of this Corporation, and no director shall be liable in any way by reason of such interest, provided that the fact of such interest be disclosed or made known to the Board of Directors, and provided that the Board of Directors shall authorize, approve or ratify such contract or transaction by the vote (not counting the vote of any such director) of a majority of a quorum, notwithstanding the presence of any such director at the meeting at which such action is taken. Such director or directors may be counted in determining the presence of a quorum at such meeting. This Section shall not be construed to impair or invalidate or in any way affect any contract or other transaction which would otherwise be valid under the law (common, statutory or otherwise) applicable thereto.
     Section 3.16 Committees
     The Board of Directors, by resolution adopted by a majority of the entire Board, may from time to time designate from among its members an executive committee and such other committees, and alternate members thereof, as they may deem desirable, each consisting of three or more members, with such powers and authority (to the extent permitted by law) as may be provided in such resolution. Each such committee shall serve at the pleasure of the Board.
ARTICLE 4
OFFICERS
     Section 4.1 Number, Qualifications, Election and Term of Office
(a) The officers of the Corporation shall consist of a President, a Secretary, a Treasurer, and such other officers, including a Chief Executive Officer, Chief Financial Officer, Chairman of the Board of Directors, and one or more Vice Presidents, as the Board of Directors may from time to time deem advisable. Any officer other than the Chairman of the Board of Directors may be, but is not required to be, a director of the Corporation. Any two or more offices may be held by the same person.

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(b) The officers of the Corporation shall be elected by the Board of Directors, which shall consider that subject at its first meeting after every annual meeting of stockholders.
(c) Each officer shall hold office until the annual meeting of the Board of Directors next succeeding his election, and until his successor shall have been elected and qualified, or until his death, resignation or removal.
     Section 4.2 Resignation
     Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, or to the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or by such officer, and the acceptance of such resignation shall not be necessary to make it effective.
     Section 4.3 Removal
     Any officer may be removed, either with or without cause, and a successor elected by a majority vote of the Board of Directors at any time.
     Section 4.4 Vacancies
     A vacancy in any office by reason of death, resignation, inability to act, disqualification, or any other cause, may at any time be filled for the unexpired portion of the term by a majority vote of the Board of Directors.
     Section 4.5 Duties of Officers
     Unless otherwise prescribed by the Board of Directors, the duties of the officers shall be as follows:
(a) Chairman of the Board. The Chairman of the Board, if one is elected, shall preside at meetings of the Board of Directors and of the stockholders, shall be responsible for carrying out the plans and directives of the Board of Directors, shall report to and consult with the Board of Directors, and, if the Board so resolves, shall be the Chief Executive Officer. The Chairman of the Board shall have such other powers and duties as the Board of Directors may from time to time prescribe.
(b) Chief Executive Officer The Chief Executive Officer shall be so designated by the Board and may also hold the title of Chairman of the Board, and/or President. The Chief Executive Officer of the Corporation, subject to the direction of the Board, shall be responsible for assuring that the policy decisions of the Board are implemented as formulated. The Chief Executive Officer shall be responsible for managing the day-to-day business operations of the Corporation consistent with the policies, standards and plans of the Corporation and any specific instruction or directions of the Board, and shall be responsible, in consultation with such officers and members of the Board as he or she deems appropriate, for planning the growth of the Corporation.

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(c) President. The President shall exercise the usual executive powers and duties pertaining to the office of President, subject to the Board of Directors, including but not limited to; general control over the day to day management of the corporation; signing and countersigning all certificates, contracts and other instruments of the corporation; and any other powers or duties assigned by the Board of Directors from time to time. In the absence of a Chairman of the Board, the President shall preside at meetings of the Board of Directors and of the stockholders, perform the other duties of the Chairman of the Board prescribed in this Section, and perform such other duties as the Board of Directors may from time to time designate.
(d) Treasurer. The Treasurer shall have the care and custody of, and be responsible for, all funds and securities of the Corporation and shall cause to be kept regular books of account. The Treasurer shall cause to be deposited all funds and other valuable effects in the name of the Corporation in such depositories as may be designated by the Board of Directors and disperse funds of the corporation in payment of the just demands against the corporation, or as may be ordered by the Board of Directors, making proper vouchers for such disbursements and shall render to the Board of Directors, from time to time as may be required of him, an account of all transactions as treasurer and of the financial condition of the corporation. In general, the Treasurer shall perform all of the duties incident to the office of Treasurer, and such other duties as from time to time may be assigned by the Board of Directors.
(e) Chief Financial Officer. The Chief Financial Officer shall perform all acts and duties as are generally incident to the office of the Chief Financial Officer. The Chief Financial Officer may be the Treasurer of the Corporation, as determined by the Board.
(f) Vice President. Each Vice President shall perform such duties as the Board of Directors may from time to time designate. In addition, the Vice President, or if there is more than one, the most senior Vice President available, shall act as President in the absence or disability of the President.
(g) Secretary. The Secretary shall be responsible for and shall keep, personally or with the assistance of others, records of the proceedings of the directors and stockholders; authenticate records of the Corporation; attest all certificates of stock in the name of the Corporation; keep the corporate seal, if any, and affix the same to certificates of stock and other proper documents; keep a record of the issuance of certificates of stock and the transfers of the same; shall issue notices for all meetings as required by the Bylaws; shall have charge of the corporate books; and shall make such reports and perform such other duties as are incident to the office, or properly required by the Board of Directors.
ARTICLE 5
CAPITAL STOCK
     Section 5.1 Certificates of Stock
     Certificates representing shares of stock may be issued by the Corporation and shall be in such form as shall be determined by the Board. Each certificate shall state that the Corporation will furnish to any shareholder upon request and without charge a statement of the powers, designations, preferences and relative, participating, optional or other special rights of the shares

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of each class or series of stock and the qualifications or restrictions of such preferences and/or rights, or shall set forth such statement on the certificate itself. The certificates shall be numbered in the order of their issue and entered in the books of the Corporation or its transfer agent or agents as they are issued. Each certificate shall state the registered holder’s name and the number and class of shares and shall be signed by the Chairman or the President and the Secretary or any Assistant Secretary, and may, but need not, bear the seal of the Corporation or a facsimile thereof. Any or all of the signatures of such officers on the certificates may be facsimiles, provided the Corporation is not acting as Registrar with respect to the registration thereof. In case any officer or officers who shall have signed any such certificate shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate shall have been delivered by the Corporation, such certificate may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates had not ceased to be such officer or officers of the Corporation.
     Section 5.2 Transfer Agent and Registrar
     The Board shall have the power to appoint one or more Transfer Agents and Registrars for the transfer and registration of certificates of stock of any class and may require that stock certificates be countersigned and registered by one or more of such Transfer Agents and Registrars. Whenever any stock certificate is countersigned or otherwise authenticated by a Transfer Agent, and by a Registrar, then a facsimile of the signatures of the Transfer Agent or the Registrar of the Corporation may be printed or lithographed upon the certificate in lieu of the actual signatures.
     Section 5.3 Registration and Transfer of Shares
     Subject to the provisions of the Articles of Incorporation of the Corporation, the name of each person owning a share of the capital stock of the Corporation shall be entered on the books of the Corporation together with the number of shares held by him or her, the numbers of the certificates covering such shares and the dates of issue of such certificates. Subject to the provisions of the Articles of Incorporation of the Corporation, the shares of stock of the Corporation shall be transferable on the books of the Corporation by the holders thereof in person, or by their duly authorized attorneys or legal representatives, on surrender and cancellation of certificates for a like number of shares, accompanied by an assignment or power of transfer endorsed thereon or attached thereto, duly executed, with such guarantee or proof of the authenticity of the signature as the Corporation or its agents may reasonably require and with proper evidence of payment of any applicable transfer taxes. Subject to the provisions of the Articles of Incorporation of the Corporation, a record shall be made of each transfer.
     Section 5.4 Lost, Destroyed and Mutilated Certificates
     The holder of any shares of stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of the certificates therefor. The Corporation may issue, or cause to be issued, a new certificate of stock in the place of any certificate theretofore issued by it alleged to have been lost, stolen or destroyed upon evidence satisfactory to the Corporation of the loss, theft or destruction of the certificate and, in the case of

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mutilation, the surrender of the mutilated certificate. The Corporation may, in its discretion, require the owner of the lost, stolen or destroyed certificate, or his or her legal representatives, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft, destruction or mutilation of any such certificate and the issuance of such new certificate, or may refer such owner to such remedy or remedies as he or she may have under the laws of the State of Nevada.
     Section 5.5 Holder of Record
     Subject to the provisions of the Articles of Incorporation of the Corporation, the Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.
ARTICLE 6
DIVIDENDS
     The Board shall have the power, subject to the provisions of law and the requirements of the Articles of Incorporation, to declare and pay dividends out of surplus (or, if no surplus exists, out of net profits of the Corporation, for the fiscal year in which the dividend is declared and/or the preceding fiscal year, except where there is an impairment of capital stock), to pay such dividends to the shareholders in cash, in property or in shares of the capital stock of the Corporation and to fix the date or dates for the payment of such dividends.
ARTICLE 7
MISCELLANEOUS
     Section 7.1 Inspection of Corporate Record
     Shareholders may inspect such corporate records at such times and based upon such limitations of such rights as may be set forth in the Nevada Revised Statutes Chapter 78 from time to time.
     Section 7.2 Checks, Drafts, Etc.
     All checks, drafts, bonds, bill of exchange, or other orders for payment of money, notes, or other evidences of indebtedness issued in the name or payable to the Corporation shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board.
     Section 7.3 Contracts, Etc., How Executed
     The Board, except as in these Bylaws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument or document in the name of and on behalf of the Corporation, and such authority may be general or confined to

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specific instances. Unless otherwise specifically determined by the Board or otherwise required by law, formal contracts, promissory notes and other evidences of indebtedness, deeds of trust, mortgages and corporate instruments or documents requiring the corporate seal, shall be executed, signed or endorsed by the President or any Vice President and by the Secretary (or any Assistant Secretary), the Chief Financial Officer or the Treasurer (or any Assistant Treasurer). The Board may, however, authorize any one (1) of such officers to sign any of such instruments for and on behalf of the Corporation, without necessity of countersignature; may designate officers or employees of the Corporation, other than those named above, who may, in the name of the Corporation, sign such instruments; and may authorize the use of facsimile signatures of any of such persons. No officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit to render it liable for any purpose or to any amount except as specifically authorized in these Bylaws or by the Board in accordance with these Bylaws.
     Section 7.4 Representation of Shares of Stock of Other Corporations
     The President or any Vice President and the Secretary or any Assistant Secretary of this Corporation are authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares of stock of any other corporation or corporations standing in the name of this Corporation. The authority herein granted to said officers to vote or represent on behalf of this Corporation any and all shares of stock held by this Corporation in any other corporation or corporations may be exercised either by such officers in person or by any persons authorized so to do by proxy or power of attorney duly executed by said officers.
     Section 7.5 Inspection, of Bylaws
     The Corporation shall keep at the Registered Office the original or a copy of the Bylaws as amended or otherwise altered to date, certified by the Secretary, which shall be open to inspection by the shareholders at all reasonable times during office hours.
     Section 7.6 Conflict
     In the event of any conflict between any provision in these Bylaws and in the Corporation’s Articles of Incorporation, the provision in the Articles shall control.
ARTICLE 8
RESTRICTIONS ON TRANSFER OF SHARES
     Section 8.1 Definitions
     As used in this Article 8, the following capitalized terms have the following meanings when used herein with initial capital letters (and any references to any portions of Treasury Regulation §§ 1.382-2T, 1.382-3 and 1.382-4 shall include any successor provisions):
     (1) “4.9-percent Transaction” means any Transfer described in clause (a) or (b) of Section 8.2.

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     (2) “4.9-percent Shareholder” a Person who owns 4.9% or more of the Corporation’s then-outstanding Common Shares, whether directly or indirectly, and including shares such Person would be deemed to constructively own or which otherwise would be aggregated with shares owned by such Person pursuant to Section 382 of the Code, or any successor provision or replacement provision and the Treasury Regulations thereunder.
     (3) “Agent” has the meaning set forth in Section 8.5.
     (4) “Common Shares” means any interest in Common Shares, par value $0.01 per share, of the Corporation that would be treated as “stock” of the Corporation pursuant to Treasury Regulation § 1.382-2T(f)(18).
     (5) “Code” means the United States Internal Revenue Code of 1986, as amended from time to time, and the rulings issued thereunder.
     (6) “Corporation Security” or “Corporation Securities” means (i) Common Shares, (ii) shares of preferred stock issued by the Corporation (other than preferred stock described in Section 1504(a)(4) of the Code), (iii) warrants, rights, or options (including options within the meaning of Treasury Regulation §§ 1.382-2T(h)(4)(v)) and 1.382-4 to purchase Securities of the Corporation, and (iv) any Shares.
     (7) “Effective Date” means the date of the adoption of this amendment by the Board of Directors.
     (8) “Excess Securities” has the meaning given such term in Section 8.4.
     (9) “Expiration Date” means the earlier of (i) the repeal of Section 382 of the Code or any successor statute if the Board of Directors determines that this Article 8 is no longer necessary for the preservation of Tax Benefits, (ii) the beginning of a taxable year of the Corporation to which the Board of Directors determines that no Tax Benefits may be carried forward or (iii) such date as the Board of Directors shall fix in accordance with Section 8.12.
     (10) “Percentage Share Ownership” means the percentage Share Ownership interest of any Person or group (as the context may require) for purposes of Section 382 of the Code as determined in accordance with the Treasury Regulation §§ 1.382-2T(g), (h), (j) and (k) and 1.382-4 or any successor provision.
     (11) “Person” means any individual, firm, corporation or other legal entity, including a group of persons treated as an entity pursuant to Treasury Regulation § 1.382-3(a)(1)(i); and includes any successor (by merger or otherwise) of such entity.
     (12) “Prohibited Distributions” means any and all dividends or other distributions paid by the Corporation with respect to any Excess Securities received by a Purported Transferee.
     (13) “Prohibited Transfer” means any Transfer or purported Transfer of Corporation Securities to the extent that such Transfer is prohibited and/or void under this Article 8.

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     (14) “Public Group” has the meaning set forth in Treasury Regulation §1.382-2T(f)(13).
     (15) “Purported Transferee” has the meaning set forth in Section 8.4.
     (16) “Shares” means any interest that would be treated as “stock” of the Corporation pursuant to Treasury Regulation § l.382-2T(f)(18).
     (17) “Share- Ownership” means any direct or indirect ownership of Shares, including any ownership by virtue of application of constructive ownership rules, with such direct, indirect, and constructive ownership determined under the provisions of Section 382 of the Code and the regulations thereunder.
     (18) “Tax Benefits” means the net operating loss carryforwards, capital loss carryforwards, general business credit carryforwards, alternative minimum tax credit carryforwards and foreign tax credit carryforwards, as well as any loss or deduction attributable to a “net unrealized built-in loss” of the Corporation or any direct or indirect subsidiary thereof, within the meaning of Section 382 of the Code.
     (19) “Transfer” means, any direct or indirect sale, transfer, assignment, conveyance, pledge or other disposition or other action taken by a person, other than the Corporation, that alters the Percentage Share Ownership of any Person. A Transfer also shall include the creation or grant of an option (including an option within the meaning of Treasury Regulation §§ 1.382-2T(h)(4)(v) and 1.382-4). For the avoidance of doubt, a Transfer shall not include the creation or grant of an option by the Corporation, nor shall a Transfer include the issuance of Shares by the Corporation.
     (20) “Transferee” means any Person to whom Corporation Securities are Transferred.
     (21) “Treasury Regulations” means the regulations, including temporary regulations or any successor regulations promulgated under the Code, as amended from time to time.
     Section 8.2 Transfer And Ownership Restrictions
     In order to preserve the Tax Benefits, from and after the Effective Date of this Article 8 any attempted Transfer of Corporation Securities prior to the Expiration Date and any attempted Transfer of Corporation Securities pursuant to an agreement entered into prior to the Expiration Date, shall be prohibited and void ab initio to the extent that, as a result of such Transfer (or any series of Transfers of which such Transfer is a part), either (a) any Person or Persons would become a 4.9-percent Shareholder, (b) the Percentage Share Ownership in the Corporation of any 4.9-percent Shareholder would be increased, of (c) any Shareholder holding 5% or more of the total market value of the Corporate Securities Transfers, or agrees to Transfer, Corporate Securities; provided, however, that nothing herein contained shall preclude the settlement of any transaction in the Corporation Securities entered into through the facilities of the New York Stock Exchange, Inc.

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     Section 8.3 Exceptions
     Notwithstanding anything to the contrary herein:
     (1) Transfers to a Public Group (including a new Public Group created under Treasury Regulation § 1.382-2T(j)(3)(i)) shall be permitted.
     (2) The restrictions set forth in Section 8.2 shall not apply to an attempted Transfer that is a 4.9-percent Transaction if the transferor or the Transferee obtains the written approval of the Board of Directors or a duly authorized committee thereof. As a condition to granting its approval pursuant to this Section 8.3 of Article 8, the Board of Directors, may, in its discretion, require (at the expense of the transferor and/or Transferee) an opinion of counsel selected by the Board of Directors that the Transfer shall not result in the application of any Section 382 of the Code limitation on the use of the Tax Benefits; provided that the Board of Directors may grant such approval notwithstanding the effect of such approval on the Tax Benefits if it determines that the approval is in the best interests of the Corporation. The Board of Directors may impose any conditions that it deems reasonable and appropriate in connection with such approval, including, without limitation, restrictions on the ability of any Transferee to Transfer Shares acquired through a Transfer. Approvals of the Board of Directors hereunder may be given prospectively or retroactively. The Board of Directors, to the fullest extent permitted by law, may exercise the authority granted by this Article 8 through duly authorized officers or agents of the Corporation. Nothing in this Section 8.3 shall be construed to limit or restrict the Board of Directors in the exercise of its fiduciary duties under applicable law.
     Section 8.4 Excess Securities
     (1) No employee or agent of the Corporation shall record any Prohibited Transfer, and the purported transferee of such a Prohibited Transfer (the “Purported Transferee”) shall not be recognized as a shareholder of the Corporation for any purpose whatsoever in respect of the Corporation Securities which are the subject of the Prohibited Transfer (the “Excess Securities”). Until the Excess Securities are acquired by another person in a Transfer that is not a Prohibited Transfer, the Purported Transferee shall not be entitled with respect to such Excess Securities to any rights of shareholders of the Corporation, including, without limitation, the right to vote such Excess Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any, and the Excess Securities shall be deemed to remain with the transferor unless and until the Excess Securities are transferred to the Agent pursuant to Section 8.5 or until an approval is obtained under Section 8.3. After the Excess Securities have been acquired in a Transfer that is not a Prohibited Transfer, the Corporation Securities shall cease to be Excess Securities. For this purpose, any Transfer of Excess Securities not in accordance with the provisions of Sections 8.4 or 8.5 shall also be a Prohibited Transfer.
     (2) The Corporation may require as a condition to the registration of the Transfer of any Corporation Securities or the payment of any distribution on any Corporation Securities that the proposed Transferee or payee furnish to the Corporation all information reasonably requested by the Corporation with respect to its direct or indirect ownership interests in such Corporation Securities. The Corporation may make such arrangements or issue such instructions to its share transfer agent as may be determined by the Board of Directors to be necessary or advisable to

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implement this Article 8, including, without limitation, authorizing such transfer agent to require an affidavit from a Purported Transferee regarding such Person’s actual and constructive ownership of shares and other evidence that a Transfer will not be prohibited by this Article 8 as a condition to registering any transfer.
     Section 8.5 Transfer To Agent
     If the Board of Directors determines that a Transfer of Corporation Securities constitutes a Prohibited Transfer then, upon written demand by the Corporation sent within thirty days of the date on which the Board of Directors determines that the attempted Transfer would result in Excess Securities, the Purported Transferee shall transfer or cause to be transferred any certificate or other evidence of ownership of the Excess Securities within the Purported Transferee’s possession or control, together with any Prohibited Distributions, to an agent designated by the Board of Directors (the “Agent”). The Agent shall thereupon sell to a buyer or buyers, which may include the Corporation, the Excess Securities transferred to it in one or more arm’s-length transactions (on the public securities market on which such Excess Securities are traded, if possible, or otherwise privately); provided, however, that any such sale must not constitute a Prohibited Transfer and provided, further, that the Agent shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific time frame if, in the Agent’s discretion, such sale or sales would disrupt the market for the Corporation Securities or otherwise would adversely affect the value of the Corporation Securities. If the Purported Transferee has resold the Excess Securities before receiving the Corporation’s demand to surrender Excess Securities to the Agent, the Purported Transferee shall be deemed to have sold the Excess Securities for the Agent, and shall be required to transfer to the Agent any Prohibited Distributions and proceeds of such sale, except to the extent that the Corporation grants written permission to the Purported Transferee to retain a portion of such sales proceeds not exceeding the amount that the Purported Transferee would have received from the Agent pursuant to Section 8.6 if the Agent rather than the Purported Transferee had resold the Excess Securities.
     Section 8.6 Application Of Proceeds And Prohibited Distributions
     The Agent shall apply any proceeds of a sale by it of Excess Securities and, if the Purported Transferee has previously resold the Excess Securities, any amounts received by it from a Purported Transferee, together, in either case, with any Prohibited Distributions, as follows: (a) first, such amounts shall be paid to the Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder; (b) second, any remaining amounts shall be paid to the Purported Transferee, up to the amount paid by the Purported Transferee for the Excess Securities (or the fair market value at the time of the Transfer, in the event the purported Transfer of the Excess Securities was, in whole or in part, a gift, inheritance or similar Transfer) which amount shall be determined at the discretion of the Board of Directors; and (c) third, any remaining amounts shall be paid to one or more organizations qualifying under Section 501(c)(3) of the Code (or any comparable successor provision) selected by the Board of Directors. The Purported Transferee of Excess Securities shall have no claim, cause of action or any other recourse whatsoever against any transferor of Excess Securities. The Purported Transferee’s sole right with respect to such shares shall be limited to the amount payable to the Purported Transferee pursuant to this Section 8.6. In no event shall the proceeds of

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any sale of Excess Securities pursuant to this Section 8.6 of Article 8 inure to the benefit of the Corporation or the Agent, except to the extent used to cover costs and expenses incurred by the Agent in performing its duties hereunder.
     Section 8.7 Modification Of Remedies For Certain Indirect Transfers
     In the event of any Transfer which does not involve a transfer of securities of the Corporation within the meaning of Michigan law (“Securities,” and individually, a “Security”) but which would cause a 4.9-percent Shareholder to violate a restriction on Transfers provided for in this Article 8, the application of Sections 8.5 and 8.6 shall be modified as described in this Section 8.7. In such case, no such 4.9-percent Shareholder shall be required to dispose of any interest that is not a Security, but such 4.9-percent Shareholder and/or any Person whose ownership of Securities is attributed to such 4.9-percent Shareholder shall be deemed to have disposed of and shall be required to dispose of sufficient Securities (which Securities shall be disposed of in the inverse order in which they were acquired) to cause such 4.9-percent Shareholder, following such disposition, not to be in violation of this Article 8. Such disposition shall be deemed to occur simultaneously with the Transfer giving rise to the application of this provision, and such number of Securities that are deemed to be disposed of shall be considered Excess Securities and shall be disposed of through the Agent as provided in Sections 8.5 and 8.6, except that the maximum aggregate amount payable either to such 4.9-percent Shareholder, or to such other Person that was the direct holder of such Excess Securities, in connection with such sale shall be the fair market value of such Excess Securities at the time of the purported Transfer. All expenses incurred by the Agent in disposing of such Excess Securities shall be paid out of any amounts due such 4.9-percent Shareholder or such other Person. The purpose of this Section 8.7 is to extend the restrictions in Sections 8.2 and 8.5 to situations in which there is a 4.9-percent Transaction without a direct Transfer of Securities, and this Section 8.7, along with the other provisions of this Article 8, shall be interpreted to produce the same results, with differences as the context requires, as a direct Transfer of Corporation Securities.
     Section 8.8 Legal Proceedings; Prompt Enforcement
     If the Purported Transferee fails to surrender the Excess Securities or the proceeds of a sale thereof to the Agent within thirty days from the date on which the Corporation makes a written demand pursuant to Section 8.5 (whether or not made within the time specified in Section 8.5), then the Corporation shall promptly take all cost effective actions which it believes are appropriate to enforce the provisions hereof, including the institution of legal proceedings to compel the surrender. Nothing in this Section 8.8 shall (i) be deemed inconsistent with any Transfer of the Excess Securities provided in this Article 8 being void ab initio, (ii) preclude the Corporation in its discretion from immediately bringing legal proceedings without a prior demand or (iii) cause any failure of the Corporation to act within the time periods set forth in Section 8.5 to constitute a waiver or loss of any right of the Corporation under this Article 8. The Board of Directors may authorize such additional actions as it deems advisable to give effect to the provisions of this Article 8.

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     Section 8.9 Liability
     To the fullest extent permitted by law, any shareholder subject to the provisions of this Article 8 who knowingly violates the provisions of this Article 8 and any Persons controlling, controlled by or under common control with such shareholder shall be jointly and severally liable to the Corporation for, and shall indemnify and hold the Corporation harmless against, any and all damages suffered as a result of such violation, including but not limited to damages resulting from a reduction in, or elimination of, the Corporation’s ability to utilize its Tax Benefits, and attorneys’ and auditors’ fees incurred in connection with such violation.
     Section 8.10 Obligation To Provide Information
     As a condition to the registration of the Transfer of any Shares, any Person who is a beneficial, legal or record holder of Shares, and any proposed Transferee and any Person controlling, controlled by or under common control with the proposed Transferee, shall provide such information as the Corporation may request from time to time in order to determine compliance with this Article 8 or the status of the Tax Benefits of the Corporation.
     Section 8.11 Legends
     The Board of Directors may require that any certificates issued by the Corporation evidencing ownership of Shares that are subject to the restrictions on transfer and ownership contained in this Article 8 bear the following legend:
     “THE BY-LAWS, AS AMENDED FROM TIME TO TIME (THE “BY-LAWS”), OF THE CORPORATION CONTAIN RESTRICTIONS PROHIBITING THE TRANSFER (AS DEFINED IN THE BY-LAWS) OF COMMON SHARES OF THE CORPORATION (INCLUDING THE CREATION OR GRANT OF CERTAIN OPTIONS, RIGHTS AND WARRANTS) WITHOUT THE PRIOR AUTHORIZATION OF THE BOARD OF DIRECTORS OF THE CORPORATION (THE “BOARD OF DIRECTORS”) IF SUCH TRANSFER AFFECTS THE PERCENTAGE OF STOCK OF THE CORPORATION (WITHIN THE MEANING OF SECTION 382 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) AND THE TREASURY REGULATIONS PROMULGATED THEREUNDER), THAT IS TREATED AS OWNED BY A 4.9 PERCENT SHAREHOLDER UNDER THE CODE AND SUCH REGULATIONS. IF THE TRANSFER RESTRICTIONS ARE VIOLATED, THEN THE TRANSFER WILL BE VOID AB INITIO AND THE PURPORTED TRANSFEREE OF THE SHARES WILL BE REQUIRED TO TRANSFER EXCESS SECURITIES (AS DEFINED IN THE BY-LAWS) TO THE CORPORATION’S AGENT. IN THE EVENT OF A TRANSFER WHICH DOES NOT INVOLVE SECURITIES OF THE CORPORATION WITHIN THE MEANING OF THE BUSINESS CORPORATION ACT OF THE STATE OF MICHIGAN (“SECURITIES”) BUT WHICH WOULD VIOLATE THE TRANSFER RESTRICTIONS, THE PURPORTED TRANSFEREE (OR THE RECORD OWNER) OF THE SECURITIES WILL BE REQUIRED TO TRANSFER SUFFICIENT SECURITIES PURSUANT TO THE TERMS PROVIDED FOR IN THE CORPORATION’S BY-LAWS TO CAUSE THE 4.9 PERCENT SHAREHOLDER TO NO LONGER BE IN VIOLATION OF THE TRANSFER RESTRICTIONS. THE CORPORATION WILL FURNISH WITHOUT CHARGE TO THE HOLDER OF RECORD OF THIS CERTIFICATE A COPY OF

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THE BY-LAWS, CONTAINING THE ABOVE-REFERENCED TRANSFER RESTRICTIONS, UPON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS.”
     The Board of Directors may also require that any certificates issued by the Corporation evidencing ownership of Shares that are subject to conditions imposed by the Board of Directors under Section 9.3 also bear a conspicuous legend referencing the applicable restrictions.
     Section 8.12 Authority Of Board Of Directors
     (1) The Board of Directors shall have the power to determine all matters necessary for assessing compliance with this Article 8, including, without limitation, (i) the identification of 4.9-percent Shareholders, (ii) whether a Transfer is a 4.9-percent Transaction or a Prohibited Transfer, (iii) the Percentage Share Ownership in the Corporation of any 4.9-percent Shareholder, (iv) whether an instrument constitutes a Corporation Security, (v) the amount (or fair market value) due to a Purported Transferee pursuant to Section 8.6, and (vi) any other matters which the Board of Directors determines to be relevant; and the good faith determination of the Board of Directors on such matters shall be conclusive and binding for all the purposes of this Article 8. In addition, the Board of Directors may, to the extent permitted by law, from time to time establish, modify, amend or rescind by-laws, regulations and procedures of the Corporation not inconsistent with the provisions of this Article 9 for purposes of determining whether any Transfer of Corporation Securities would jeopardize the Corporation’s ability to preserve and use the Tax Benefits and for the orderly application, administration and implementation of this Article 8.
     (2) Nothing contained in this Article 8 shall limit the authority of the Board of Directors to take such other action to the extent permitted by law as it deems necessary or advisable to protect the Corporation and its shareholders in preserving the Tax Benefits. Without limiting the generality of the foregoing, in the event of a change in law making one or more of the following actions necessary or desirable, the Board of Directors may, by adopting a written resolution, (i) accelerate or extend the Expiration Date, (ii) modify the ownership interest percentage in the Corporation or the Persons or groups covered by this Article 8, (iii) modify the definitions of any terms set forth in this Article 8 or (iv) modify the terms of this Article 8 as appropriate, in each case, in order to prevent an ownership change for purposes of Section 382 of the Code as a result of any changes in applicable Treasury Regulations or otherwise; provided, however, that the Board of Directors shall not cause there to be such acceleration, extension or modification unless it determines, by adopting a written resolution, that such action is reasonably necessary or advisable to preserve the Tax Benefits or that the continuation of these restrictions is no longer reasonably necessary for the preservation of the Tax Benefits. Shareholders of the Corporation shall be notified of such determination through a filing with the Securities and Exchange Commission or such other method of notice as the Secretary of the Corporation shall deem appropriate.
     (3) In the case of an ambiguity in the application of any of the provisions of this Article 8, including any definition used herein, the Board of Directors shall have the power to determine the application of such provisions with respect to any situation based on its reasonable belief, understanding or knowledge of the circumstances. In the event this Article 8 requires an

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action by the Board of Directors but fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this Article 8. All such actions, calculations, interpretations and determinations which are done or made by the Board of Directors in good faith shall be conclusive and binding on the Corporation, the Agent, and all other parties for all other purposes of this Article 8. The Board of Directors may delegate all or any portion of its duties and powers under this Article 8 to a committee of the Board of Directors as it deems necessary or advisable and, to the fullest extent permitted by law, may exercise the authority granted by this Article 8 through duly authorized officers or agents of the Corporation. Nothing in this Article 8 shall be construed to limit or restrict the Board of Directors in the exercise of its fiduciary duties under applicable law.
     Section 8.13 Reliance
     To the fullest extent permitted by law, the Corporation and the members of the Board of Directors shall be fully protected in relying in good faith upon the information, opinions, reports or statements of the chief executive officer, the chief financial officer, the chief accounting officer or the corporate controller of the Corporation and the Corporation’s legal counsel, independent auditors, transfer agent, investment bankers or other employees and agents in making the determinations and findings contemplated by this Article 8. The members of the Board of Directors shall not be responsible for any good faith errors made in connection therewith. For purposes of determining the existence and identity of, and the amount of any Corporation Securities owned by any shareholder, the Corporation is entitled to rely on the existence and absence of filings of Schedule 13D or 13G under the 1934 Act (or similar filings), as of any date, subject to its actual knowledge of the ownership of Corporation Securities.
     Section 8.14 Benefits Of This Article 8
     Nothing in this Article 8 shall be construed to give to any Person other than the Corporation or the Agent any legal or equitable right, remedy or claim under this Article 8. This Article 8 shall be for the sole and exclusive benefit of the Corporation and the Agent.
     Section 8.15 Severability
     The purpose of this Article 8 is to facilitate the Corporation’s ability to maintain or preserve its Tax Benefits. If any provision of this Article 8 or the application of any such provision to any Person or under any circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Article 8.
     Section 8.16 Waiver
     With regard to any power, remedy or right provided herein or otherwise available to the Corporation or the Agent under this Article 9, (a) no waiver will be effective unless expressly contained in a writing signed by the waiving party; and (b) no alteration, modification or impairment will be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.

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ARTICLE 9
FISCAL YEAR
     The fiscal year of the Corporation shall be fixed by the Board of Directors from time to time, subject to applicable law.
ARTICLE 10
CORPORATE SEAL
     The corporate seal, if any, shall be in such form as shall be approved from time to time by the Board of Directors.
ARTICLE 11
RELIANCE UPON BOOKS, REPORTS AND RECORDS
     Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.
ARTICLE 12
AMENDMENTS
     These Bylaws, except as provided by applicable law or the Articles of Incorporation, or as otherwise set forth in these Bylaws, may be amended or repealed at any regular or special meeting of the entire Board; provided, however, that (a) a notice specifying the change or amendment shall have been given at a previous regular meeting and entered in the minutes of the Board; (b) a written statement describing the change or amendment shall be made in the notice delivered to the directors of the meeting at which the change or amendment shall be acted upon; and (c) any Bylaw made by the Board may be altered, amended, rescinded or repealed by the holders of shares of capital stock presenting a majority of the securities entitled to vote thereon at any annual meeting or at any special meeting called for that purpose in accordance with the percentage requirements set forth in the Articles of Incorporation and/or these Bylaws. Notwithstanding the foregoing, any provision of these Bylaws that contains a supermajority voting requirement shall only be altered, amended, rescinded or repealed by a vote of the Board or holders of capital stock entitled to vote thereon that is not less than the supermajority specified in such provision.

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ARTICLES OF MERGER
FREMONT REORGANIZING CORPORATION

ARTICLES OF MERGER
     These Articles of Merger are submitted for filing to the Secretary of State of the State of Nevada pursuant to Nevada Revised Statutes Section 92A.200.
Article I
Plan of Merger
     Pursuant to the provisions of Section 92A of the Nevada Revised Statutes (“NRS”) and Section 1110 of the California Corporations Code, Fremont General Corporation, a Nevada corporation (“MergerCo”), 175 N. Riverview Drive, Anaheim Hills, CA 92808, and Fremont Reorganizing Corporation, a California corporation (“FRC”), 175 N. Riverview Drive, Anaheim Hills, CA 92808, entered into a Plan of Merger by the terms of which MergerCo became the surviving corporation in said merger.
Article II
Approval of Plan of Merger
     The Plan of Merger has been presented to the stockholders and directors of the constituent corporations in the manner and to the extent required by law and the corporations’ articles of incorporation and bylaws and has been approved as follows:
     The directors of MergerCo are deemed to have approved and adopted the Plan of Merger pursuant to NRS 78.622, Section 1400 of the California Corporations Code, and Section 7 of the confirmed Chapter 11 reorganization plan of MergerCo attached hereto as Exhibit A.
     The common stockholders of MergerCo are deemed to have approved and adopted the Plan of Merger pursuant to NRS 78.622, Section 1400 of the California Corporations Code and Section 7 of the confirmed Chapter 11 reorganization plan of MergerCo attached hereto as Exhibit A.
     The directors of FRC approved and adopted the Plan of Merger by unanimous written consent dated [ ].
     MergerCo, the sole common stockholder of FRC, is deemed to have approved and adopted the Plan of Merger pursuant to NRS 78.622, Section 1400 of the California Corporations Code, and Section 7 of the confirmed Chapter 11 reorganization plan of MergerCo attached hereto as Exhibit A.
Article III
Terms of Plan of Merger
     The merger provided for herein shall become effective at the close of business on the date it is filed with the Secretary of State of the State of Nevada and the Secretary of State of the State of California.

     The terms of the Plan of Merger provided that all of the stock of FRC will be cancelled and that all intercompany claims and obligations of MergerCo and FRC shall be eliminated.
     The Plan of Merger is on file at the registered office of MergerCo.
Article IV
Surviving Corporation
     The address of the surviving corporation shall be:
Fremont General Corporation 175
N. Riverview Drive, Anaheim
Hills, CA 92808

     IN WITNESS HEREOF, these Articles of Merger have been signed this [ ] day of March, 2010.

FREMONT GENERAL CORPORATION

By:

FREMONT	REORGANIZING CORPORATION

By:

PLAN OF MERGER
     THIS PLAN OF MERGER, dated as of March [ ], 2010, (the “Plan”) is made and entered into by and among FREMONT GENERAL CORPORATION, a Nevada corporation (“MergerCo”), 175 N. Riverview Drive, Anaheim Hills, CA 92808 and FREMONT REORGANIZING CORPORATION, a California corporation (“FRC”), 175 N. Riverview Drive, Anaheim Hills, CA 92808. MergerCo is sometimes referred to as the “Surviving Corporation.” MergerCo and FRC are sometimes hereinafter collectively referred to as the “Constituent Corporations.” IN CONSIDERATION of the mutual covenants and agreements herein contained and for the purpose of setting forth the terms and conditions of said merger and such other provisions as are deemed necessary or desirable, the parties hereto have agreed and do hereby agree as follows:
ARTICLE I
MERGER AND NAME OF SURVIVING CORPORATION
     On the effective date of the merger, FRC and MergerCo shall cease to exist separately and FRC shall be merged with and into MergerCo, which is hereby designated as the Surviving Corporation, the name of which on and after the effective date of the merger shall remain “Fremont General Corporation”.
ARTICLE II
TERMS AND CONDITIONS OF MERGER
     The terms and conditions of the merger are (in addition to those set forth elsewhere in this Plan) as follows:
     (a) On the effective date of the merger:
          (1) FRC shall be merged into MergerCo to form a single corporation, and MergerCo shall be and is designated herein as the Surviving Corporation.
          (2) The separate existence of FRC shall cease.
          (3) The Surviving Corporation shall have all the rights, privileges, immunities and powers, and shall be subject to all duties and liabilities of a corporation organized under the laws of the state of Nevada.
          (4) The Surviving Corporation shall thereupon and thereafter possess all the rights, privileges, immunities and franchises of a public, as well as of a private, nature of FRC, and all property, real, personal and mixed, and all debts due of whatever account, including subscriptions to shares and all other choses in action, and all and every other interest of or belonging to or due to FRC shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed. The title to any real estate or any interest herein vested in FRC shall not revert or be in any way impaired by reason of the merger. The Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of FRC. Any claim existing or action or proceeding pending by or against FRC may be prosecuted as if the merger had not taken place, or the Surviving Corporation may be substituted in place of FRC. Neither the rights of creditors nor any liens on the property of FRC shall be impaired by the merger. Notwithstanding the foregoing, all intercompany claims and obligations of MergerCo and FRC shall be eliminated upon the effective date of the merger.
     (b) On the effective date of the merger, the board of directors of the Surviving Corporation and the members thereof shall be and consist of the members of the board of directors of MergerCo as of [ ], to serve thereafter in accordance with the bylaws of the Surviving Corporation and until their respective successors shall have been duly elected and qualified in accordance with such bylaws and the laws of the state of Nevada.
     (c) On the effective date of the merger, the officers of the Surviving Corporation shall be and consist of the officers of MergerCo as of [ ], such officers to serve thereafter in accordance with the bylaws of the Surviving Corporation and until their respective successors shall have been duly elected and qualified in accordance with such bylaws and the laws of the state of Nevada. If, on the effective date of the merger, a vacancy shall exist in the board of directors or in any of the offices of the Surviving Corporation, such vacancy may be filled in the manner provided in the bylaws of the Surviving Corporation and the laws of the state of Nevada.
ARTICLE III
MANNER AND BASIS OF CONVERTING SHARES OF STOCK
     The shares of FRC shall be surrendered to and cancelled by the Surviving Corporation upon the effective date of the merger. The shares of MergerCo common stock issued and outstanding shall remain issued and outstanding as shares of common stock of the Surviving Corporation.
ARTICLE IV
ARTICLES OF INCORPORATION AND BYLAWS
     (a) The articles of incorporation of MergerCo, shall, on the merger becoming effective, constitute the articles of incorporation of the Surviving Corporation, unless and until amended in the manner provided by law.
     (b) The bylaws of MergerCo shall, on the merger becoming effective, be and constitute the bylaws of the Surviving Corporation until amended in the manner provided by law.
ARTICLE V
OTHER PROVISIONS WITH RESPECT TO MERGER
          This Plan shall be submitted to the board of directors and shareholders of FRC and to the board of directors of MergerCo to the extent required by the laws of the states of Nevada and California, as applicable. After the approval or adoption of this Plan in accordance with the requirements of the laws of the states of Nevada and California, as applicable, all required documents shall be executed, acknowledged, certified, filed and recorded in accordance with all requirements of the states of Nevada and California, as applicable.

ARTICLE VI
APPROVAL AND EFFECTIVE DATE OF THE MERGER;
MISCELLANEOUS MATTERS
     (a) In order to aid the parties in establishing a date certain for effectiveness of the merger for accounting and other purposes, the merger shall be deemed to have become effective on filing of articles of merger, setting forth the information required by and executed and certified in accordance with the laws of the states of Nevada and California with the Secretary of State of the State of Nevada and with the Secretary of State of the State of California, and each such office shall have issued a certified copy reflecting such filing.
     (b) If, at any time, the Surviving Corporation shall deem or be advised that any further grants, assignments, confirmations or assurances are necessary or desirable to vest, perfect or confirm title in the Surviving Corporation, of record or otherwise, to any property of FRC acquired or to be acquired by, or as a result of, the merger, the officers and directors of FRC or any of them shall be severally and fully authorized to execute and deliver any and all such deeds, assignments, confirmations and assurances and to do all things necessary or proper, so as to best prove, confirm and ratify title to such property in the Surviving Corporation and otherwise carry out the purposes of the merger and the terms of this Plan.
     (c) For the convenience of the parties and to facilitate the filing and recording of this Plan, any number of counterparts hereof may be executed, and each such counterpart shall be deemed to be an original instrument and all such counterparts together shall be considered one instrument.
     (d) This Plan cannot be altered or amended except pursuant to an instrument in writing signed on behalf of the parties hereto.

IN WITNESS WHEREOF, each Constituent Corporation has caused this Plan to be executed, all as of the date first above written.

FREMONT GENERAL CORPORATION

By:

FREMONT	REORGANIZING CORPORATION

By:

ARTICLES OF MERGER
FREMONT GENERAL CREDIT CORPORATION

ARTICLES OF MERGER
     These Articles of Merger are submitted for filing to the Secretary of State of the State of Nevada pursuant to Nevada Revised Statutes Section 92A.200.
Article I
Plan of Merger
     Pursuant to the provisions of Section 92A of the Nevada Revised Statutes (“NRS”) and Section 1110 of the California Corporations Code, Fremont General Corporation, a Nevada corporation (“MergerCo”), 175 N. Riverview Drive, Anaheim Hills, CA 92808, and Fremont General Credit Corporation, a California corporation (“FGCC), 2727 East Imperial Highway, Brea, CA 92821, entered into a Plan of Merger by the terms of which Merger Co became the surviving corporation in said merger.
Article II
Approval of Plan of Merger
     The Plan of Merger has been presented to the stockholders and directors of the constituent corporations in the manner and to the extent required by law and the corporations’ articles of incorporation and bylaws and has been approved as follows:
     The directors of MergerCo are deemed to have approved and adopted the Plan of Merger pursuant to NRS 78.622, Section 1400 of the California Corporations Code, and Section 7 of the confirmed Chapter 11 reorganization plan of MergerCo attached hereto as Exhibit A.
     The common stockholders of MergerCo are deemed to have approved and adopted the Plan of Merger pursuant to NRS 78.622, Section 1400 of the California Corporations Code, and Section 7 of the confirmed Chapter 11 reorganization plan of MergerCo attached hereto as Exhibit A.
     The directors of FGCC approved and adopted the Plan of Merger by unanimous written consent dated [ ].
     MergerCo, the sole common stockholder of FGCC, is deemed to have approved and adopted the Plan of Merger pursuant to NRS 78.622, Section 1400 of the California Corporations Code, and Section 7 of the confirmed Chapter 11 reorganization plan of MergerCo attached hereto as Exhibit A.
Article III
Terms of Plan of Merger
     The merger provided for herein shall become effective at the close of business on the date it is filed with the Secretary of State of the State of Nevada and the Secretary of State of the State of California.

     The terms of the Plan of Merger provided that all of the stock of FGCC will be cancelled and that all intercompany claims and obligations of MergerCo and FGCC shall be eliminated.
     The Plan of Merger is on file at the registered office of MergerCo.
Article IV
Surviving Corporation
The address of the surviving corporation shall be:
Fremont General Corporation
175 N. Riverview Drive,
Anaheim Hills, CA 92808

     IN WITNESS HEREOF, these Articles of Merger have been signed this [ ] day of March, 2010.

FREMONT GENERAL CORPORATION

By:

FREMONT GENERAL CREDIT CORPORATION

By:

PLAN OF MERGER
          THIS PLAN OF MERGER, dated as of March [ ]} 2010, (the “Plan”) is made and entered into by and among FREMONT GENERAL CORPORATION, a Nevada corporation (“MergerCo”), 175 N. Riverview Drive, Anaheim Hills, CA 92808 and FREMONT GENERAL CREDIT CORPORATION, a California corporation (“FGCC), 2727 East Imperial Highway, Brea, CA 92821. MergerCo is sometimes referred to as the “Surviving Corporation.” MergerCo and FGCC are sometimes hereinafter collectively referred to as the “Constituent Corporations.” IN CONSIDERATION of the mutual covenants and agreements herein contained and for the purpose of setting forth the terms and conditions of said merger and such other provisions as are deemed necessary or desirable, the parties hereto have agreed and do hereby agree as follows:
ARTICLE I
MERGER AND NAME OF SURVIVING CORPORATION
     On the effective date of the merger, FGCC and MergerCo shall cease to exist separately and FGCC shall be merged with and into MergerCo, which is hereby designated as the Surviving Corporation, the name of which on and after the effective date of the merger shall remain “Fremont General Corporation”.
ARTICLE II
TERMS AND CONDITIONS OF MERGER
     The terms and conditions of the merger are (in addition to those set forth elsewhere in this Plan) as follows:
     (a) On the effective date of the merger:
          (1) FGCC shall be merged into MergerCo to form a single corporation, and MergerCo shall be and is designated herein as the Surviving Corporation.
          (2) The separate existence of FGCC shall cease.
          (3) The Surviving Corporation shall have all the rights, privileges, immunities and powers, and shall be subject to all duties and liabilities of a corporation organized under the laws of the state of Nevada,
          (4) The Surviving Corporation shall thereupon and thereafter possess all the rights, privileges, immunities and franchises of a public, as well as of a private, nature of FGCC, and all property, real, personal and mixed, and all debts due of whatever account, including subscriptions to shares and all other choses in action, and all and every other interest of or belonging to or due to FGCC shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed. The title to any real estate or any interest herein vested in FGCC shall not revert or be in any way impaired by reason of the merger. The Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of FGCC. Any claim existing or action or proceeding pending by or against FGCC may be prosecuted as if the merger had not taken place, or the Surviving Corporation may be substituted in place of FGCC. Neither the rights of creditors nor any liens on the property of FGCC shall be impaired by the merger. Notwithstanding the foregoing, all intercompany claims and obligations of MergerCo and FGCC shall be eliminated upon the effective date of the merger.
     (b) On the effective date of the merger, the board of directors of the Surviving Corporation and the members thereof shall be and consist of the members of the board of directors of MergerCo as of [ ], to serve thereafter in accordance with the bylaws of the Surviving Corporation and until their respective successors shall have been duly elected and qualified in accordance with such bylaws and the laws of the state of Nevada.
     (c) On the effective date of the merger, the officers of the Surviving Corporation shall be and consist of the officers of MergerCo as of [ ], such officers to serve thereafter in accordance with the bylaws of the Surviving Corporation and until their respective successors shall have been duly elected and qualified in accordance with such bylaws and the laws of the state of Nevada. If, on the effective date of the merger, a vacancy shall exist in the board of directors or in any of the offices of the Surviving Corporation, such vacancy may be filled in the manner provided in the bylaws of the Surviving Corporation and the laws of the state of Nevada.
ARTICLE III
MANNER AND BASIS OF CONVERTING SHARES OF STOCK
     The shares of FGCC shall be surrendered to and cancelled by the Surviving Corporation upon the effective date of the merger. The shares of MergerCo common stock issued and outstanding shall remain issued and outstanding as shares of common stock of the Surviving Corporation.
ARTICLE IV
ARTICLES OF INCORPORATION AND BYLAWS
     (a) The articles of incorporation of MergerCo, shall, on the merger becoming effective, constitute the articles of incorporation of the Surviving Corporation, unless and until amended in the manner provided by law.
     (b) The bylaws of MergerCo shall, on the merger becoming effective, be and constitute the bylaws of the Surviving Corporation until amended in the manner provided by law.
ARTICLE V
OTHER PROVISIONS WITH RESPECT TO MERGER
     This Plan shall be submitted to the board of directors and shareholders of FGCC and to the board of directors of MergerCo to the extent required by the laws of the states of Nevada and California, as applicable. After the approval or adoption of this Plan in accordance with the requirements of the laws of the states of Nevada and California, as applicable, all required documents shall be executed, acknowledged, certified, filed and recorded in accordance with all requirements of the states of Nevada and California, as applicable.

ARTICLE VI
APPROVAL AND EFFECTIVE DATE OF THE MERGER;
MISCELLANEOUS MATTERS
     (a) In order to aid the parties in establishing a date certain for effectiveness of the merger for accounting and other purposes, the merger shall be deemed to have become effective on filing of articles of merger, setting forth the information required by and executed and certified in accordance with the laws of the states of Nevada and California with the Secretary of State of the State of Nevada and with the Secretary of State of the State of California, and each such office shall have issued a certified copy reflecting such filing.
     (b) If, at any time, the Surviving Corporation shall deem or be advised that any further grants, assignments, confirmations or assurances are necessary or desirable to vest, perfect or confirm title in the Surviving Corporation, of record or otherwise, to any property of FGCC acquired or to be acquired by, or as a result of, the merger, the officers and directors of FGCC or any of them shall be severally and fully authorized to execute and deliver any and all such deeds, assignments, confirmations and assurances and to do all things necessary or proper, so as to best prove, confirm and ratify title to such property in the Surviving Corporation and otherwise carry out the purposes of the merger and the terms of this Plan.
     (c) For the convenience of the parties and to facilitate the filing and recording of this Plan, any number of counterparts hereof may be executed, and each such counterpart shall be deemed to be an original instrument and all such counterparts together shall be considered one instrument.
     (d) This Plan cannot be altered or amended except pursuant to an instrument in writing signed on behalf of the parties hereto.

          IN WITNESS WHEREOF, each Constituent Corporation has caused this Plan to be executed, all as of the date first above written.

FREMONT GENERAL CORPORATION

By:

FREMONT GENERAL CREDIT CORPORATION

By:

In re:		CHAPTER. 11
Fremont General Corporation Debtor(s).	Debtor(s).	CASE NUMBER: 8:08-bk-13421-ES
NOTE: When using this form to indicate service of a proposed order, DO NOT list any person or entity in Category I. Proposed orders do not generate an NEF because only orders that have been entered are placed on a CM/ECF docket.
PROOF OF SERVICE OF DOCUMENT
I am over the age of 18 and not a party to this bankruptcy case or adversary proceeding. My business address is:
     611 Anton Blvd., Suite 1400, Costa Mesa, CA 92626
A true and correct copy of the foregoing document described as SIGNATIRE HOLDINGS, LLC’S CHAPTER 11 FOURTH AMENDED PLAN OF REORGANIZATION
                                                             will be served or was served (a) on the judge in chambers in the form and manner required by LBR 5005-2(d), and (b) in the manner indicated below:
I. TO BE SERVED BY THE COURT VIA NOTICE OF ELECTRONIC FILING (“NEF”) — Pursuant to controlling General Order(s) and Local Bankruptcy Rule(s) (“LBR”), the foregoing document will be served by the court via NEF and hyperlink to the document. On May 24, 2010 I checked the CM/ECF docket for this bankruptcy case or adversary proceeding and determined that the following person(s) are on the Electronic Mail Notice List to receive NEF transmission at the email addressed indicated below:
•	Kyra E Andrassy kandrassy@wgllp.com

•	Kristen N Beall kbeall@pattonboggs.com, bmcilwain@pattonboggs.com

•	Reem J Bello rbello@wgllp.com

•	Ron Bender rb@lnbrb.com

•	Dustin P Branch dustin.branch@kattenlaw.com

•	Brendt C Butler BButler@rutan.com

•	Frank Cadigan frank.cadigan@usdoj.gov

•	Gary O Caris gcaris@mckennalong.com, pcoates@mckennalong.com

•	Lisa W Chao lisa.chao@doj.ca.gov

•	Eric A Cook ecook@ebglaw.com

•	Kristopher Davis ksdavis@ebglaw.com

•	Ted A Dillman Ted.dillman@lw.com

•	Willis B Douglass Willis.B.Douglass@irscounsel.treas.gov

•	Jesse S Finlayson jfinlayson@faw-law.com, wmills@faw-law.com

•	Philip A Gasteier pag@lnbrb.com

•	Peter J Gurfein pgurfein@akingump.com

•	Matthew Heyn mheyn@ktbslaw.com

•	Whitman L Holt wholt@stutman.com

•	Mark D Houle mark.houle@pillsburylaw.com

•	Michelle Hribar mhribar@rutan.com

•	Sean A Kading skading@marshackhays.com

•	Derek J Kaufman derek.kaufman@mto.com

•	William H. Kiekhofer wkiekhofer@mcguirewoods.com

•	Lewis R Landau lew@landaunet.com

•	Thomas A. Lee 2 notices@becket-lee.com

•	Kerri A Lyman klyman@irell.com

•	Richard A Marshack rmarshack@marshackhays.com, lbergini@marshackhays.com

•	Robert S Marticello Rmarticello@wgllp.com *

•	Neeta Menon nmenon@stutman.com

•	Sarah D Moyed moyeds@sec.gov

•	Mike D Neue mneue@thelobelfirm.com, csolorzano@thelobelfirm.com

•	Aram Ordubegian ordubegian.aram@arentfox.com

•	David L Osias bcrfilings@allenmatkins.com, dosias@allenmatkins.com

•	Christina M Padien cmoore@akingump.com
This form is mandatory. It has been approved for use by the United States Bankruptcy Court for the Central District of California.

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•	Jonathan Petrus Jpetrus @Ictbslaw.com

•	David M Poitras dpoitras@jmbm.com

•	Christopher E Prince cprince@lesnickprince.com

•	Michael B Reynolds mreynolds@swlaw.com, kcoliins@swlaw.com

•	Neal Salisian nsalisian@morganiewis.com

•	John P Schafer jps@mandersonilp.com

•	Sarah Seewer sarah.seewer@kirkland.com

•	Jonathon Shenson jshenson@ktbslaw.com

•	Evan D Smiley esmiley@wgllp.com

•	Philip E Strok pstrok@wgllp.com

•	Samuel J Teele steele@lowenstein.com

•	United States Trustee (SA) ustpregion16.sa.ecf@usdoj.gov

•	Thomas J Welsh tomwelsh@orrick.com

•	Brian D Wesley brian.wesley@doj.ca.gov

•	Alan Z Yudkowsky ayudkowsky@stroock.com

•	Scott H Yun syun@stutman.com
☐ Service information continued on attached page
II. SERVED BY U.S. MAIL OR OVERNIGHT MAIL (indicate method for each person or entity served):
On May 24, 2010 I served the following person(s) and/or entity(ies) at the last known address(es) in this bankruptcy case or adversary proceeding by placing a true and correct copy thereof in a sealed envelope in the United States Mail, first class, postage prepaid, and/or with an overnight mail service addressed as follow. Listing the judge here constitutes a declaration that mailing to the judge will be completed no later than 24 hours after the document is filed.
☑ Service information continued on attached page
III. SERVED BY PERSONAL DELIVERY. FACSIMILE TRANSMISSION OR EMAIL (indicate method for each person or entity served): Pursuant to F.R.Civ.P. 5 and/or controlling LBR, on May 25, 2010 I served the following person(s) and/or entity(ies) by personal delivery, or (for those who consented in writing to such service method) by facsimile transmission and/or email as follows. Listing the judge here constitutes a declaration that mailing to the judge will be completed no later than 24 hours after the document is filed           *** I caused our attorney service to deliver.
Hon. Erithe A. Smith, U.S. Bankruptcy Ct.
411 W. Fourth Street, Santa Ana, CA 92701
(Bin Outside or Room 5097)
☐ Service information continued on attached page
I declare under penalty of perjury under the laws of the United States of America that the foregoing is true and correct.

May 24, 2010	Amie Tancas	/s/ Amie Tancas

Date	Type Name	Signature
This form is mandatory. It has been approved for use by the United States Bankruptcy Court for the Central District of California.

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In re:		CHAPTER. 11
Fremont General Cooperation Debtor(s).	Debtor(s).	CASE NUMBER: 08-13421-ES
ADDITIONAL SERVICE INFORMATION (if needed):
AMERICA’S SERVICING COMPANY
c/o McCalla Raymer LLC
1544 Old Alabama Rd
Roswell, GA 30076
James Bielan
1128 Cherry Hill Ln
Webster, NY 14580
Bocarsly Emden Cowan Esmail & Arndt LLP
633 West Fifth Street, 70th Floor
Los Angeles, CA 90071
Gregg Brugger
Walters McCluskey & Boehle
200 N Sepulveda Boulevard, Suite 300
El Segundo, CA 90245
Peter J Callaghan
8837 N Congress Ave Apt 717
Kansas City, MO 64153
Young Sook Chun
3525 Sawtelle Blvd #209
Los Angeles, CA 90066
Florence W Cook
Linda Deacon
Bate Peterson Deacon Zinn & Young LLP
888 S. Figueroa Street, 15th Fl
Los Angeles, CA 90017
Damian Donder
12 Ferry Crossing Dr SE
Rome, GA 30161
Charles E Elder
Irell & Manella LLP
1800 Ave of the Stars Ste 900
Los Angeles, CA 90067-4276
Federal Insurance Company
Eugene R Fiset
18162 Buena Vista
Yorba Linda, CA 92886-4011
Jack A Banan
15000 Emory Ln
Rockville, MD 20853
Don Bigelo
2635 E Serrano Ave
Orange, CA 92866
Michael D Braun
Braun Law Group, PC
10680 W. Pico Blvd., Suite 280
Los Angeles, CA 90064-7202
Larry J Caldwell
Caldwell Law Firm
1380 Lead Hill Ste 106
Roseville, CA 95661
George T Caplan
Epstein Becker & Green, PC
1925 Century Park E Ste 500
Los Angeles, CA 90067
Larry Cole
152 Piper Ln
Sonoma, CA 95476
Eugene Cowan
Bocarsly Emden Cowan Esmail & Arndt LLP
633 W Fifth Street, 70th Floor
Los Angeles, CA 90071
Deutsche Bank National Trust Co., as Trustee
Morgan, Lewis & Bockius LLP
One Market, Spear Street Tower
San Francisco, CA 94105-1126
William C. Dresser
4 N Second Street, Suite 1230
San Jose, CA 95113-1307
Evelyn Gofberg
Alex Feldman
1700 E 15th Apt #B4
Brooklyn, NY 11229
Randy Fox
14515 S Mullen
Olathe, KS 66062
This form is mandatory. It has been approved for use by the United States Bankruptcy Court for the Central District of California.

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Glenn S Gardipee
3111 Liberty Bell Rd
Green Bay, Wl 54313
Evelyn Gofberg
100 Alnwick
Malvern, NY 11565
Leonard Gumport
550 S Hope Street, #825
Los Angeles, CA 90071-2627
Katherine E Hay
200 N Sepulveda Blvd #300
El Segundo, CA 90245
James P Houpt
Orrick Herrington & Sutcliffe LLP
400 Capital Mall Ste 3000
Sacramento, CA 95814-4497
David V. Ing
3108 Kaohinani Drive
Honolulu, HI 96817-1039
Vivek lyengar
627 E 6th St
Hinsdale, IL 60521
Robert W Jones
Patton Boggs LLP
2001 Ross Ave Ste 3000
Dallas, TX 75201-8001
Fritz Keller
3003 Memorial Ct Apt 1113
Houston, TX 77007
Melinda Kolpin
17747 Camino de Yatsto
Pacific Palisades, CA 90272
KPMG Corporate Finance LLC
Plaza Tower Ste 700
600 Anton Blvd
Costa Mesa, CA 92626-7651
Michael C Lieb
Willenken Wilson Loh & Lieb, LLP
707 Wilshire Blvd Ste 3850
Los Angeles, CA 90017
Terry L Mason
PO Box 14
Shasta Lake, CA 96019
George Miranda
12012 Arndt rd
Aurora, OR 97002
Norah D. Molnar
Patton Boggs LLP
2550 M Street NW
Washington, DC 20037-1350
Eric J. Glassman
Mennemeier Glassman & Stroud LLP
980 9th St Ste 1700
Sacramento, CA 95814
Ronald Groden
John Haack
2500 Village Ln
Foristell, MO
Jean M. Healey
Office of the Attorney General
One Ashburton Place, 18th Floor
Boston, MA 02108
William M ladarola
6B Liberty Ste 245
Aliso Viejo, CA 92656
Iron Mountain Information Management, Inc.
c/o Frank F McGinn
155 Federal St, 9th Fl
Boston, MA 02110
Zeb Jenkins
74 Mapleview Rd
Cheektowaga, NY 14225
Raymond B. Jue
300 S. Spring St. #500
Los Angeles, CA 90013
Shmuel Klein
268 Route 59 West
Spring Valley, NY 10977
William J Kostka
Kurtzman Carson Consultants LLC
Attn: James Le
2335 Alaska Avenue
El Segundo, CA 90245
Anthony Lombardo
2014 Julius Ct
Walnut Creek, CA 94598
Colin Milner
4392 Forest Hill Rd
Stow, OH 44224
John M Mlynick
23 Mechanic St
Shelburne Falls, MA 01370
Andrey (Andre) Mutchnik
17, de la Poudriere #105
Montreal, Quebec, Canada, H4G 3J5
This form is mandatory. It has been approved for use by the United States Bankruptcy Court for the Central District of California.

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Simon T Ndongo
PO Box 66332
Mobile, AL 36660
Ronald J Nicolas
George B Piggott
2 Park Plaza, Ste 300
Irvine, CA 92614-0500
Jae Park
6152 Stanton Ave Apt B212
Buena Park, CA 90621
Dong Dang Pham
701 NE 20th St
Moore, OK 73160
Jonathan D. Plaut
Chardon Law Offices
One State Street, Suite 1200
Boston, MA 02109
Raymond C Prospero
3638 University Ave Ste 249
Riverside, CA 92501
Centrell Reed
11698 Capitan Lane
Frisco, TX 75034
John Schultheis
Greg Seidel
10297 N Sinclair Cir
Fresno, CA 93730
Feras Shammami
Greg Skypala
10200 Ashton Rd
Amarillo, TX 79119
Mark R Somerstein
Ropes & Gray LLP
1211 Avenue of the Americans
New York, NY 10036-8704
John M Stephan
Office of the Atty General
One Ashburton PI 18th fl
Boston, MA 02108
Rosemarie Toon
9204 Wildwood St
Lorton, VA 22079
Robert Valade
HC 74 Box 21B
Pecos, NM 87552
Tarun Oberoi
90 Millers Lane
Ringwood, NJ 07456
Ramesh Pathak
31 Blaisdell Wy
Fremont, CA 94536
Daniel Pierro
1160 Manchester Way NE
Atlanta, GA 30319
Erik M Pritchard
Troutman Sanders LLP
5 Park Plaza Ste 1200
Irvine, CA 92614-8592
Donald J. Putterman
Kasowitz Benson Torres & Friedman LLP
101 California Street, Suite 2050
San Francisco, CA 94111
Stephanie M. Saito
Bate Peterson Deacon Zinn & Young LLP
888 S Figueroa Street, 15th Floor
Los Angeles, CA 90017
Milan Shah
8273 E Blackwillow
Anaheim, CA 92808
Surendra P Sinha
7734 Tailspin Ln
Scottsdale, AZ 85255
Solon Group, Inc.
350 E 57th Street, Suite 1A
New York, NY 10022
Squar Milner Peterson Miranda & Williamson LLP
William Kirt Toombs
PO Box 173
Ontario, OR 97914
Juan A Torres
Musick, Peeler & Garrett LLP
One Wilshire Blvd., Suite 2000
Los Angeles, CA 90017-3383
Thomas J Welch
Orrick, Herrington & Sutchliffe LLP
400 Capital Mall, Ste 3000
Sacramento, 95814-4497
This form is mandatory. It has been approved for use by the United States Bankruptcy Court for the Central District of California.

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Wells Fargo Bank, N.A.
Thomas J Welsh
Orrick, Herrington & Sutcliffe LLP
400 Capitol Mall Ste 3000
Sacramento, CA 95814-4497
Ronald Wilborn
P.O. Boc 170259
Atlanta, GA 30317
Paul A. Witter
c/o Pamela A. Ashby, Esq
Baylor & Jackson
1025 Connecticut Avenue NW
Suite 1202
Washington, DC 20036
Tom Yoon
3525 Sawtelle Blvd #209
Los Angeles, CA 90066
Wells Fargo Delaware Trust Company
Thomas C Whitesell
c/o Moses Lebovits
1801 Century Park E 9th Fl
Los Angeles, CA 90067
Diane Winchester
18018 N. 93rd Place
Scottsdale, AZ 85255
Bryan Wong
Beck & Jenkins
6830 Palm Avenue
Riverside, CA 92506
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